================================================================================
                                                               EXECUTION COPY


                               U.S. $1,000,000,000
                                (Euro)50,000,000

                                CREDIT AGREEMENT

                          Dated as of February 26, 2003

                                      among

                        CROWN CORK & SEAL AMERICAS, INC.,
                              as the U.S. Borrower,

                          CROWN EUROPEAN HOLDINGS S.A.,
                              as the Euro Borrower,

                     THE SUBSIDIARY BORROWERS NAMED HEREIN,

                              CROWN HOLDINGS, INC.,
                       CROWN INTERNATIONAL HOLDINGS, INC.
                                       and
                        CROWN CORK & SEAL COMPANY, INC.,
                              as Parent Guarantors,

                         THE LENDERS REFERRED TO HEREIN

                                       and

                          CITICORP NORTH AMERICA, INC.,
                            as Administrative Agent,

                                       and

                           CITIBANK INTERNATIONAL plc,
                          as U.K. Administrative Agent
                              --------------------

                         DEUTSCHE BANK SECURITIES INC.,
                              as Syndication Agent
                              --------------------

                          DEUTSCHE BANK SECURITIES INC.
                                       and
                           SALOMON SMITH BARNEY INC.,
                  as Joint Lead Arrangers and Joint Bookrunners
                              --------------------

                   ABN AMRO INCORPORATED, as Joint Bookrunner

                                       and

                   ABN AMRO BANK N.V., as Documentation Agent

================================================================================

                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----
                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------


 SECTION 1.01. Defined Terms...............................................1
 ---------------------------
 SECTION 1.02. Classification of Loans and Borrowings.....................50
 ----------------------------------------------------
 SECTION 1.03. Terms Generally............................................50
 -----------------------------

                                   ARTICLE II
                                   ----------

                                   THE CREDITS
                                   -----------

 SECTION 2.01. Credit Commitments.........................................50
 ---------------------------------
 SECTION 2.02. Procedure for Borrowing....................................53
 -------------------------------------
 SECTION 2.03. Conversion and Continuation Options for Loans..............54
 -----------------------------------------------------------
 SECTION 2.04. [Reserved].................................................55
 ------------------------
 SECTION 2.05. Optional and Mandatory Prepayments of Loans;
 ----------------------------------------------------------
                    Repayments of Term B Loans............................55
                    --------------------------
 SECTION 2.06. Letters of Credit..........................................60
 --------------------------------
 SECTION 2.07. Repayment of Loans; Evidence of Debt.......................65
 --------------------------------------------------
 SECTION 2.08. Interest Rates and Payment Dates...........................66
 ----------------------------------------------
 SECTION 2.09. Computation of Interest....................................67
 -------------------------------------
 SECTION 2.10. Fees.......................................................67
 ------------------
 SECTION 2.11. Termination, Reduction or Adjustment of Commitments........69
 -----------------------------------------------------------------
 SECTION 2.12. Inability to Determine Interest Rate; Unavailability
 ------------------------------------------------------------------
                    of Deposits; Inadequacy of Interest Rate..............70
                    ----------------------------------------
 SECTION 2.13. Pro Rata Treatment and Payments............................73
 ---------------------------------------------
 SECTION 2.14. Illegality.................................................74
 ------------------------
 SECTION 2.15. Requirements of Law........................................75
 ---------------------------------
 SECTION 2.16. Taxes......................................................76
 -------------------
 SECTION 2.17. Indemnity..................................................79
 -----------------------
 SECTION 2.18. Change of Lending Office...................................79
 --------------------------------------
 SECTION 2.19. Sharing of Setoffs.........................................80
 --------------------------------
 SECTION 2.20. Assignment of Commitments Under Certain Circumstances......80
 -------------------------------------------------------------------

                                   ARTICLE III
                                   -----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

 SECTION 3.01. Organization, etc..........................................81
 -------------------------------
 SECTION 3.02. Due Authorization, Non-Contravention, etc..................81
 -------------------------------------------------------

                                                                        Page
                                                                        ----



 SECTION 3.03. Corporate Structure........................................82
 ---------------------------------
 SECTION 3.04. Government Approval, Regulation, etc.......................82
 --------------------------------------------------
 SECTION 3.05. Validity, etc..............................................82
 ---------------------------
 SECTION 3.06. Financial Information......................................82
 -----------------------------------
 SECTION 3.07. No Material Adverse Change.................................83
 ----------------------------------------
 SECTION 3.08. Litigation.................................................83
 ------------------------
 SECTION 3.09. Compliance with Laws and Agreements........................83
 -------------------------------------------------
 SECTION 3.10. Subsidiaries...............................................83
 --------------------------
 SECTION 3.11. Ownership of Properties....................................83
 -------------------------------------
 SECTION 3.12. Taxes......................................................85
 -------------------
 SECTION 3.13. Pension and Welfare Plans..................................85
 ---------------------------------------
 SECTION 3.14. Environmental Warranties...................................85
 --------------------------------------
 SECTION 3.15. Regulations U and X........................................87
 ---------------------------------
 SECTION 3.16. Disclosure; Accuracy of Information; Pro Forma
 ------------------------------------------------------------
                    Balance Sheets and Projections........................87
                    ------------------------------
 SECTION 3.17. Insurance..................................................88
 -----------------------
 SECTION 3.18. Labor Matters..............................................88
 ---------------------------
 SECTION 3.19. Solvency...................................................88
 ----------------------
 SECTION 3.20. Securities.................................................89
 ------------------------
 SECTION 3.21. Indebtedness Outstanding...................................90
 --------------------------------------
 SECTION 3.22. Security Documents.........................................90
 --------------------------------
 SECTION 3.23. Anti-Terrorism Laws........................................92
 ---------------------------------
 SECTION 3.24. Board of Euro Borrower.....................................93
 ------------------------------------

                                   ARTICLE IV
                                   ----------

                                   CONDITIONS
                                   ----------

 SECTION 4.01. Effective Date.............................................93
 ----------------------------
 SECTION 4.02. Conditions to Each Credit Event...........................102
 ---------------------------------------------

                                    ARTICLE V
                                    ---------

                              AFFIRMATIVE COVENANTS
                              ---------------------

 SECTION 5.01. Financial Information, Reports, Notices, etc..............103
 ----------------------------------------------------------
 SECTION 5.02. Compliance with Laws, etc.................................107
 ---------------------------------------
 SECTION 5.03. Maintenance of Properties.................................107
 ---------------------------------------
 SECTION 5.04. Insurance.................................................107
 -----------------------
 SECTION 5.05. Books and Records; Visitation Rights......................108
 --------------------------------------------------
 SECTION 5.06. Environmental Covenant....................................108
 ------------------------------------
 SECTION 5.07. Information Regarding Collateral..........................110
 ----------------------------------------------
 SECTION 5.08. Existence; Conduct of Business............................111
 --------------------------------------------
 SECTION 5.09. Performance of Obligations................................111
 ----------------------------------------

                                                                        Page
                                                                        ----



 SECTION 5.10. Casualty and Condemnation.................................111
 ---------------------------------------
 SECTION 5.11. Guarantees; Pledge of Additional Collateral...............111
 ---------------------------------------------------------
 SECTION 5.12. Further Assurances........................................113
 --------------------------------
 SECTION 5.13. Use of Proceeds; Funding of Collateral Account............113
 ------------------------------------------------------------
 SECTION 5.14. Payment of Taxes..........................................114
 ------------------------------
 SECTION 5.15. Equal Security for Loans and Notes........................114
 ------------------------------------------------
 SECTION 5.16. Cash Accounts.............................................114
 ---------------------------
 SECTION 5.17. Board of Euro Borrower....................................115
 ------------------------------------
 SECTION 5.18. Post-Closing Obligations..................................115
 --------------------------------------
 SECTION 5.19. Hedging Arrangements......................................117
 ----------------------------------
 SECTION 5.20. Excluded Companies........................................117
 ---------------------------------

                                   ARTICLE VI
                                   ----------

                               NEGATIVE COVENANTS
                               ------------------

 SECTION 6.01. Indebtedness; Certain Equity Securities...................118
 -----------------------------------------------------
 SECTION 6.02. Liens.....................................................123
 -------------------
 SECTION 6.03. Fundamental Changes.......................................126
 ---------------------------------
 SECTION 6.04. Investments, Loans, Advances, Guarantees
 ------------------------------------------------------
                    and Acquisitions.....................................127
                    ----------------
 SECTION 6.05. Asset Sales...............................................128
 -------------------------
 SECTION 6.06. Sale and Leaseback Transactions...........................130
 ---------------------------------------------
 SECTION 6.07. Sale or Discount of Receivables...........................130
 ---------------------------------------------
 SECTION 6.08. Restricted Payments.......................................130
 ---------------------------------
 SECTION 6.09. Transactions with Affiliates..............................130
 ------------------------------------------
 SECTION 6.10. Restrictive Agreements....................................131
 ------------------------------------
 SECTION 6.11. Amendments or Waivers of Certain Documents;
 ---------------------------------------------------------
                    Prepayments of Indebtedness..........................132
                    ---------------------------
 SECTION 6.12. Limitations on Premiums...................................133
 -------------------------------------
 SECTION 6.13. Interest Expense Coverage Ratio...........................134
 ---------------------------------------------
 SECTION 6.14. Total Leverage Ratio......................................134
 ----------------------------------
 SECTION 6.15. First Lien Leverage Ratio.................................135
 ---------------------------------------
 SECTION 6.16. Fixed Charge Coverage Ratio; Cash Flow Ratios.............136
 -----------------------------------------------------------
 SECTION 6.17. Capital Expenditures......................................137
 ----------------------------------
 SECTION 6.18. Limitation on Activities of Parent Guarantors, Crown
 ------------------------------------------------------------------
                    Developpement SNC, European Delaware LLCs
                    -----------------------------------------
                    and Euro Borrower....................................137
                    -----------------
 SECTION 6.19. Anti-Terrorism Law........................................138
 --------------------------------
 SECTION 6.20. Principal Property........................................138
 --------------------------------
 SECTION 6.21. Embargoed Person..........................................138
 ------------------------------
 SECTION 6.22. Anti-Money Laundering.....................................139
 -----------------------------------

                                                                        Page
                                                                        ----

                                   ARTICLE VII
                                   -----------

                                EVENTS OF DEFAULT
                                -----------------


 SECTION 7.01. Listing of Events of Default..............................139
 ------------------------------------------
 SECTION 7.02. Action if Bankruptcy......................................142
 ----------------------------------
 SECTION 7.03. Action if Other Event of Default..........................142
 ----------------------------------------------
 SECTION 7.04. Action Relating to U.S. Borrower or Euro Borrower Only....143
 --------------------------------------------------------------------
 SECTION 7.05. Action if Event of Termination............................143
 --------------------------------------------
 SECTION 7.06. Sharing Agreement.........................................144
 -------------------------------

                                  ARTICLE VIII
                                  ------------

                                   THE AGENTS
                                   ----------

 SECTION 8.01. The Agents................................................145
 ------------------------

                                   ARTICLE IX
                                   ----------

                                    GUARANTEE
                                    ---------

 SECTION 9.01. Guarantee of Each of the Parent Guarantors................147
 --------------------------------------------------------
 SECTION 9.02. Guarantee of the Euro Borrower............................148
 --------------------------------------------
 SECTION 9.03. Amendments, etc. with Respect to the Applicable
 -------------------------------------------------------------
                    Obligations..........................................149
                    -----------
 SECTION 9.04. Guarantee Absolute and Unconditional......................149
 --------------------------------------------------
 SECTION 9.05. Reinstatement.............................................150
 ---------------------------
 SECTION 9.06. Payments..................................................151
 ----------------------
 SECTION 9.07. Independent Obligations...................................151
 -------------------------------------

                                    ARTICLE X
                                    ---------
                                  MISCELLANEOUS
                                  -------------

 SECTION 10.01. Notices..................................................151
 ----------------------
 SECTION 10.02. Survival of Agreement....................................153
 ------------------------------------
 SECTION 10.03. Binding Effect...........................................153
 -----------------------------
 SECTION 10.04. Successors and Assigns...................................154
 -------------------------------------
 SECTION 10.05. Expenses; Indemnity......................................158
 ----------------------------------
 SECTION 10.06. Right of Setoff..........................................159
 ------------------------------
 SECTION 10.07. Applicable Law...........................................160
 -----------------------------
 SECTION 10.08. Intercreditor Agreements, Security Documents
 -----------------------------------------------------------
                    and Sharing Agreement................................160
                    ---------------------
 SECTION 10.09. Waivers; Amendment.......................................161
 ---------------------------------
 SECTION 10.10. Interest Rate Limitation.................................164
 ---------------------------------------
 SECTION 10.11. Entire Agreement.........................................164
 -------------------------------

                                                                        Page
                                                                        ----




 SECTION 10.12. WAIVER OF JURY TRIAL.....................................165
 -----------------------------------
 SECTION 10.13. Severability.............................................165
 ---------------------------
 SECTION 10.14. Counterparts.............................................165
 ---------------------------
 SECTION 10.15. Headings 1
 -----------------------
 SECTION 10.16. Jurisdiction; Consent to Service of Process..............165
 ----------------------------------------------------------
 SECTION 10.17. Judgments Relating to Euro Borrower......................166
 --------------------------------------------------
 SECTION 10.18. Confidentiality..........................................167
 ------------------------------
 SECTION 10.19. SSB Direct Website Communications........................168
 -------------------------------------------------
 SECTION 10.20. Euro Collateral Agent as Joint Creditor..................170
 ------------------------------------------------------




EXHIBIT A         Form of Administrative Questionnaire
EXHIBIT B         Form of Borrowing Request
EXHIBIT C         Form of Assignment and Acceptance
EXHIBIT D         Form of Compliance Certificate
EXHIBIT E         Form of U.S. Indemnity, Subrogation and Contribution Agreement
EXHIBIT F-1       Form of Term B Note
EXHIBIT F-2       Form of Revolving Note
EXHIBIT G-1       Form of Officer's Certificate of the U.S. Borrower
EXHIBIT G-2       Form of Officer's Certificate of the Euro Borrower/Subsidiary
                       Borrower
EXHIBIT G-3       Form of Officer's Certificate of Subsidiary Loan Party
EXHIBIT G-4       Form of Chief Financial Officer's Certificate
EXHIBIT H         Form of U.S. Guarantee Agreement
EXHIBIT I-1       Form of Shared Pledge Agreement
EXHIBIT I-2       Form of U.S. Bank Pledge Agreement
EXHIBIT J-1       Form of U.S. Security Agreement
EXHIBIT J-2       Form of U.S. Retained Collateral Account Agreement
EXHIBIT K         Form of Non-U.S. Guarantee Agreement
EXHIBIT L         Form of Opinion of Dechert
EXHIBIT M-1       Form of U.S. Local Counsel Opinions
EXHIBIT M-2       Form of Opinion of Gide Loyrette Nouel
EXHIBIT M-3       Form of Opinion of Jeantet Associes
EXHIBIT N         Form of Mortgage
EXHIBIT O         Form of Real Property Officers' Certificate
EXHIBIT P-1       Form of U.S. Intercreditor Agreement
EXHIBIT P-2       Form of Euro Intercreditor Agreement
EXHIBIT P-3       Form of Receivables Intercreditor Agreement
EXHIBIT Q         Form of Landlord Subordination
EXHIBIT R         Form of Sharing Agreement
EXHIBIT S         Form of Crown Developpement SNC Parent Guarantee
EXHIBIT T         Form of Solvency Opinion
EXHIBIT U         Structure Memorandum
EXHIBIT V         Form of Intercompany Note

EXHIBIT W         Mandatory Cost Formula
EXHIBIT X         Form of Euro Collateral Account Agreements
EXHIBIT Y         Form of Euro Retained Collateral Account Agreement



SCHEDULE 1.01(b)       Subsidiary Borrowers
SCHEDULE 2.01          Lenders and Commitments
SCHEDULE 3.02          Immaterial Subsidiaries
SCHEDULE 3.10          Subsidiaries
SCHEDULE 3.11(b)       Leased and Owned Real Property
SCHEDULE 3.11(g)       Principal Properties
SCHEDULE 3.17          Insurance
SCHEDULE 3.21(a)       Indebtedness
SCHEDULE 3.21(b)       Existing Non-U.S. Facilities
SCHEDULE 3.21(c)       Existing Factoring Facilities
SCHEDULE 3.22(e)       Mortgage Filing Offices
SCHEDULE 3.22(f)       Euro Collateral Documents
SCHEDULE 3.22(g)       Required Actions -- Intercompany Collateral
SCHEDULE 4.01(b)       Domestic and Non-U.S. Local Counsel
SCHEDULE 4.01(i)(A)    Mortgaged Properties
SCHEDULE 4.01(i)(C)    Title Insurance Amounts
SCHEDULE 4.01(j)       Non-U.S.Post-Closing Required Actions
SCHEDULE 4.01(k)       Intercompany Notes/French Intercompany Loan Agreements
SCHEDULE 4.01(l)       Intercompany Collateral Documents
SCHEDULE 5.13          Term B Loan Use of Proceeds
SCHEDULE 5.18(a)(i)    U.S. Post-Closing Required Actions -- Leasehold Mortgages
SCHEDULE 5.18(a)(ii)   U.S. Post-Closing Required Actions -- Foreign Stock
                       Pledges
SCHEDULE 5.18(a)(iii)  U.S. Post-Closing Required Actions -- Landlord
                       Subordination Agreements
SCHEDULE 5.18(b)(i)    Non-U.S. Post-Closing Required Actions -- Mortgages
SCHEDULE 5.18(b)(ii)   Non-U.S. Post-Closing Required Actions -- Stock Pledges
SCHEDULE 6.02          Permitted Liens
SCHEDULE 6.04          Existing Investments
SCHEDULE 6.05(viii)    Permitted Divestitures
SCHEDULE 6.09(vi)      Agreements Excepted from Transactions with Affiliates
SCHEDULE 6.10          Existing Restrictions

     CREDIT  AGREEMENT (this  "Agreement")  dated as of February 26, 2003, among
                               ---------
CROWN  CORK &  SEAL  AMERICAS,  INC.,  a  Pennsylvania  corporation  (the  "U.S.
                                                                            ----
Borrower"), CROWN EUROPEAN HOLDINGS S.A., a corporation organized under the laws
--------
of France (the "Euro Borrower"),  each of the subsidiary  borrowers  referred to
                -------------
herein (the "Subsidiary  Borrowers" and together with the U.S.  Borrower and the
             ---------------------
Euro Borrower, the "Borrowers"), CROWN CORK & SEAL COMPANY, INC. ("CCSC"), CROWN
                    ---------                                      ----
HOLDINGS, INC. ("Crown Holdings") and CROWN INTERNATIONAL HOLDINGS, INC. ("Crown
                 --------------                                            -----
International"),  as Parent  Guarantors,  the financial  institutions  listed on
-------------
Schedule  2.01,  as such  Schedule  may be from  time to time  supplemented  and
--------------
amended (the  "Lenders"),  and CITICORP NORTH AMERICA,  INC., as  administrative
               -------
agent  (in such  capacity,  the  "Administrative  Agent")  for the Term B Dollar
                                  ---------------------
Lenders and Revolving Dollar Lenders, CITIBANK INTERNATIONAL plc, as administrative agent (in such capacity, the "U.K. Administrative Agent") for the
                                             -------------------------
Term B Euro Lenders and the Revolving Euro Lenders, DEUTSCHE BANK SECURITIES INC. ("DBSI"), as syndication agent (in such capacity, the "Syndication Agent"),
       ----                                                 -----------------
DEUTSCHE BANK SECURITIES INC. and SALOMON SMITH BARNEY INC.  ("SSBI"),  as joint
                                                               ----
lead arrangers and joint bookrunners (the "Joint Lead Arrangers"), ABN AMRO BANK
                                           --------------------
N.V., as documentation agent (in such capacity, the "Documentation  Agent"), and
                                                     --------------------
ABN AMRO INCORPORATED, as joint bookrunner.

                  The parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms
                   -------------
have the meanings specified below:

     "ABR Borrowing" means a Borrowing comprised of ABR Loans.
      -------------

     "ABR Loan" means any Loan  denominated  in Dollars and bearing  interest at
      --------
the Alternate Base Rate in accordance with the provisions of Article II.

     "Additional  Collateral"  has the meaning  assigned to such term in Section
      ----------------------
5.11.

     "Additional Cost Rate" has the meaning assigned to such term in Exhibit W.
      --------------------                                           ---------

     "Additional  Second  Lien  Notes"  means (i)  additional  Second Lien Notes
      -------------------------------
issued after the Effective Date under the Second Lien Notes Indenture and (ii) other second lien notes issued by the Euro Borrower, the terms of which notes
(a) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the final maturity date of the Second Lien Notes, (b) the Liens securing such notes are subordinated to the Liens securing the Obligations to the same extent as set forth in the Security Documents and Intercreditor Agreements,

(c) do not restrict, limit or adversely affect the ability of any Loan Party or any of its Subsidiaries to perform its obligations under any of the Loan Documents, (d) the covenants, events of default, subsidiary guaranties and other terms of which, taken as a whole, are not more restrictive to the Euro Borrower and Crown Holdings and their Subsidiaries than those in the Second Lien Notes (as reasonably determined by the Administrative Agent), (e) no Subsidiary of Crown Holdings is an obligor under such notes that is not an obligor under the Second Lien Notes and (f) are customary for similar offerings by issuers with credit ratings comparable to that of the Euro Borrower and Crown Holdings.


     "Additional  Third Lien Notes" means (i) additional Third Lien Notes issued
      ----------------------------
after the Effective Date under the Third Lien Notes Indenture and (ii) other third lien notes issued by the Euro Borrower, the terms of which notes (a) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the final maturity date of the Third Lien Notes, (b) the Liens securing such notes are subordinated to the Liens securing the Obligations to the same extent as set forth in the Security Documents and Intercreditor Agreements, (c) do not restrict, limit or adversely affect the ability of any Loan Party or any of its Subsidiaries to perform its obligations under any of the Loan Documents, (d) the covenants, events of default, subsidiary guaranties and other terms of which, taken as a whole, are not more restrictive to the Euro Borrower and Crown Holdings and their Subsidiaries than those in the Third Lien Notes (as reasonably determined by the Administrative Agent), (e) no Subsidiary of Crown Holdings is an obligor under such notes that is not an obligor under the Third Lien Notes and (f) are customary for similar offerings by issuers with credit ratings comparable to that of the Euro Borrower and Crown Holdings.

     "Additional  U.S.  Collateral"  has the  meaning  assigned  to such term in
      ----------------------------
Section 5.11(b).

     "Adjusted LIBO Rate" means, with respect to any Eurocurrency  Borrowing for
      ------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative  Agent"  has  the  meaning  assigned  to  such  term in the
      ---------------------
preamble hereto.

     "Administrative Questionnaire" means an Administrative Questionnaire in the
      ----------------------------
form of Exhibit A.

     "Affiliate"  of any  Person  means  any other  Person  which,  directly  or
      ---------
indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan).

A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise;

provided,  however, that notwithstanding the foregoing,  for purposes of Section
------------------
10.04, an "Affiliate" shall be a Person engaged in the business of banking or buying or investing in loans who is controlled by, or under common control with, a Lender.

     "Agent Fees" has the meaning assigned to such term in Section 2.10(c).
      ----------

     "Agents" means the Administrative Agent, the U.K.  Administrative Agent and
      ------
each Collateral Agent.

     "Aggregate  Dollar Revolving Credit Exposure" means the aggregate amount of
      -------------------------------------------
the Revolving Dollar Lenders' Revolving Dollar Credit Exposures.

     "Aggregate Euro Revolving  Credit  Exposure" means the aggregate  amount of
      ------------------------------------------
the Revolving Euro Lenders' Revolving Euro Credit Exposures.

     "Aggregate Revolving Credit Exposure" means the sum of the Aggregate Dollar
      -----------------------------------
Revolving Credit Exposure and the Dollar Equivalent of the Aggregate Euro Revolving Credit Exposure.

     "Agreement" has the meaning assigned to such term in the preamble hereto.
      ---------

     "Agreement  Currency"  has the  meaning  assigned  to such term in  Section
      -------------------
10.17(b).

     "Alternate  Base  Rate"  means for any day,  a rate per annum  equal to the
      ---------------------
highest of (a) the Administrative Agent's Base Rate in effect on such day, (b) 0.5% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the next previous Friday by the Issuing Bank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Issuing Bank from three New York certificate of deposit dealers of recognized standing selected by the Administrative Agent, in either case adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%, and (c) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Base Rate, the Certificate of Deposit Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Base Rate, the Certificate of Deposit Rate or the Federal Funds Rate, respectively.

     "Anti-Terrorism  Law" has the  meaning  assigned  to such  term in  Section
      -------------------
3.23(a).

     "Applicable Agent" means (a) with respect to any Loan,  Borrowing or Letter
      ----------------
of Credit denominated in Dollars, the Administrative Agent and (b) with respect to any Loan or Borrowing denominated in Euros or Pounds Sterling, the U.K. Administrative Agent.

     "Applicable  Creditor"  has the  meaning  assigned  to such term in Section
      --------------------
10.17(b).

     "Applicable  Currency"  has the  meaning  assigned  to such term in Section
      --------------------
2.12(a).

     "Applicable  Rate" means,  for any day, the  applicable  rate per annum set
      ----------------
forth in the table below: (i) under the caption "ABR Revolving Dollar Spread," in the case of ABR Revolving Dollar Loans, (ii) under the caption "ABR Term B Dollar Spread," in the case of ABR Term B Dollar Loans, (iii) under the caption "Eurocurrency Revolving Loan Spread," in the case of Eurocurrency Loans that are Revolving Loans, and (iv) under the caption "Eurocurrency Term B Loan Spread," in the case of Eurocurrency Loans that are Term B Loans:

================================================================================
      ABR                   ABR             Eurocurrency        Eurocurrency
   Revolving               Term B            Revolving             Term B
 Dollar Spread         Dollar Spread        Loan Spread          Loan Spread
 -------------         -------------        -----------          -----------
--------------------------------------------------------------------------------

     3.00%                 3.25%               4.00%                4.25%
================================================================================


     "Asbestos  Payment"  means any  payment  in cash (or  other  consideration)
      -----------------
actually made by or on behalf of Crown Holdings or any Subsidiary in respect of any liability related to asbestos or any actual or threatened claim, action or proceeding related to asbestos (including any settlement of any thereof). For avoidance of doubt, deferred payments shall only constitute Asbestos Payments when made.

     "Asset Sale" means any direct or indirect sale, transfer, lease, conveyance
      ----------
or other disposition by Crown Holdings or any of its Subsidiaries of any of its property or assets, including any sale or issuance of any Equity Interests of any Subsidiary, except (a) sales and dispositions permitted by Sections 6.05(i), (ii), (iii), (iv), (v) and (vi), and (b) any such transaction or series of transactions which, if an Asset Sale, would not generate Net Proceeds in excess of $2.0 million (or, when taken together with all other such transactions, in excess of $10.0 million in any twelve-month period).

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative
        ---------
Agent.

     "Authorized  Officer" means,  with respect to any Loan Party,  those of its
      -------------------
officers whose signature and incumbency has been certified to the Administrative Agent and the Lenders pursuant to Section 4.01(d) or any successor thereto.

     "Available  Dollar Revolving Credit  Commitment"  means as to any Revolving
      ----------------------------------------------
Dollar Lender, at any time of determination, an amount equal to such Revolving Dollar Lender's Revolving Dollar Credit Commitment at such time minus such
                                                                      -----
Revolving Dollar Lender's Revolving Dollar Credit Exposure at such time.

     "Available  Euro Revolving  Credit  Commitment"  means, as to any Revolving
      ---------------------------------------------
Euro Lender, at any time of determination, an amount equal to such Revolving Euro Lender's Revolving Euro Credit Commitment at such time minus the Dollar Equivalent of such Revolving Euro Lender's Revolving Euro Credit Exposure at such time.

     "Bank" shall have the meaning assigned to such term in the UCC.
      ----

     "Bank Related Cash Management Agreement" means agreements of Crown Holdings
      --------------------------------------
or any of its Subsidiaries arising from treasury, depository and cash management services provided by one or more counterparties that are the Administrative Agent, the U.K. Administrative Agent or a Lender or an Affiliate thereof at the time that such Bank Related Cash Management Agreement was entered into in connection with this Agreement.

     "Bank Related Debt" means  obligations  under Hedging  Agreements  and Bank
      -----------------
Related Cash Management Agreements owed to counterparties that are the Administrative Agent, the U.K. Administrative Agent or a Lender or any Affiliate thereof at the time such Hedging Agreement or Bank Related Cash Management Agreement was entered into to the extent permitted hereunder.

     "Base Amount" has the meaning assigned to such term in Section 6.17.
      -----------

     "Base Rate" means the rate of interest per annum  publicly  announced  from
      ---------
time to time by the Administrative Agent as its base rate in effect at its principal office in New York City (the Base Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors) (any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change).

     "Board" means the Board of Governors of the Federal  Reserve  System of the
      -----
United States.

     "Borrowers" has the meaning assigned to such term in the preamble hereto.
      ---------

     "Borrowing"  means a Loan or group of  Loans  to one  Borrower  of the same
      ---------
Class and Type and denominated in a single currency (except as provided in Section 2.12(b)) made (including through a conversion or continuation) by the applicable Lenders on a single date and as to which a single Interest Period is in effect.

     "Borrowing  Date" means any Business Day specified in a notice  pursuant to
      ---------------
Section 2.02 as a date on which the relevant Borrower requests Loans to be made hereunder.

     "Borrowing  Request"  has the  meaning  assigned  to such  term in  Section
      ------------------
2.02(a).

     "Business  Day" means a day of the year on which banks are not  required or
      -------------
authorized to close in New York and (a) with respect to any Loan denominated in Euros, any such day for (i) payments or purchases of Euros, a TARGET Business Day and (ii) all other purposes, including the giving and receiving of notices, a TARGET Business Day on which banks are generally open for business in London, England, Frankfurt, Germany and in any other principal financial center as the U.K. Administrative Agent may from time to time determine for this purpose, and
(b) with respect to all notices (except with respect to general matters not relating directly to funding), determinations and fundings in connection with, and payments of principal and interest on, Eurocurrency Loans, any day which is a day for trading by and between banks in deposits of the applicable currency for such Loans in the interbank eurocurrency market. For purposes of this definition, a "TARGET Business Day" is a day when the Trans-European Automated
                -------------------
Real-time Gross Settlement Express Transfer System, or any successor thereto, is open for business.

     "Capital  Expenditures"  means,  for any  period  and with  respect  to any
      ---------------------
Person, (a) any and all expenditures made by such Person or any of its Subsidiaries in such period for assets added to or reflected in its property, plant and equipment accounts or other similar capital asset accounts or comparable items or any other capital expenditures that are, or should be, set forth as "additions to plant, property and equipment" on the consolidated financial statements of such Person prepared in accordance with GAAP, whether such asset is purchased for cash or financed as an account payable or by the incurrence of Indebtedness, accrued as a liability or otherwise, and (b) all Capital Lease Obligations of such Person and its Subsidiaries.

     "Capital Lease Obligations" means, with respect to any Person, all monetary
      -------------------------
or financial obligations of such Person and its Subsidiaries under any leasing or similar arrangement conveying the right to use real or personal property, or a combination thereof, which, in accordance with GAAP, would or should be classified and accounted for as capital leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date on which such lease may be terminated by the lessee without payment of a penalty.

     "Cash In Flow" means, with respect to any Person and during any period, all
      ------------
cash actually received by such Person during such period on an unconsolidated basis (whether by dividend, interest payment or otherwise), plus the amount by
                                                              ----
which  working  capital  during such period  decreased  (i.e.,  the  decrease in
                                                         ----
Consolidated   Current  Assets  (excluding  cash)  minus  Consolidated   Current
                                                   -----
Liabilities  of such  Person on an  unconsolidated  basis),  minus the amount by
                                                             -----
which  working  capital  during such period  increased  (i.e.,  the  increase in
                                                         ----
Consolidated   Current  Assets  (excluding  cash)  minus  Consolidated   Current
                                                   -----
Liabilities of such Person on an unconsolidated basis).

     "Cash  Interest  Expense"  means,  for any period  and with  respect to any
      -----------------------
Person, Consolidated Interest Expense of such Person and its Subsidiaries for such period, less the sum of, to the extent included in Consolidated Interest Expense, (a) Interest Expense actually "paid in kind" in that period, (b) the amortization of any financing fees paid by, or on behalf of, such Person or any of its Subsidiaries, and (c) the amortization of debt discounts, if any.

     "Cash Out Flow"  means,  with  respect to any Person and during any period,
      -------------
all items of cash actually expended by such Person during such period on an unconsolidated basis (including, without limitation, any Investments in Subsidiaries or any other Person).

     "CCSC" has the meaning assigned to such term in the preamble hereto.
      ----

     "CERCLA" means the Comprehensive Environmental Response,  Compensation, and
      ------
Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response,  Compensation and
      -------
Liability Information System List.

     "Change in Control"  means (a) the  acquisition  of ownership,  directly or
      -----------------
indirectly (including, without limitation, through the issuance, sale or exchange of Equity Interests, a merger or consolidation or otherwise), beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Effective
Date) of Equity Interests representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests of Crown Holdings, (b) occupation of a majority of the seats

(other than vacant seats) on the board of directors of Crown Holdings by Persons who were neither (i) nominated by the board of directors of Crown Holdings nor
(ii) appointed by directors so nominated, (c) Crown Holdings shall fail to own beneficially or of record all of the outstanding Equity Interests of CCSC, (d) CCSC shall fail to own beneficially or of record all of the outstanding Equity Interests, directly or indirectly, of the U.S. Borrower and the Euro Borrower (other than director's qualifying shares), (e) the occurrence of a "Change of Control" as defined under the Second Lien Notes Indenture, (f) the occurrence of a "Change of Control" as defined under the Third Lien Notes Indenture or (g) the occurrence of a "Change of Control" as defined in any agreement governing
Additional Second Lien Notes, Additional Third Lien Notes or any other Refinancing Plan Indebtedness.

     "Charges" has the meaning assigned to such term in Section 10.10.
      -------

     "Class" when used in reference to any Loan or Borrowing,  refers to whether
      -----
such Loan, or the Loans comprising such Borrowing, are Revolving Dollar Loans, Revolving Euro Loans, Term B Dollar Loans or Term B Euro Loans, and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Dollar Credit Commitment, Revolving Euro Credit Commitment, Term B Dollar Commitment or Term B Euro Commitment, and when used in reference to any Lender, refers to whether such Lender is a Revolving Dollar Lender, a Revolving Euro Lender, a Term B Dollar Lender or a Term B Euro Lender.

     "Code"  means the Internal  Revenue  Code of 1986,  as amended from time to
      ----
time.

     "Collateral" means any and all "Collateral," "Mortgaged Property" or "Trust
      ----------
Property," as defined in any applicable U.S. Security Document, and any other Property pledged pursuant to any other Security Document.


     "Collateral  Accounts"  means the Dollar  Collateral  Account  and the Euro
      --------------------
Collateral Account.

     "Collateral Agents" means, collectively,  the U.S. Collateral Agent and the
      -----------------
Euro Collateral Agent.


     "Commitment" means a Revolving Dollar Credit  Commitment,  a Revolving Euro
      ----------
Credit Commitment, a Term B Dollar Commitment or a Term B Euro Commitment, or any combination thereof (as the context requires).


     "Commitment Fee" has the meaning assigned to such term in Section 2.10(a).
      --------------

     "Commitment Fee Daily Average Amount" has the meaning assigned to such term
      -----------------------------------
in Section 2.10(a).

     "Commitment Fee Percentage"  means 1.00% per annum;  provided that (i) such
      -------------------------                           --------
amount shall be reduced to 0.50% per annum with respect to the Revolving Dollar Credit Commitment in any applicable period, if the Commitment Fee Average Daily Amount for such applicable period in respect of the Revolving Dollar Facility equals an amount that is 2/3 or more of the Total Dollar Revolving Credit Commitment, and such fee shall be reduced to 0.50% per annum with respect to the Revolving Euro Credit Commitment in any applicable period, if the Commitment Fee Average Daily Amount for such applicable period in respect of the Revolving Euro Facility equals an amount that is 2/3 or more of the Total Euro Revolving Credit Commitment, respectively, and (ii) such amount shall be reduced to 0.75% per annum with respect to the Revolving Dollar Credit Commitment in any applicable period, if the Commitment Fee Average Daily Amount for such applicable period in respect of the Revolving Dollar Facility equals an amount that is more than 1/3 and less than 2/3 of the Total Dollar Revolving Credit Commitment, and such fee shall be reduced to 0.75% per annum with respect to the Revolving Euro Credit Commitment in any applicable period, if the Commitment Fee Average Daily Amount for such applicable period in respect of the Revolving Euro Facility equals an amount that is more than 1/3 and less than 2/3 of the Total Euro Revolving Credit Commitment.

     "Commitment Fee Termination  Date" has the meaning assigned to such term in
      --------------------------------
Section 2.10(a).

     "Commitment  Percentage"  means (i) with  respect to any  Revolving  Dollar
      ----------------------
Lender at any time, the percentage of the Total Revolving Dollar Credit Commitment represented by such Lender's Revolving Dollar Credit Commitment and
(ii) with respect to any Revolving Euro Lender at any time, the percentage of the Total Revolving Euro Credit Commitment represented by such Lender's Revolving Euro Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Commitment Percentage shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

     "Commodity Account" has the meaning assigned to such term in the UCC.
      -----------------

     "Communications" has the meaning assigned to such term in Section 10.19.
      --------------

     "Compliance  Certificate"  has the meaning assigned to such term in Section
      -----------------------
5.01(b) and shall be substantially in the form of Exhibit D.
                                                  ---------

     "Conduit  Financing  Arrangement"  has the meaning assigned to such term in
      -------------------------------
Section 2.16.

     "Consolidated  Current Assets" means,  with respect to any Person as at any
      ----------------------------
date of determination, the total assets of such Person and its consolidated Subsidiaries which should properly be classified as current assets on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

     "Consolidated  Current Liabilities" means, with respect to any Person as at
      ---------------------------------
any date of determination, the total liabilities of such Person and its consolidated Subsidiaries which should properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

     "Consolidated EBITDA" means, for any period and with respect to any Person,
      -------------------
Consolidated Net Income of such Person and its Subsidiaries for such period plus
(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense of such Person and its Subsidiaries for such period, (ii) consolidated income tax expense of such Person and its Subsidiaries for such period, (iii) all amounts attributable to depreciation and amortization of such Person and its Subsidiaries for such period, (iv) any non-cash deductions made in determining Consolidated Net Income of such Person and its Subsidiaries for such period (including, without limitation, non-cash deductions relating to translation and foreign exchange adjustments) (other than any deductions which (or should) represent the accrual of a reserve for the payment of cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) (it being understood that (x) reserves for pension or health care benefits shall not be so "added back" to Consolidated Net Income and (y) reserves for Asbestos Payments shall be "added back" except that reserves for Asbestos Payments in excess of $50 million in any fiscal year shall not be so "added back" to Consolidated Net Income under this clause (iv)), and (v) actual cash realized relating to the sale of Real Property or equipment in connection with restructuring activities, minus (b) any non-cash additions to Consolidated
                                -----
Net Income of such Person and its Subsidiaries for such period (including, without limitation, non-cash additions relating to translation and foreign exchange adjustments), minus (c) without duplication and to the extent included
                        -----
in determining such Consolidated Net Income of such Person and its Subsidiaries, any extraordinary gains (or plus extraordinary non-cash losses) for such period and any gains (or plus losses) realized in connection with any Asset Sale of such Person and its Subsidiaries during such period, all determined on a consolidated basis in accordance with GAAP.

     "Consolidated  Fixed Charge Coverage Ratio" means, for any Test Period, the
      -----------------------------------------
ratio of (a) Consolidated EBITDA of Crown Holdings and its Subsidiaries for such Test Period, minus Capital Expenditures in such Test Period of Crown Holdings and its Subsidiaries, to (b) the sum of (i) Net Cash Interest Expense of Crown Holdings and its Subsidiaries for such Test Period plus (ii) amount of scheduled mandatory payments on account of principal of Indebtedness of Crown Holdings and its Subsidiaries (other than Refinanced Public Debt or Retained Public Debt) for the next succeeding four quarters (excluding payments required to be made by
Section 2.05(d)(v)); provided that with respect to any succeeding four quarters
                     --------
that include December 31, 2008, the scheduled payments of principal in respect of Term B Loans shall be deemed not to exceed an aggregate of $22,500,000 and
(euro)2,500,000  plus (iii) Asbestos Payments during such Test Period.  For Test
Periods ending prior to March 31, 2004, Cash Interest Expense shall be determined on a pro forma basis to give effect to the Transactions as if they had occurred on the first day of such Test Period.

     "Consolidated  Interest  Expense" means, with respect to any Person and its
      -------------------------------
Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense for such period, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (iv) interest expense or fees associated with any Permitted Receivables Financing, and (b) capitalized interest. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made by such Person and its Subsidiaries with respect to Hedging Agreements. Breakage costs in connection with repaying and terminating the Existing Credit Facility on the Effective Date shall not be considered Consolidated Interest Expense.

     "Consolidated Net Income" means, for any period and for any Person, the net
      -----------------------
income or loss of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                                   --------
excluded for any such Person therefrom (i) the income or loss of any Person (other than consolidated Subsidiaries of such Person) in which any other Person (other than such Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such Person during such period, (ii) the cumulative effect of a change in accounting principles during such period,
(iii) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations, (iv) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries and
(v) gains and losses from the early extinguishment of Refinanced Public Debt or Retained Public Debt.

     "Constar Agreements" means all agreements and documentation entered into by
      ------------------
CCSC or its Affiliates, on the one hand, and Constar International Inc. or its Subsidiaries and Affiliates, on the other hand (including, without limitation, tax sharing, intellectual property, leases, administrative services and other matters), as described in the Registration Statement on Form S-1, in connection with the Constar Disposition.

     "Constar  Disposition"  means  the  sale  by CCSC  in a  registered  public
      --------------------
offering of all of the common stock of Constar International Inc. consummated in November 2002.

     "Contested Collateral Lien Conditions" means with respect to a Lien (a) any
      ------------------------------------
proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien; and (b) in the event the liabilities secured by such Lien shall exceed $5.0 million, at the option and upon request of the applicable Collateral Agent, Crown Holdings or the applicable Subsidiary shall either obtain a bond or maintain cash reserves, in either case, in an amount sufficient to pay and discharge such Lien and the applicable Collateral Agent's reasonable estimate of all interest and penalties related thereto.

     "Control"  means the  possession,  directly or indirectly,  of the power to
      -------
direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "controlling" and "controlled" have meanings correlative thereto.
 -----------       ----------

     "Control  Agreement"  has the  meaning  assigned  to such  term in the U.S.
      ------------------
Security Agreement.

     "Credit Event" has the meaning assigned to such term in Section 4.02.
      ------------

     "Crown  Developpement SNC Parent Guarantee" means the guarantee  agreement,
      -----------------------------------------
dated as of the date hereof,  in the form of Exhibit S,  pursuant to which Crown
                                             ---------
Developpement SNC shall guarantee all the Obligations of the Euro Borrower and pledge all of the Equity Interests it owns in the Euro Borrower.

     "Crown  Holdings"  has the meaning  assigned  to such term in the  preamble
      ---------------
hereto.

     "Crown International" has the meaning assigned to such term in the preamble
      -------------------
hereto.

     "Currency Equivalent" means the Dollar Equivalent or the Euro Equivalent or
      -------------------
the Sterling Equivalent, as the case may be, of the Applicable Currency.

     "Debt Incurrence" has the meaning assigned thereto in Section 2.05(d)(ii).
      ---------------

     "Default"  means any Event of  Default,  any Event of  Termination  and any
      -------
event or condition which upon notice, lapse of time or both would constitute an Event of Default or Event of Termination.

     "Denomination  Date"  means,  in  relation to any Euro  Borrowing  or Pound
      ------------------
Sterling Borrowing, the date that is three Business Days before the date such Euro Borrowing or Pound Sterling Borrowing is made.

     "Deposit Account" has the meaning assigned to such term in the UCC.
      ---------------

     "Destruction"  means any and all damage to, or loss or  destruction  of, or
      -----------
loss of title to, all or any portion of the Property of Crown Holdings or any of its Subsidiaries.

     "Documentation  Agent" shall have the meaning  assigned to such term in the
      --------------------
preamble hereto.

     "Dollar Borrowing" means a Borrowing of Loans in Dollars.
      ----------------

     "Dollar  Collateral  Account" means the  collateral  account or sub-account
      ---------------------------
established and maintained by Citicorp North America, Inc. in its name as U.S. Collateral Agent for the benefit of the Lenders, in accordance with the provisions of the U.S. Security Agreement.

     "Dollar  Equivalent"  means at the time of  determination  thereof (a) with
      ------------------
respect to Dollars, the amount in Dollars and (b) with respect to any amount in Euros or Pounds Sterling, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by Citibank International plc in London at 11:00 a.m. (London time) on the date of determination to prime banks in London for the spot purchase in the London foreign exchange market of such amount of Dollars with Euros or Pound Sterling, as applicable. Notwithstanding the foregoing, for purposes of initially determining the Dollar Equivalent of any Euro Borrowing or Pound Sterling Borrowing, such determination shall be made on the Denomination Date of such Euro Borrowing or Pound Sterling Borrowing.

     "Dollars" or "$" means the lawful money of the United States of America.
      -------      -

     "Domestic  Subsidiary"  means any Wholly Owned Subsidiary of Crown Holdings
      --------------------
that is not a Non-U.S. Subsidiary.

     "Effective  Date"  means  the date on which  the  conditions  specified  in
      ---------------
Section 4.01 are satisfied (or waived in accordance with Section 10.09).

     "Environment"  means ambient air, surface water and groundwater  (including
      -----------
potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, or as otherwise defined in any Environmental Law.

     "Environmental Claim" means any written accusation,  allegation,  notice of
      -------------------
violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases);

(b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

     "Environmental Laws" means any and all applicable treaties, laws (including
      ------------------
common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters.

     "Environmental  Liability"  means any  liability,  contingent  or otherwise
      ------------------------
(including, but not limited to, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of Crown Holdings or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the Release or threatened Release of any Hazardous Materials into the Environment.

     "Environmental   Permit"   means  any  permit,   approval,   authorization,
      ----------------------
certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

     "Equity  Interests" means shares of capital stock,  partnership  interests,
      -----------------
membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

     "Equity Issuance" has the meaning assigned thereto in Section 2.05(d)(i).
      ---------------

     "Equity Rights" means all securities  convertible  into or exchangeable for
      -------------
Equity Interests and all warrants, options or other rights to purchase or subscribe for any Equity Interests, whether or not presently convertible, exchangeable or exercisable.

     "ERISA" means the Employee  Retirement  Income Security Act of 1974, as the
      -----
same may be amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
that,  together  with any Loan  Party,  is  treated as a single  employer  under
Section 414 of the Code.

     "ERISA Event" means (a) any "reportable  event," as defined in Section 4043
      -----------
of ERISA or the regulations issued thereunder, with respect to a Pension Plan

(other  than  an  event  for  which  the  30-day  notice  period  is  waived  by regulation);  (b)  the  existence  with  respect  to  any  Pension  Plan  of  an
"accumulated  funding  deficiency"  (as  defined in  Section  412 of the Code or
Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any Loan Party or ERISA Affiliate of any liability under Title IV of ERISA with respect to any Pension Plan; (e) the receipt by any Loan Party or ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan, to appoint a trustee to administer any Pension Plan, or to take any other action with respect to a Pension Plan that could result in material liability to a Loan Party or a Subsidiary, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the incurrence by any Loan Party or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by a Loan Party or ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party or any of the Subsidiaries.

     "Euro" means the base unit of currency among  participating  European Union
      ----
countries.

     "Euro Acceleration" has the meaning assigned to such term in Section 7.04.
      -----------------

     "Euro  Borrower"  has the  meaning  assigned  to such term in the  preamble
      --------------
hereto.

     "Euro  Borrower Cash Flow Ratio" means,  for any Test Period,  the ratio of
      ------------------------------
(a) Cash In Flow of the Euro Borrower to (b) Cash Out Flow of the Euro Borrower. For Test Periods prior to March 31, 2004, Cash In Flow and Cash Out Flow shall be calculated by reference to actual Cash In Flow and Cash Out Flow after the Effective Date on an annualized basis.

     "Euro Borrowing" means a Borrowing of Loans in Euros.
      --------------

     "Euro Collateral" means all Collateral securing only the Euro Obligations.
      ---------------

     "Euro  Collateral  Accounts" means the collateral  accounts or sub-accounts
      --------------------------
established and maintained by Citibank, N.A. and pledged to the Euro Collateral Agent for the benefit of the Term B Euro Lenders and the Revolving Euro Lenders, in accordance with the provisions of the Euro Collateral Account Agreements.

     "Euro Collateral Account  Agreements" means (a) the Account Bank Agreement,
      -----------------------------------
dated as of February 26, 2003, between the Euro Borrower and Citibank,  N.A. and
(b) the Account Bank Agreement, dated as of February 26, 2003, between Crown Cork & Seal Finance plc and Citibank, N.A., in the forms attached hereto as
Exhibit X.
---------

     "Euro  Collateral  Agent" means Citicorp  Trustee Company  Limited,  in its
      -----------------------
capacity as collateral agent under the Euro Security Documents and the Euro Intercreditor Agreement, and any of its successors or assigns.

     "Euro  Equivalent"  means at the  time of  determination  thereof  (a) with
      ----------------
respect to Euros, the amount in Euros and (b) with respect to any amount in Dollars, the equivalent of such amount in Euros determined by using the rate of exchange quoted by Citibank International plc in London at 11:00 a.m. (London time) on the date of determination to prime banks in London for the spot purchase in the London foreign exchange market of such amount of Euros with Dollars.

     "Euro  Intercreditor  Agreement"  means  the  intercreditor  agreement  and
      ------------------------------
collateral agency agreement,  substantially in the form of Exhibit P-2, dated as
                                                           -----------
of February 26, 2003, among the U.K. Administrative Agent, Wells Fargo Bank Minnesota, National Association, as trustee for holders of the Second Lien Notes, Wells Fargo Bank Minnesota, National Association, as trustee for the holders of the Third Lien Notes, and Citicorp Trustee Company Limited, as Euro Collateral Agent, and the other persons who may become party thereto from time to time.

     "Euro Loan" means a loan made in Euros pursuant to this Agreement.
      ---------

     "Euro  Loan  Parties"  means  (a) the Euro  Borrower,  (b) each  Subsidiary
      -------------------
Borrower and (c) each  Subsidiary  of the Euro  Borrower  designated on Schedule
                                                                        --------
1.01(b) as a subsidiary  guarantor or which becomes such a subsidiary  guarantor
-------
pursuant to the provisions of Section 5.11.

     "Euro  Obligations"  means,  with  respect  to the  Euro  Borrower  and any
      -----------------
Subsidiary Borrower, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to the Euro Borrower and any Subsidiary Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganizations or like proceeding, relating to the Euro Borrower and any Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to the Euro Borrower and any Subsidiary Borrower and all other obligations and liabilities of the Euro Borrower and any Subsidiary Borrower to any Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all fees, charges and disbursements of counsel (including the allocated costs of internal counsel) that are to be paid by the Euro Borrower and any Subsidiary Borrower to any Agent or to any Lender pursuant to any Loan Document) or otherwise.

     "Euro Retained  Public Debt  Collateral  Account" means the Euro collateral
      -----------------------------------------------
account established and maintained by Citibank, N.A., and pledged to the Euro Collateral Agent into which Excess Cash Flow and Net Proceeds of Equity Issuances of Crown Holdings may be deposited pursuant to the terms of this Agreement and Retained Euro Collateral Account Agreement, which collateral account shall only secure the Euro Obligations under this Agreement.

     "Euro Retained Public Debt Collateral  Account Agreement" means the Account
      -------------------------------------------------------
Bank Agreement between the Euro Borrower and Citibank, N.A., substantially in the form attached hereto as Exhibit Y.
                            ---------

     "Euro Security Documents" means each security agreement,  mortgage or other
      -----------------------
document or instrument identified on Schedule 3.22(f) executed and delivered for
                                     ----------------
the benefit of the Euro Collateral Agent on behalf of the Term B Euro Lenders and the Revolving Euro Lenders, the Euro Intercreditor Agreement and each other security agreement, mortgage or other instrument or document executed and delivered pursuant to Section 5.11 to secure any of the Euro Obligations. The Euro Security Documents shall also include the French Delegations of Dividends, the Euro Collateral Account Agreements and the Euro Retained Collateral Account Agreements.

     "Euro  Subsidiary  Loan Parties" means each Subsidiary of the Euro Borrower
      ------------------------------
designated on Schedule 1.01(b) as a subsidiary  guarantor or Subsidiary Borrower
              ----------------
or which becomes a subsidiary guarantor pursuant to the provisions of Section 5.11.

     "Eurocurrency Borrowing" means a Borrowing comprised of Eurocurrency Loans.
      ----------------------

     "Eurocurrency Loan" means any Loan bearing interest at a rate determined by
      -----------------
reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

     "Eurocurrency   Revolving  Credit   Borrowing"  means  a  Revolving  Credit
      --------------------------------------------
Borrowing comprised of Eurocurrency Loans.

     "Eurocurrency  Term B  Borrowing"  means a Term B  Borrowing  comprised  of
      -------------------------------
Eurocurrency Loans.

     "European Delaware LLCs" means each Subsidiary of the Euro Borrower that is
      ----------------------
a limited liability company organized under the laws of the State of Delaware.

     "Event of Default" has the meaning assigned to such term in Section 7.01.
      ----------------

     "Event of  Termination"  has the  meaning  assigned to such term in Section
      ---------------------
7.01.

     "Excess Cash Flow" means, without  duplication,  for Crown Holdings and its
      ----------------
Subsidiaries for any period for which such amount is being determined:

          (a) Consolidated Net Income of Crown Holdings and its Subsidiaries adjusted to exclude any amount of gain that is both (x) included in Consolidated Net Income and (y) results in Net Proceeds actually applied to the prepayment of the Loans pursuant to Section 2.05(d), plus

          (b) the amount of depreciation, amortization of intangibles, deferred taxes and other non-cash expenses which, pursuant to GAAP, were deducted in determining such Consolidated Net Income of Crown Holdings and its Subsidiaries, plus

          (c) the amount by which working capital for such period decreased (i.e., the decrease in Consolidated Current Assets (excluding cash and Permitted Investments) of Crown Holdings and its Subsidiaries minus Consolidated Current Liabilities (excluding (A) changes in current liabilities for borrowed money and (B) cash or Permitted Investments which are Net Proceeds required to be applied to the prepayment of the Loans pursuant to Section 2.05(d)) of Crown Holdings and its Subsidiaries from the beginning to the end of such period), minus

          (d) the amount by which working capital for such period increased (i.e., the increase in Consolidated Current Assets (excluding cash and Permitted Investments) of Crown Holdings and its Subsidiaries minus Consolidated Current Liabilities (excluding (A) changes in current liabilities for borrowed money and (B) cash or Permitted Investments which are Net Proceeds required to be applied to the prepayment of the Loans pursuant to Section 2.05(d)) of Crown Holdings and its Subsidiaries from the beginning to the end of such period), minus

          (e) the amount of Capital Expenditures of Crown Holdings and its Subsidiaries that are paid other than from the proceeds of Borrowings in such period, minus

          (f) the amount of Asbestos Payments and cash payments in respect of pension or health care benefit obligations of Crown Holdings and its Subsidiaries that are actually paid in such period, minus

          (g) payments of principal under the Term B Loans on the Installment Payment Dates pursuant to Section 2.05(e) made during such period, minus

          (h) optional prepayments of principal under the Term B Loans made during such period, minus
          (i) payments of principal in respect of Public Debt (other than that described in clause (3), (4) or (5) of such definition) in excess of the amounts withdrawn from the Retained Public Debt Collateral Accounts.

     For purposes of the foregoing and without duplication, Consolidated Net Income will exclude (x) all losses on the sale of capital assets or losses which are out of the ordinary course of business and (y) all write-downs of capital assets.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Excluded  Asset  Sale" has the  meaning  assigned  to such term in Section
      ---------------------
2.05(d)(iii).

     "Excluded  Canadian  Companies"  means Anchor Cap & Closure  Corporation of
      -----------------------------
Canada, Ltd., Continental Can of Canada, Inc., Central States Can of Canada Limited, 499555 Ontario Limited and 142735 Canada Limited, each a company organized under the laws of Canada.

     "Excluded Companies" means collectively the Excluded U.K. Companies and the
      ------------------
Excluded Canadian Companies.

     "Excluded Debt Issuance"  means any  Indebtedness  permitted to be incurred
      ----------------------
under Section 6.01(a) (other than Indebtedness in excess of (euro)25.0 million permitted to be incurred under Section 6.01(a)(viii)).

     "Excluded  Equity  Issuance" means the issuance of common stock (or options
      --------------------------
to purchase common stock) by Crown Holdings (a) to directors, officers or employees of Crown Holdings or any of its Subsidiaries, (b) in exchange for Public Debt (other than the Public Debentures) and (c) in exchange for the Public Debentures after the repayment or refinancing in full of all Refinanced Public Debt and the Retained Public Debt.

     "Excluded U.K. Companies" means CarnaudMetalbox Bevcan Plc, CarnaudMetalbox
      -----------------------
Aerosols (UK) plc, Metalbox Employees Funds Trustee Limited, Metalbox Life Funds Trustee Limited, Metalbox Pension Trustees Limited, CarnaudMetalbox Closures plc, CMB Performance Plastics Limited, Metalbox Limited, CMB Bevcan Holdings Limited, CMB Charities Limited, CMB Bottles and Closures Ltd, Thomas Ashton Limited,

CMB Benevolent Fund Limited, Metgate Developments Limited, and The Can Makers Limited, each a company organized under the laws of England and Wales.

     "Executive Order" has the meaning assigned to such term in Section 3.23.
      ---------------

     "Existing  Credit  Agreement" means the credit agreement by and among CCSC,
      ---------------------------
the subsidiary borrowers referred to therein, the lenders referred to therein and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as administrative agent, dated as of February 4, 1997, as amended and restated as of February 2, 2002 and August 5, 2002.

     "Existing  Factoring  Facilities" means the existing  factoring programs of
      -------------------------------
the Euro Borrower and its subsidiaries in France, Belgium, South Africa and Spain and having the amount outstanding under such facilities, in each case as set forth on Schedule 3.21(c).
             ----------------

     "Existing   Non-U.S.   Facilities"   means  the  existing  working  capital
      --------------------------------
facilities  of the  Non-U.S.  Subsidiaries  of the  Euro  Borrower  or the  U.S.
Borrower as of the Effective Date and having size and principal amount outstanding under such facilities, in each case as set forth on Schedule 3.21(b).

     "Facilities" has the meaning assigned to such term in Section 10.18(a).
      ----------

     "Federal Funds Rate" means,  for any day, the weighted average of the rates
      ------------------
(rounded upwards, if necessary, to the nearest 1/100th of 1%) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if the day for which
                                         --------
such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate for such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fees" means the Commitment Fees, the LC Fees and the Agent Fees.
      ----

     "Financial  Officer" of any corporation,  partnership or other entity means
      ------------------
the chief financial officer, the principal accounting officer, Treasurer or Controller of such corporation, partnership or other entity.

     "First Lien Indebtedness"  means the outstanding amount of all Indebtedness
      -----------------------
(without giving effect to clause (i) in the definition thereof) of Crown Holdings or any of its Subsidiaries secured by (or that has a benefit of) a Lien on any assets or properties of Crown Holdings or any of its Subsidiaries (other than Indebtedness permitted to be incurred under Section 6.01(a) (ii), (iii) or
(v)). First Lien Indebtedness shall include (i) the amounts outstanding under any Permitted Receivables Financing, (ii) the face amount of any Letter of Credit (whether or not drawn), (iii) amounts outstanding under the Existing Factoring Facilities and any extension, renewals, refinancings and replacements thereof and (iv) any liability recorded in accordance with SFAS 133 which does not represent an actual obligation and for which an offsetting derivative contract has been recorded in the financial statements in accordance with GAAP (but, to the extent of and only to the extent, such liability exceeds $50,000,000).

     "First Lien Leverage  Ratio" means,  for any Test Period,  the ratio of (a)
      --------------------------
First Lien Indebtedness of Crown Holdings and its Subsidiaries as of the last day of such Test Period to (b) Consolidated EBITDA of Crown Holdings and its Subsidiaries for such Test Period.

     "First Tier Subsidiary" means any Subsidiary of the Euro Borrower organized
      ---------------------
in England, Belgium, Canada, Germany, France, Mexico and Switzerland that, directly or indirectly, owns all of the Equity Interests of the other Subsidiaries of the Euro Borrower organized in the same jurisdiction.

     "Fiscal Quarter" means any quarter of a Fiscal Year.
      --------------

     "Fiscal Year" means any period of twelve consecutive calendar months ending
      -----------
on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2003 Fiscal Year") refer to the Fiscal Year ending on December 31 occurring during such calendar year.

     "French  Delegations of Dividends" shall mean, with respect to a Subsidiary
      --------------------------------
Loan Party organized in France,  the delegations of dividends  ("delegations  de
                                                                 ---------------
dividendes")  pertaining  to  dividends to be received by such  Subsidiary  Loan
----------
Party from all its subsidiaries organized under the laws of France in which it holds Equity Interests, if any, in favor of the applicable Collateral Agent.

     "French  Intercompany  Borrower" means each Subsidiary of the Euro Borrower
      ------------------------------
organized under the laws of France that executes and delivers a French Intercompany Loan Agreement.

     "French  Intercompany Loan Agreement" means an agreement relating to a Loan
      -----------------------------------
between the Euro Borrower and a Subsidiary of the Euro Borrower organized in France.

     "French  Intercompany  Loans" means (a) any  intercompany  loan made by the
      ---------------------------
Euro Borrower to a French Intercompany Borrower and represented by a French Intercompany Loan Agreement and (b) the French Ongoing Loans, in each case as set forth on Schedule 4.01(k).
             ----------------

     "French Ongoing Loans" means that portion of the French  Intercompany  Loan
      --------------------
Agreement between the Euro Borrower and Societe de Participations CarnaudMetalbox S.A. that represents the ongoing loans made from time to time on and after the Effective Date.

     "GAAP" means generally accepted accounting  principles in the United States
      ----
applied on a consistent basis.

     "German  Borrowers"  means each  Subsidiary of the Euro Borrower  organized
      -----------------
under the laws of the Federal  Republic of Germany,  and  designated  as such on
Schedule 1.01(b), and each other Subsidiary of the Euro Borrower organized under
----------------
the laws of the Federal Republic of Germany and requested by the Euro Borrower to be a German Borrower, subject to the approval of the Administrative Agent.

     "Governmental  Authority" means any Federal,  state, local or foreign court
      -----------------------
or governmental agency, authority, instrumentality or regulatory body, including any central bank.

     "Guarantee"  of or by any Person (the  "guarantor")  means any  obligation,
      ---------                              ---------
contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and
       ----------------
including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to a "synthetic lease"), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or any "keep well," maintenance of net worth or other similar agreement or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term "Guarantee"
                                             --------
shall not include endorsements for collection or deposit in the ordinary course of business. The amount of the obligation under any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (including principal, interest and fees) and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of the obligation under such Guarantee shall be such guarantor's maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith; irrespective, in any such case, of any amount thereof that would, in accordance with GAAP, be required to be reflected on a balance sheet of such Person.

     "Guarantee Agreements" means the Non-U.S.  Guarantee Agreement and the U.S.
      --------------------
Guarantee Agreement.

     "Guarantors"  means,  for purposes of Section  7.01(j) and Article IX only,
      ----------
the Parent Guarantors and the Euro Borrower.

     "Hazardous   Materials"   means  all  pollutants,   contaminants,   wastes,
      ---------------------
substances, chemicals, materials and other constituents, including, without limitation, crude oil, petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing
                                                      ---
materials or equipment of any nature which can give rise to Environmental Liability under, or are regulated pursuant to, any Environmental Law.

     "Hedging Agreement" means any interest rate protection  agreement,  foreign
      -----------------
currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rate, currency values or commodity prices.

     "Immaterial  Subsidiary"  shall mean any  Subsidiary of CCSC  designated as
      ----------------------
such in writing to the Administrative  Agent from time to time by CCSC; provided
                                                                        --------
that (i) no Loan Party or Intercompany Borrower hereunder may be an Immaterial Subsidiary, (ii) no subsidiary that is a Significant Subsidiary may be an Immaterial Subsidiary, (iii) the aggregate equity value of all Immaterial Subsidiaries shall not exceed $50.0 million at any time and (iv) the aggregate Indebtedness of all Immaterial Subsidiaries shall not exceed $100.0 million at any time. Schedule 3.02 lists the Immaterial Subsidiaries as of the Effective
           -------------
Date.

     "Impermissible   Qualification"   means,   relative   to  the   opinion  or
      -----------------------------
certification of any independent public accountant as to any financial statement of Crown Holdings, any qualification or exception to such opinion or certification

          (a) which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause a default under any of Sections 6.13 through 6.17, inclusive.

     "Increased Cost Lender" has the meaning assigned to such term in Section 2.20.

     "Indebtedness"  of  any  Person  means,   without   duplication,   (a)  all
      ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding obligations to pay salary or benefits under deferred compensation or other benefit programs), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services
(excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness (excluding prepaid interest thereon) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness or other monetary or financial obligations of others, (h) all Capital Lease Obligations of such Person, (i) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (k) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, surety bonds and performance bonds, whether or not matured. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnitee" has the meaning assigned to such term in Section 10.05(b).
      ----------

     "Information  Memorandum" means (i) the Confidential Information Memorandum
      -----------------------
dated January 2003 and posted electronically on Intralinks relating to Crown Holdings and this Agreement and (ii) the Offering Memorandum dated February 11, 2003 related to the Second Lien Notes and the Third Lien Notes.

     "Installment  Payment  Date" has the meaning  given to such term in Section
      --------------------------
2.05(e).

     "Insurance   Subsidiary"  means  Crownway   Insurance  Company,  a  Vermont
      ----------------------
corporation.

     "Intellectual  Property"  has the  meaning  given to such  term in the U.S.
      ----------------------
Security Agreement.

     "Intercompany  Borrower"  means each  Subsidiary  of the Euro Borrower that
      ----------------------
executes and delivers an Intercompany Note or a French Intercompany Loan Agreement.

     "Intercompany  Collateral  Documents"  means each  document  or  instrument
      -----------------------------------
executed and delivered by an Intercompany Borrower granting a Lien on any of its property to secure payment of an Intercompany Loan and related obligations.

     "Intercompany  Loan Documents" means the  Intercompany  Notes or the French
      ----------------------------
Intercompany Loan Agreements, the Intercompany Collateral Documents and each other document executed and delivered by an Intercompany Borrower.

     "Intercompany  Loans"  means (a) the  intercompany  loans  made by the Euro
      -------------------
Borrower to an Intercompany Borrower (other than a French Intercompany Borrower) and represented by Intercompany Notes substantially in the form of Exhibit V-2
                                                                     -----------
and (b) French Intercompany Loans represented by French Intercompany Loan Agreements, in each case, as identified on Schedule 4.01(k).
                                           ----------------

     "Intercompany Notes" means each promissory note,  substantially in the form
      ------------------
of  Exhibit  V-2,  evidencing  an  Intercompany  Loan  (other  than  any  French
    ------------
Intercompany Loans) issued by an Intercompany Borrower (other than any French Intercompany Borrower) in favor of the Euro Borrower and endorsed to the Euro Collateral Agent.

     "Intercreditor  Agreements"  means,  collectively,  the U.S.  Intercreditor
      -------------------------
Agreement, the Euro Intercreditor Agreement and the Receivables Intercreditor Agreement.

     "Interest Expense Coverage Ratio" means, for any Test Period,  the ratio of
      -------------------------------
(a) Consolidated EBITDA of Crown Holdings and its Subsidiaries to (b) Net Cash Interest Expense of Crown Holdings and its Subsidiaries, in each case for such Test Period. For Test Periods ending prior to March 31, 2004, the Cash Interest Expense shall be determined on a pro forma basis to give effect to the Transactions as if they had occurred on the first day of such Test Period.

     "Interest  Payment Date" means,  with respect to any Loan,  the last day of
      ----------------------
the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, (a) each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, (b) the date of any refinancing of such Borrowing with a Borrowing of a different Type.

     "Interest  Period" means (a) as to any Eurocurrency  Borrowing,  the period
      ----------------
commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on (i) in the case of a weekly Eurocurrency Borrowing, the corresponding day of the week that is 1, 2 or 3 weeks thereafter, as the relevant Borrower may elect or (ii) in the case of any other Eurocurrency Borrowing, the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the relevant Borrower may elect; provided that prior to
                                                          --------
March 21, 2003, the applicable Borrower shall only be permitted to request Interest Periods (which are contemplated to be seven days or less) with all such Interest Periods ending on the same Business Day, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of
(i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Term B Loan Maturity Date or Revolving Credit Maturity Date, as applicable, and
(iii) the date such Borrowing is prepaid in accordance with Section 2.05 or converted in accordance with Section 2.03; provided that with respect to any ABR
                                           --------
Loans made on the Effective Date, the Interest Period shall end on March 4, 2003; provided, however, that if any Interest Period would end on a day other
       ------------------
than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For the first Interest Period hereunder with respect to any Borrowing on the Effective Date, the first day of such Interest Period shall be deemed to be the day immediately preceding the Effective Date and interest shall accrue from and including such day immediately preceding the Effective Date.

     "Investment" has the meaning assigned to such term in Section 6.04.
      ----------

     "Issuing Bank" means  Citicorp North America,  Inc., in its capacity as the
      ------------
issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(j). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "Italian Assets" means the asset(s) of an Italian  Subsidiary and that does
      --------------
not otherwise constitute Collateral or a Principal Property and other than any Equity Interest in any Person that is not an Italian Subsidiary.

     "Italian  Subsidiaries"  means  one or  more  Non-Subsidiary  Loan  Parties
      ---------------------
incorporated or otherwise formed under the laws of the Republic of Italy with respect to which more than 80% of each of its (i) sales are generated from operations located in the Republic of Italy and (ii) assets are located in the Republic of Italy, in each case, determined on a consolidated basis in accordance with GAAP.

     "Joint  Lead  Arrangers"  has the  meaning  assigned  to  such  term in the
      ----------------------
preamble hereto.

     "Judgment  Currency"  has the  meaning  assigned  to such  term in  Section
      ------------------
10.17(b).

     "LC  Disbursement"  means a payment made by the Issuing Bank  pursuant to a
      ----------------
Letter of Credit.

     "LC Exposure"  means,  at any time,  the sum of (a) the  aggregate  undrawn
      -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the U.S. Borrower at such time. The LC Exposure of any Revolving Dollar Lender at any time shall be its Commitment Percentage of the total LC Exposure at such time.

     "LC Fees" has the meaning assigned to such term in Section 2.10(b).
      -------

     "Lender  Affiliate" means, (a) with respect to any Lender, (i) an Affiliate
      -----------------
of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Lenders" has the meaning assigned to it in the preamble hereto.
      -------

     "Letter of Credit"  means any demand  letter of credit  issued  pursuant to
      ----------------
this Agreement.

     "Leverage  Condition"  means the condition that for three  consecutive Test
      -------------------
Periods, the Total Leverage Ratio is less than 4.0x.

     "LIBO Rate"  means,  with  respect to any  Eurocurrency  Borrowing  for any
      ---------
Interest Period, (a) in the case of Dollars, the rate appearing on Page 3750 of the Telerate Service and (b) in the case of Euros or Pounds Sterling, the British Bankers Association Interest Settlement Rate appearing on the appropriate page of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Applicable Agent from time to time for purposes of providing quotations of interest rates applicable to deposits of that currency in the London interbank market) at approximately 11:00 a.m., London time, on the Quotation Day, as the rate for Dollar or Euro or

Pound Sterling deposits of $5.0 million, (euro)5.0 million or (pound)5.0 million, as applicable, with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate supplied to the Applicable Agent at its request quoted by the Reference Banks in the London interbank market as of the Quotation Day as the rate for Dollar, Euro or Pound Sterling deposits, as applicable, with a maturity comparable to such Interest Period.

     "Lien" means,  with respect to any asset, (a) any mortgage,  deed of trust,
      ----
lien, pledge, encumbrance, charge, assignment, hypothecation or security interest in or on such asset or any filing of any financing statement under the UCC as in effect in the applicable state or jurisdiction or any other similar notice or lien under any similar notice or recording statute of any Governmental Authority, in each of the foregoing cases whether voluntary or imposed by law,
(b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) any other agreement intended to create any of the foregoing.

     "Loan  Documents"  means this  Agreement,  the  Guarantee  Agreements,  the
      ---------------
Intercompany Loan Documents, the Security Documents and, if requested by a Lender pursuant to Section 2.07(e), each Note.

     "Loan  Parties"  means  each  Parent  Guarantor,   the  Borrowers  and  the
      -------------
Subsidiary Loan Parties and Crown Developpement SNC.

     "Loan Party  Information"  has the meaning assigned to such term in Section
      -----------------------
10.18(b).

     "Loans" means the Revolving  Dollar Loans,  the Revolving  Euro Loans,  the
      -----
Term B Dollar Loans and the Term B Euro Loans.

     "Mandatory   Cost"  means  the  percentage  rate  calculated  by  the  U.K.
      ----------------
Administrative Agent in accordance with Exhibit W.
                                        ---------

     "Material  Adverse  Effect"  means a materially  adverse  effect on (a) the
      -------------------------
business, assets, operations or condition (financial or otherwise), contingent liabilities or prospects of Crown Holdings and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) the rights of or benefits available to the Lenders taken as a whole under any Loan Document, or (d) the value of the Collateral, taken as a whole, or the validity, enforceability, perfection or priority of the Liens, taken as a whole, granted to the Collateral Agents (for their benefit and for the benefit of the other applicable Lenders) on the Collateral pursuant to the Security Documents.

     "Material  Indebtedness"  means  Indebtedness  (other  than the  Loans  and
      ----------------------
Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Crown Holdings and its Subsidiaries (other than any
Immaterial Subsidiary), individually or in an aggregate principal amount exceeding $25.0 million. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Crown Holdings or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Crown Holdings or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time. The Second Lien Notes and the Third Lien Notes shall always
constitute   Material   Indebtedness,   regardless  of  the   principal   amount
outstanding.

     "Maximum Rate" has the meaning assigned to such term in Section 10.10.
      ------------

     "Minority  Equity Interest" means any Equity Interest in any Person engaged
      -------------------------
in a line of business which is complementary, reasonably related, ancillary or useful to any business in which Crown Holdings or any of its Subsidiaries is then engaged, where such Equity Interest constitutes 50% or less of all Equity Interests issued and outstanding of such Person.

     "Moody's" means Moody's Investors Service, Inc.
      -------

     "Mortgage" means a mortgage, deed of trust, deed to secure debt, assignment
      --------
of leases and rents, leasehold mortgage, leasehold deed of trust, leasehold deed to secure debt or other security document granting a Lien on any Mortgaged Property to secure the U.S. Obligations, including any amendment thereto. Each Mortgage shall be substantially in the form of Exhibit N or otherwise
                                                       ----------
satisfactory in form and substance to the applicable U.S. Collateral Agent.

     "Mortgaged Property" means, initially, each parcel of Real Property and the
      ------------------
improvements   thereto  owned  by  a  Loan  Party  and  identified  on  Schedule
                                                                        --------
4.01(i)(A),  and includes  each other parcel of Real  Property and  improvements
----------
thereto with respect to which a Mortgage is granted pursuant to Section 5.11.

     "Multicurrency  Borrowing" has the meaning assigned to such term in Section
      ------------------------
2.12(b).

     "Multiemployer  Plan"  means a  multiemployer  plan  within the  meaning of
      -------------------
Section 4001(a)(3) of ERISA (i) to which any Loan Party or ERISA Affiliate is then making or accruing an obligation to make contributions, (ii) to which any Loan Party or ERISA Affiliate has within the preceding six plan years made contributions, including any Person which ceased to be an ERISA Affiliate during such six year period, or (iii) with respect to which any Loan Party or Subsidiary could incur liability.

     "Net Cash  Interest  Expense"  means,  with  respect  to any Person and its
      ---------------------------
Subsidiaries and for any period, Cash Interest Expense of such Person and its Subsidiaries for such period, less the amount of interest income received in cash by such Person and its Subsidiaries for such period.

     "Net Proceeds" means, with respect to any Equity Issuance, Debt Incurrence,
      ------------
Asset Sale, Destruction or Taking, (a) the cash proceeds actually received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a Destruction, insurance proceeds in excess of $1.0 million, and (iii) in the case of a Taking, condemnation awards and similar payments in excess of $1.0 million, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Crown Holdings and its Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) the amount of all taxes paid (or reasonably estimated to be payable) Crown Holdings and its Subsidiaries in connection with such event, and (iii) in the case of an Asset Sale, the amount of all payments required to be made by Crown Holdings and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by a Prior Lien (as defined in the U.S. Security Agreement or applicable Mortgage) and refinancings thereof permitted hereunder or a Lien permitted by Section 6.02(ix) or (x) and the amount of any reserves established by Crown Holdings and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding two years and that are directly attributable to such event (as determined reasonably and in good faith by Crown Holdings); provided that any amount by which such reserves
                                 --------
are reduced for reasons other than payment of any such contingent liabilities shall be considered "Net Proceeds" upon such reduction.

     "1993 Indenture" means the Indenture dated as of April 1, 1993 between CCSC
      --------------
and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee.

     "1995  Indenture"  means the Indenture dated as of January 15, 1995 between
      ---------------
CCSC and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee.

     "1996  Indenture"  means the Indenture  dated as of December 17, 1996 among
      ---------------
CCSC, Crown Cork & Seal Finance PLC, Crown Cork & Seal Finance S.A. and The Bank of New York, as trustee.

     "Non-Subsidiary  Loan Party" means any Subsidiary of Crown Holdings that is
      --------------------------
not a Subsidiary Loan Party.

     "Non-U.S.  Guarantee  Agreement" means the Non-U.S.  Guarantee  Agreements,
      ------------------------------
substantially  in the  form of  Exhibit  K,  to be  entered  into  by each  Euro
                                ----------
Subsidiary Loan Party and the U.K. Administrative Agent for the benefit of the Term B Euro Lenders and the Revolving Euro Lenders.

     "Non-U.S.  Guarantee  Subsidiary"  means any Wholly Owned Subsidiary of the
      -------------------------------
Euro Borrower organized in England, Belgium, Canada, France, Germany, Mexico or Switzerland.

     "Non-U.S.   Plan"  means  any  employee  benefit  plan,  program,   policy,
      ---------------
arrangement or agreement maintained or contributed to by, or entered into with, a Loan Party or any Subsidiary with respect to employees employed outside the United States.

     "Non-U.S.  Subsidiary" means, with respect to any Person, any Subsidiary of
      --------------------
such Person that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "Note" means a note substantially in the form of Exhibit F-1 or F-2.
      ----                                            -----------    ---

     "Obligations"  means the U.S.  Obligations,  the Euro  Obligations  and the
      -----------
Subsidiary Borrower Obligations.

     "Officer's  Certificate"  means a  certificate  delivered  by the  relevant
      ----------------------
Borrower substantially in the form of Exhibit G-1 or -2, as applicable.
                                      -----------    --

     "Organic Document" means (i) relative to each Person that is a corporation,
      ----------------
its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, (ii) relative to each Person that is a partnership, its partnership agreement and any other similar arrangements applicable to any partnership or other equity interests in the Person and (iii) relative to any Person that is any other type of legal entity, such documents as shall be comparable to the foregoing.

     "Parent   Guarantor"   means  each  of  Crown  Holdings,   CCSC  and  Crown
      ------------------
International and any other parent holding company of CCSC under their respective guaranties in Article IX.

     "Participant" has the meaning assigned to such term in Section 10.04(f).
      -----------

     "PBGC"  means the  Pension  Benefit  Guaranty  Corporation  referred to and
      ----
defined in ERISA.

     "Pension  Plan" means a "pension  plan," as such term is defined in Section
      -------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer
Plan) and to which any Loan Party or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Perfection  Certificate" means a certificate in the form of Annex 3 to the
      -----------------------
U.S. Security Agreement or any other form approved by the U.S. Collateral Agent.

     "Permitted Investments" means:
      ---------------------

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or any member state of the European Union (as it exists on the Effective Date) or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America or such member state of the European Union, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) time deposits, demand deposits, certificates of deposit, Eurodollar time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of any member state of the European Union (as it exists on the Effective Date), the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

          (5) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

     "Permitted Liens" has the meaning assigned to such term in Section 6.02.
      ---------------

     "Permitted Public Refinancing Debt" means senior or subordinated  unsecured
      ---------------------------------
notes of Crown Holdings, CCSC, the U.S. Borrower or the Euro Borrower sold pursuant to a public offering in the United States or pursuant to an offering in reliance on Rule 144A and/or Regulation S under the Securities Act of 1933, as amended, the terms of which notes

(i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to one year after the Term B Loan Maturity Date, (ii) no Subsidiary of Crown Holdings is an obligor under such notes that is not an obligor under the Third Lien Notes, (iii) do not restrict, limit or adversely affect the ability of any Loan Party or any of its Subsidiaries to perform its obligations under any of the Loan Documents, (iv) are subject to covenants, events of default, subsidiary guaranties, and other terms of which, taken as a whole, that are not more restrictive to the issuer thereof than those set forth in the Third Lien Notes (as reasonably determined by the Administrative Agent) and (v) are customary for similar offerings by issuers with credit ratings comparable to that of Crown Holdings, CCSC, the U.S. Borrower or the Euro Borrower, as applicable.

     "Permitted  Receivables  Financing"  means (i) the  transactions  under the
      ---------------------------------
Receivables  Purchase  Agreement dated as of January 26, 2001 (the  "Receivables
                                                                     -----------
Purchase  Agreement") among Crown Cork & Seal Receivables (DE)  Corporation,  as
-------------------
Seller, Crown Cork & Seal Company (USA), Inc., as the Servicer, the banks and other financial institutions party thereto as Purchasers thereunder and Citibank, N.A., as administrative agent for the Purchasers and the other owners thereunder, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, and under the "Transaction Documents" as defined therein in an aggregate principal amount not to exceed $350 million at any time outstanding, and (ii) refinancings of the program under the Receivables Purchase Agreement (including, without limitation, by extending the maturity thereof) or the consummation of one or more receivables financings replacing the program under the Receivables Purchase Agreement, with combined proceeds of all Permitted Receivables Financings in an aggregate principal amount not to exceed $300 million, in each case pursuant to a structured receivables financing consisting of a securitization of receivables the material terms of which are substantially similar to the Receivables Purchase Agreement or otherwise on market terms for companies having a credit profile similar to Crown Holdings and its Subsidiaries at the time of such refinancing. For purposes of the foregoing limitations, outstanding proceeds at any time shall be deemed to equal the then outstanding capital amount or principal amount received by the relevant Receivables Subsidiary in respect of sales of accounts receivable or as a result of the creation of debt of such Receivables Subsidiary where such debt is supported by accounts receivable, in each case pursuant to a Permitted Receivables Financing, to the extent such accounts receivable remain outstanding and uncollected at such time.

     "Person"  means any natural  person,  corporation,  trust,  joint  venture,
      ------
association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

     "Plan" means any Pension Plan or Welfare Plan.
      ----

     "Pledged  Securities"  means any Equity  Interests  pledged pursuant to any
      -------------------
Security Document.

     "Pound Sterling" means the lawful money of the United Kingdom.
      --------------

     "Pound Sterling Equivalent" means at the time of determination  thereof (a)
      -------------------------
with respect to Pound Sterling, the amount in Pound Sterling and (b) with respect to any amount in Dollars, the equivalent of such amount in Pound Sterling determined by using the rate of exchange quoted by Citibank
International plc in London at 11:00 a.m. (London time) on the date of determination to prime banks in London for the spot purchase in the London foreign exchange market of such amount of Pound Sterling with Dollars.

     "Primary Portal" has the meaning assigned to such term in Section 10.19(b).
      --------------

     "Principal  Property"  has  the  meaning  given  to  such  term  under  the
      -------------------
indentures, agreements and instruments governing the Public Debt as such indentures, agreements and instruments are in effect on the Effective Date.

     "Pro Rata  Percentage"  of any Revolving  Dollar  Lender or Revolving  Euro
      --------------------
Lender at any time means the percentage of the aggregate Available Dollar Revolving Credit Commitment or Available Euro Revolving Credit Commitment, as applicable, represented by such Lender's Available Dollar Revolving Credit Commitment or Available Euro Revolving Credit Commitment, as applicable.

     "Projected  Financial  Statements" has the meaning assigned to such term in
      --------------------------------
Section 3.16(c).

     "Property"  means any right,  title or interest in or to property or assets
      --------
of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including any ownership interests of any Person.

     "Public Debentures" means each of the following:
      -----------------

          (1) $200 million 8% Debentures due 2023 of CCSC issued under the 1993 Indenture;

          (2) $350 million 7 3/8% Debentures due 2026 of CCSC issued under the 1996 Indenture; and

          (3) $150 million 7 1/2% Debentures due 2096 of CCSC issued under the 1996 Indenture.

     "Public  Debt"  means  each of the  following  Indebtedness  to the  extent
      ------------
outstanding on the Effective Date:

          (1) $200 million original principal amount of 6 3/4% Notes due 2003 of CCSC issued under the 1993 Indenture;

          (2) $300 million original principal amount of 8 3/8% Notes due 2005 of CCSC issued under the 1995 Indenture;

          (3) $200 million original principal amount of 8% Debentures due 2023 of CCSC issued under the 1993 Indenture;

          (4) $350 million original principal amount of 7 3/8% Debentures due 2026 of CCSC issued under the 1996 Indenture;

          (5) $150 million original principal amount of 7 1/2% Debentures due 2096 of CCSC issued under the 1996 Indenture;

          (6) $200 million original principal amount of 6 3/4% Notes due 2003 of Crown Cork & Seal Finance PLC issued under the 1996 Indenture;

          (7) $300 million original principal amount of 7% Notes due 2006 of Crown Cork & Seal Finance PLC issued under the 1996 Indenture;

          (8) $200 million original principal amount of 6 3/4% Notes due 2003 of Crown Cork & Seal Finance, S.A. issued under the 1996 Indenture;

          (9) Euro 300 million original principal amount of 6% Senior Notes due 2004 of Crown Finance S.A. issued under the Fiscal and Paying Agency Agreement dated as of December 6, 1999 among CCSC, Crown Finance S.A. and Citibank, N.A. as paying agent (the "Existing Crown Finance S.A. Euro
                                            ------------------------------------
     Notes"); and
     -----

          (10) $105 million original principal amount of 7.54% Notes due 2005 of CarnaudMetalbox Investments (USA), Inc. ("Carnaud") issued under the Note
                                                 -------
     Purchase Agreement dated as of May 4, 1993 among CarnaudMetalbox and the noteholders party thereto, as amended (the "Existing Carnaud Notes").
                                                 ----------------------

     "Quotation  Day" in respect of the  determination  of the LIBO Rate for any
      --------------
Interest Period for any Eurocurrency Borrowing in (a) Dollars, means two Business Days before the first day of that Interest Period, (b) Euros, means two TARGET Business Days before the first day of that Interest Period or (c) Pounds Sterling, means the first day of that Interest Period; provided that if quotations would ordinarily be given on more than one date, the Quotation Day for such Interest Period shall be the last of such dates.

     "Real  Property"  means all right,  title and interest of any Loan Party or
      --------------
any of its respective Subsidiaries in and to a parcel of real property owned, leased or operated

(including, without limitation, any leasehold estate) by any Loan Party or any of its respective Subsidiaries together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

     "Real Property Officers' Certificate" means a certificate  substantially in
      -----------------------------------
the form of Exhibit N attached hereto.
            ---------

     "Receivables   Intercreditor  Agreement"  means,  in  connection  with  the
      --------------------------------------
Receivables Purchase Agreement, the intercreditor agreement, substantially in the form of Exhibit P-3, dated as of February 26, 2003, among Crown Cork & Seal
            -----------
Receivables (DE) Corporation, CCSC, Citibank, N.A. and the U.S. Collateral Agent, and, in connection with any refinancing of the Receivables Purchase Agreement, an intercreditor agreement substantially identical to the intercreditor agreement referred to above (as determined by the Administrative Agent).

     "Receivables  Subsidiary" means,  initially,  Crown Cork & Seal Receivables
      -----------------------
(DE) Corporation, and any other special purpose subsidiary which exists solely to purchase and sell receivables or to otherwise raise financing in connection with a Permitted Receivables Financing.

     "Reference Banks" means:
      ---------------

          (a) in connection with the initial syndication of the Loans and Commitments, in respect of LIBO Rate and Mandatory Cost, the principal London office of Citibank, N.A.; and

          (b) on and after the Effective Date, in respect of LIBO Rate and Mandatory Cost, the principal London office of Citibank, N.A. and such two other banks as may be appointed by the Applicable Agent in consultation with Crown Holdings.

     "Refinanced Public Debt" means
      ----------------------

          (1) $195.0 million in aggregate principal amount of 6 3/4% Notes due April 2003 of CCSC,

          (2) $200 million in aggregate principal amount of 6 3/4% Notes due December 2003 of Crown Cork & Seal Finance PLC,

          (3) $193.0 million in aggregate principal amount of 6 3/4% Notes due December 2003 of Crown Cork & Seal Finance, S.A., and

          (4) $360.0 million in aggregate principal amount of any of the (a) 6.0% Notes due December 2004 of Crown Cork & Seal Finance, S.A., (b) 8 3/8% Senior Notes due January 2005 of CCSC and (c) 7.54% Notes due May 2005 of CarnaudMetalbox Investments (USA), Inc.

     "Refinancing Plan Indebtedness" means any one or more of the following: (i)
      -----------------------------
Permitted Public Refinancing Debt; and (ii) Additional Second Lien Notes and/or Additional Third Lien Notes in an aggregate principal amount not to exceed $600.0 million.

     "Register" has the meaning assigned to such term in Section 10.04(d).
      --------

     "Regulation  U" means  Regulation  U of the  Board as from  time to time in
      -------------
effect and all official rulings and interpretations thereunder or thereof.

     "Regulation  X" means  Regulation  X of the  Board as from  time to time in
      -------------
effect and all official rulings and interpretations thereunder or thereof.

     "Related  Parties"  means,  with  respect  to any  specified  Person,  such
      ----------------
Person's Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person's Affiliates.

     "Release"  means  any  spilling,   leaking,  pumping,  pouring,   emitting,
      -------
emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

     "Remedial  Action" means (a) "remedial  action," as such term is defined in
      ----------------
CERCLA, 42 USC Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or otherwise take corrective action to address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or
(iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

     "Reorganization"  means the reorganization of CCSC to create Crown Holdings
      --------------
as a new public holding company above CCSC and for CCSC to transfer the stock of its subsidiaries located in Europe, Mexico and Canada to the Euro Borrower, as described in the Structure Memorandum.

     "Reportable Event" means any reportable event as defined in Section 4043 of
      ----------------
ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

     "Requirement  of Law" means,  as to any Person,  any law,  treaty,  rule or
      -------------------
regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

     "Requisite  Dollar Lenders"  means,  at any time,  Lenders having more than
      -------------------------
fifty percent (50%) of the sum of (a) the aggregate outstanding amount of the Revolving Dollar Credit Commitments or, after the termination of the Revolving Dollar Credit Commitments, the Revolving Dollar Credit Exposure and (b) the aggregate outstanding amount of all Term B Dollar Loans.

     "Requisite Euro Lenders" means, at any time, Lenders having more than fifty
      ----------------------
percent (50%) of the sum of the Dollar Equivalent of (a) the aggregate outstanding amount of the Revolving Euro Credit Commitments or, after the termination of the Revolving Euro Credit Commitments, the Revolving Euro Credit Exposure and (b) the aggregate outstanding amount of all Term B Euro Loans then outstanding.

     "Requisite  Lenders"  means,  at any time,  Lenders  having more than fifty
      ------------------
percent (50%) of the sum of the Dollar Equivalent of (a) the aggregate outstanding amount of the Revolving Dollar Credit Commitments and the Revolving Euro Credit Commitments or, after the termination of the Revolving Dollar Credit Commitments and/or the Revolving Euro Credit Commitments, the Revolving Dollar Credit Exposure and/or the Revolving Euro Credit Exposure, as applicable, and
(b) the aggregate outstanding amount of all Term B Dollar Loans and Term B Euro Loans then outstanding.

     "Requisite  Revolving Dollar Lenders" means,  collectively,  Lenders having
      -----------------------------------
more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Dollar Credit Commitments or, after the Revolving Credit Maturity Date, the Revolving Dollar Credit Exposure.

     "Requisite Revolving Euro Lenders" means, collectively, Lenders having more
      --------------------------------
than fifty percent (50%) of the aggregate outstanding amount of the Revolving Euro Credit Commitments, or, after the Revolving Credit Maturity Date, the Dollar Equivalent of the Revolving Euro Credit Exposure.

     "Requisite  Term B Dollar  Lenders"  means Term B Lenders  having more than
      ---------------------------------
fifty percent (50%) of the aggregate principal amount of all Term B Dollar Loans then outstanding.

     "Requisite  Term B Euro Lenders" means Term B Euro Lenders having more than
      ------------------------------
fifty percent (50%) of the Dollar Equivalent of the aggregate principal amount of all Term B Euro Loans then outstanding.

     "Responsible Officer" of any corporation, partnership or other entity means
      -------------------
any executive officer or Financial Officer of such corporation, partnership or other entity and any other officer or similar official thereof responsible for the administration of the obligations of such corporation, partnership or other entity in respect of this Agreement.

     "Restricted  Payment"  means  any  direct  or  indirect  dividend  or other
      -------------------
distribution (whether in cash, securities or other property) with respect to any Equity Interests or Equity Rights of Crown Holdings or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests or Equity Rights of Crown Holdings or any Subsidiary. The granting of security by any Subsidiary pursuant to the terms of this Agreement shall not be considered a Restricted Payment.

     "Restricted Securities" shall mean any shares of capital stock or evidences
      ---------------------
of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by CCSC or any Restricted Subsidiary.

     "Restricted  Subsidiary"  means  any  subsidiary  of  CCSC  that  would  be
      ----------------------
considered a "Restricted Subsidiary" under (and as defined in) any indenture, agreement or instrument governing or evidencing any Public Debt as such indenture, agreement or instrument is in effect on the Effective Date.

     "Retained Public Debt" means (a) $248 million in aggregate principal amount
      --------------------
of (i) the 6.0% Notes due December 2004 of Crown Cork & Seal Finance S.A., (ii) the 8 3/8% Senior Notes due January 2005 of CCSC and (iii) the 7.54% Notes due May 2005 of CarnaudMetalbox Investments (USA), Inc. that have not been refinanced and (b) $294 million in aggregate principal amount of 7% Senior Notes due December 2006 of Crown Cork & Seal Finance plc, in any case to the extent not refinanced with the proceeds of the Transactions.

     "Retained Public Debt Collateral Accounts"  collectively means the Retained
      ----------------------------------------
Public Debt Dollar Collateral Account and the Euro Retained Public Debt Collateral Account.

     "Retained  Public  Debt  Dollar   Collateral   Account"  means  the  Dollar
      -----------------------------------------------------
collateral account into which Excess Cash Flow and Net Proceeds of Equity Issuances of Crown Holdings may be deposited pursuant to the terms of this Agreement and the U.S. Security Agreement, which collateral account shall only secure the U.S. Obligations under this Agreement.

     "Retained Public Debt Refinancing  Date" shall have the meaning assigned to
      --------------------------------------
such term in Section 2.05(d).

     "Revolving  Credit  Borrowing"  means a  Revolving  Dollar  Borrowing  or a
      ----------------------------
Revolving Euro Borrowing.

     "Revolving  Credit  Commitment  Period" means the period from and including
      -------------------------------------
the date of this Agreement to but not including the Revolving Credit Maturity Date or any earlier date on which the Revolving Credit Commitments to make Revolving Loans pursuant to Section 2.01 shall terminate as provided herein.

     "Revolving Credit Commitments" means the Revolving Dollar Credit Commitment
      ----------------------------
and the Revolving Euro Credit Commitment.

     "Revolving  Credit Exposure" means the Revolving Dollar Credit Exposure and
      --------------------------
the Revolving Euro Credit Exposure.

     "Revolving Credit Maturity Date" means September 15, 2006.
      ------------------------------

     "Revolving  Dollar  Borrowing"  means a Borrowing  comprised  of  Revolving
      ----------------------------
Dollar Loans.

     "Revolving Dollar Credit Commitment" means, with respect to each Revolving Dollar Lender, the commitment of such Revolving Dollar Lender to make Revolving Dollar Loans (and to acquire participations in Letters of Credit hereunder) in Dollars, expressed in each case as an amount representing the maximum principal amount of such Revolving Dollar Lender's Revolving Dollar Credit Exposure hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Revolving Dollar Lender's Revolving Dollar Credit Commitment is set forth on Schedule 2.01 (in
                                                               -------------
the case of  Revolving  Dollar  Credit  Commitments  in effect on the  Effective
Date), or in the Assignment and Acceptance pursuant to which such Revolving Dollar Lender shall have assumed its Revolving Dollar Credit Commitment, as applicable. The aggregate amount of the Revolving Dollar Lenders' Revolving Dollar Credit Commitments as of the Effective Date is $275.0 million.

     "Revolving  Dollar Credit  Exposure"  means,  with respect to any Revolving
      ----------------------------------
Dollar Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Revolving Dollar Loans of such Revolving Dollar Lender, plus (b) such Revolving Dollar Lender's LC Exposure at such time.

     "Revolving  Dollar  Lender"  means  a  Lender  with a  commitment  to  make
      -------------------------
Revolving Dollar Loans or with any Revolving Dollar Credit Exposure, in its capacity as such.

     "Revolving  Dollar Loans" means the revolving  loans in Dollars made by the
      -----------------------
Revolving  Dollar  Lenders to the U.S.  Borrower  pursuant to clause  (ii)(A) of
Section 2.01(a). Each Revolving Dollar Loan shall be a Eurocurrency Revolving Loan or an ABR Loan.

     "Revolving  Euro Borrowing"  means a Borrowing  comprised of Revolving Euro
      -------------------------
Loans.

     "Revolving Euro Credit  Commitment"  means,  with respect to each Revolving
      ---------------------------------
Euro Lender, the commitment of such Revolving Euro Lender to make Revolving Euro Loans in Euros or Pound Sterling expressed as an amount in Dollars representing the maximum aggregate amount of such Revolving Euro Lender's Revolving Euro Credit Exposure hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Revolving Euro Lender's Revolving Euro Credit Commitment is set forth on Schedule 2.01 (in the
                                                           -------------
case of Revolving Euro Credit Commitments in effect on the Effective Date), or in the Assignment and Acceptance pursuant to which such Revolving Euro Lender shall have assumed its Revolving Euro Credit Commitment, as applicable. The aggregate amount of the Revolving Euro Lenders' Revolving Euro Credit Commitments as of the Effective Date is $275.0 million.

     "Revolving Euro Credit Exposure" means,  with respect to any Revolving Euro
      ------------------------------
Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Euro Loans of such Revolving Euro Lender stated in the currency of each outstanding Revolving Euro Loan.

     "Revolving  Euro Lender" means a Lender with a commitment to make Revolving
      ----------------------
Euro Loans or with any Revolving Euro Credit Exposure, in its capacity as such.

     "Revolving Euro Loans" means the revolving loans in Euros,  Pounds Sterling
      --------------------
or Dollars  made by the  Revolving  Euro Lenders  pursuant to clause  (ii)(B) of
Section 2.01(a);  provided that the aggregate  principal amount of all Revolving
                  --------
Euro Loans denominated in Pounds Sterling shall not exceed the Pound Sterling Equivalent of $175 million. Each Revolving Euro Loan shall be a Eurocurrency Loan.

     "Revolving  Lenders"  means  Revolving  Dollar  Lenders and Revolving  Euro
      ------------------
Lenders.


     "Revolving  Loans" means  Revolving  Dollar Loans and Revolving Euro Loans.
      ----------------

     "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies.
      ---

     "SEC" means the Securities and Exchange Commission.
      ---

     "Second Lien Dollar Notes" means the $1.085 billion in aggregate  principal
      ------------------------
amount of 9.5% Second Priority Senior Secured Notes due 2011 of the Euro Borrower issued under the Second Lien Dollar Notes Indenture on the Effective Date.

     "Second Lien Euro Notes" means the (euro)285 million in aggregate principal
      ----------------------
amount of 10.25% Second Priority Senior Secured Notes due 2011 of the Euro Borrower issued under the Second Lien Notes Indenture on the Effective Date.

     "Second  Lien Notes" means the Second Lien Dollar Notes and the Second Lien
      ------------------
Euro Notes.

     "Second Lien Notes  Indenture" means the Indenture dated as of February 26,
      ----------------------------
2003, by and among the Euro Borrower, the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee, governing the Second Lien Dollar Notes and Second Lien Euro Notes.

     "Secured  Parties"  has the  meaning  given to such term in the  applicable
      ----------------
Security Document.

     "Securities Account" has the meaning assigned to such term in the UCC.
      ------------------

     "Security  Documents"  means  the  Euro  Security  Documents  and the  U.S.
      -------------------
Security Documents.

     "SFAS 133" means Statements of Financial  Accounting  Standards No. 133, as
      --------
amended, "Accounting for Derivative Instruments and Hedging Activities."


     "Sharing  Agreement"  means the Global  Participation  and Proceeds Sharing
      ------------------
Agreement, substantially in the form of Exhibit R hereto, dated as of February 26, 2003, among the Administrative Agent, the U.K. Administrative Agent, the trustees under the Second Lien Notes Indenture and the Third Lien Notes Indenture, the Collateral Agents and each of the other Persons that become a party thereto.

     "Significant  Subsidiary" means any Subsidiary that would be a "significant
      -----------------------
subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the Effective Date.

     "SSBI" has the meaning assigned to it in the preamble hereto.
      ----

     "Statutory  Reserve  Rate" means a fraction  (expressed  as a decimal)  the
      ------------------------
numerator of which is the number one and the denominator of which is the number one minus the aggregate (expressed as a decimal) of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation and without regard to whether any Lender actually obtains or maintains eurocurrency funding for its Eurocurrency Loans. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Structure  Memorandum"  means the Structure  Memorandum dated February 25,
      ---------------------
2003 and distributed to each Agent and Lender and attached hereto as Exhibit U.
                                                                     ---------

     "Subsidiary"  means,  with respect to any Person,  (i) any  corporation  of
      ----------
which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, (ii) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time any partnership interests other than general partnership interests of such partnership shall or might have voting power upon the occurrence of any contingency) are at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; or (iii) any other legal entity the accounts of which would or should be consolidated with those of such Person on a consolidated balance sheet of such Person prepared in accordance with GAAP.

     "Subsidiary  Borrower" means each German  Borrower and each U.K.  Borrower.
      --------------------

     "Subsidiary  Borrower  Obligations"  means, with respect to each Subsidiary
      ---------------------------------
Borrower, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to such Subsidiary Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to such Subsidiary Borrower and all other obligations and liabilities of such Subsidiary Borrower to any Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all fees, charges and disbursements of counsel (including the allocated costs of internal counsel) that are to be paid by such Subsidiary Borrower to any Agent, or to any Lender pursuant to any Loan Document) or otherwise.

     "Subsidiary  Loan Parties" means (i) each of the U.S.  Borrower's  Domestic
      ------------------------
Subsidiaries (other than a Receivables Subsidiary and the Insurance Subsidiary),

(ii) each Subsidiary Borrower and (iii) each Subsidiary of the Euro Borrower designated on Schedule 1.01(b) as a subsidiary guarantor or which becomes a subsidiary guarantor pursuant to the provisions of Section 5.11.

     "Substitute Interest Rate" has the meaning assigned to such term in Section
      ------------------------
2.12(a).

     "Survey"  means a survey of any Mortgaged  Property  (and all  improvements
      ------
thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof (or such longer period as may be approved by the U.S. Collateral Agent if the survey exception on any title policy relating thereto is removed or insured over) unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) and issue a survey endorsement.

     "Syndication  Agent" has the meaning  assigned to such term in the preamble
      ------------------
to this Agreement.

     "Taking"  means  any  taking  of any  Property  of  Crown  Holdings  or any
      ------
Subsidiary or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition or use of any Property of Crown Holdings or any Subsidiary or any portion thereof, by any Governmental Authority.

     "Taxes" has the meaning assigned to such term in Section 2.16.
      -----

     "Term  B  Borrowing"  means  a Term  B  Dollar  Borrowing  or a Term B Euro
      ------------------
Borrowing, as applicable.

     "Term B Dollar  Borrowing"  means a  Borrowing  comprised  of Term B Dollar
      ------------------------
Loans.

     "Term B Dollar  Commitments"  means with respect to a Term B Dollar Lender,
      --------------------------
the commitment, if any, of such Term B Dollar Lender to make a Term B Dollar Loan in Dollars hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term B Dollar Loan to be made by such Term B Dollar Lender hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Lender's Term B Dollar Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which
         -------------
such Lender shall have assumed its Term B Commitment, as applicable. The initial aggregate amount of the Term B Dollar Lenders' Term B Dollar Commitments is $450.0 million.

     "Term B Dollar  Lender" means a Lender with a Term B Dollar  Commitment and
      ---------------------
an outstanding Term B Dollar Loan to the U.S. Borrower.

     "Term B Dollar Loan" means a Loan in Dollars made pursuant to clause (i)(A)
      ------------------
of Section 2.01(a).

     "Term B Euro Borrowing" means a Borrowing comprised of Term B Euro Loans.
      ---------------------

     "Term B Euro Commitments"  means with respect to a Term B Euro Lender,  the
      -----------------------
commitment, if any, of such Term B Euro Lender to make a Term B Euro Loan hereunder in Euros on the Effective Date, expressed as an amount in Dollars representing the maximum principal amount of the Term B Euro Loan to be made by such Term B Euro Lender hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each
Lender's  Term B Euro  Commitment  is  set  forth  on  Schedule  2.01  or in the
                                                       --------------
Assignment and Acceptance pursuant to which such Lender shall have assumed its Term B Euro Commitment, as applicable. The initial aggregate amount of the Term B Euro Lenders' Term B Euro Commitments is (euro)50.0 million.

     "Term B Euro Lender"  means a Lender with a Term B Euro  Commitment  and an
      ------------------
outstanding Term B Euro Loan to the Euro Borrower.

     "Term B Euro Loan" means a Loan in Euros made  pursuant to clause (i)(B) of
      ----------------
Section 2.01(a). Each Term B Euro Loan shall be a Eurocurrency Loan.

     "Term B Lender"  means a Term B Dollar  Lender or a Term B Euro Lender,  as
      -------------
the case may be.

     "Term B Loan Maturity Date" means  September 15, 2008;  provided,  however,
      -------------------------                              ------------------
that if the 7% Senior Notes due December 2006 of CCSC are not repaid or refinanced in full in a manner permitted hereunder, or an amount sufficient in cash to repay or refinance such debt in full at maturity is not available in the Retained Public Debt Collateral Account, by September 15, 2006, then the Term B Loan Maturity Date shall be September 15, 2006, unless waived by the Requisite Lenders.

     "Term B Loans" means Term B Dollar Loans and Term B Euro Loans.
      ------------

     "Test Period" means,  for the covenants  contained in Sections 6.13 through
      -----------
6.17, the four consecutive complete fiscal quarters of Crown Holdings then last ended. Compliance with such covenants shall be tested as of the end of each Test Period. For purposes of the covenants in Section 6.13 through 6.17, inclusive, for Test Periods ending prior to March 31, 2004, the calculation of Consolidated EBITDA of Crown Holdings and its Subsidiaries shall include Consolidated EBITDA for periods prior to January 1, 2003 as set forth in the table below and actual Consolidated EBITDA of Crown Holdings and its Subsidiaries for periods on or after January 1, 2003:


--------------------------------------------------------------------------------

                Period                                  Consolidated EBITDA
                ------                                  -------------------
--------------------------------------------------------------------------------

 July 1, 2002 through September 30, 2002                   $242.0 million
--------------------------------------------------------------------------------

 October 1, 2002 through December 31, 2002                 $128.5 million
--------------------------------------------------------------------------------

     "Third Lien Notes" means the $725 million in aggregate  principal amount of
      ----------------
10.875% Third Priority Senior Secured Notes due 2013 of the Euro Borrower issued under the Third Lien Notes Indenture.

     "Third Lien Notes  Indenture"  means the Indenture dated as of February 26,
      ---------------------------
2003, by and among the Euro Borrower, the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee, governing the Third Lien Notes.
     "Title  Company" means Fidelity  National Title  Insurance  Company or such
      --------------
other title insurance or abstract company as shall be designated by the Administrative Agent.

     "Total  Dollar  Revolving  Credit  Commitment"  means,  at  any  time,  the
      --------------------------------------------
aggregate amount of the Revolving Dollar Credit Commitments of the Revolving Dollar Lenders as in effect at such time.

     "Total Euro Revolving Credit  Commitment" means, at any time, the aggregate
      ---------------------------------------
amount of the Revolving Euro Credit Commitments of the Revolving Euro Lenders, as in effect at such time.

     "Total  Leverage  Ratio"  means,  for any  Test  Period,  the  ratio of (a)
      ----------------------
Indebtedness (without giving effect to clause (i) in the definition thereof) of Crown Holdings and its Subsidiaries (exclusive of Indebtedness under any Permitted Receivables Financing) plus any liability recorded in accordance with SFAS 133 which does not represent an actual obligation and for which an offsetting derivative contract has been recorded in the financial statements in accordance with GAAP (but, to the extent and only to the extent, such liability exceeds $50,000,000), as of the last day of such Test Period, to (b) Consolidated EBITDA for such Test Period. For any Test Period during which any Refinanced Public Debt and/or Retained Public Debt shall remain outstanding, so long as no Default or Event of Default has occurred and is continuing and cash is on deposit in the Collateral Accounts and/or the Retained Public Debt Collateral Accounts, a principal amount of Refinanced Public Debt and/or Retained Public Debt equal to such aggregate cash amount on deposit shall be deemed retired and not outstanding for purposes of this definition only.

     "Transaction  Costs" means costs and expenses  incurred in connection  with
      ------------------
the Transactions.

     "Transactions"  means the execution and delivery by each Loan Party of each
      ------------
of the Loan Documents and the Borrowings hereunder, the Reorganization, the issuance and assumption of the Second Lien Notes, the issuance of the Third Lien Notes and the completion of the Debt Swaps.

     "Transferee" has the meaning assigned to such term in Section 2.16.
      ----------

     "Triggering  Event"  shall have the  meaning  assigned  to such term in the
      -----------------
Sharing Agreement.

     "Type",  when used in respect of any Loan or Borrowing,  shall refer to the
      ----
Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

     "UCC" shall mean the Uniform Commercial Code as in effect in the applicable
      ---
state or jurisdiction.

     "U.K.  Administrative  Agent" has the meaning  assigned to such term in the
      ---------------------------
preamble hereto.

     "U.K. Borrowers" means each Subsidiary of the Euro Borrower organized under
      --------------
the laws of England and Wales,  as designated as such on Schedule  1.01(b),  and
                                                         -----------------
each other Subsidiary of the Euro Borrower organized under the laws of England and Wales and requested by the Euro Borrower to be a U.K. Borrower, subject to the approval of the Administrative Agent.

     "U.S. Acceleration" has the meaning assigned to such term in Section 7.04.
      -----------------

     "U.S. Bank Pledge Agreement" means the Bank Pledge Agreement, substantially
      --------------------------
in the form of Exhibit I-2, among Crown Holdings and the U.S.  Collateral  Agent
               -----------
for the benefit of the Secured Parties named therein.

     "U.S.  Borrower"  has the  meaning  assigned  to such term in the  preamble
      --------------
hereto.

     "U.S.  Borrower Cash Flow Ratio" means,  for any Test Period,  the ratio of
      ------------------------------
(a) Cash In Flow of the U.S. Borrower to (b) Cash Out Flow of the U.S. Borrower. For Test Periods prior to March 31, 2004, Cash In Flow and Cash Out Flow shall be calculated by reference to actual Cash In Flow and Cash Out Flow after the Effective Date on an annualized basis.

     "U.S.  Collateral" means all Collateral  securing the U.S.  Obligations and
      ----------------
the Euro Obligations.

     "U.S. Collateral Agent" means Citicorp North America, Inc., in its capacity
      ---------------------
as collateral agent under the U.S. Security Documents.

     "U.S.   Guarantee   Agreement"   means   the  U.S.   Guarantee   Agreement,
      ----------------------------
substantially in the form of Exhibit H, made by the Domestic Subsidiaries (other
                             ---------
than a Receivables Subsidiary and the Insurance Subsidiary) in favor of the Administrative Agent for the benefit of the applicable Lenders.

     "U.S.  Indemnity,  Subrogation and  Contribution  Agreement" means the U.S.
      ----------------------------------------------------------
Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E.
---------

 "U.S.  Intercreditor  Agreement"  means the  intercreditor  and  collateral
  ------------------------------
agency agreement, substantially in the form of Exhibit P-1, dated as of February
                                               -----------
26, 2003, among the Administrative Agent, Wells Fargo Bank Minnesota, National Association, as trustee for the holders of the Second Lien Notes, Wells Fargo Bank Minnesota, National Association, as trustee for the holders of the Third Lien Notes, Citicorp North America, Inc., as U.S. Collateral Agent, and the other Persons that may become party thereto from time to time.

     "U.S. Loan Parties" means the U.S.  Borrower and the Domestic  Subsidiaries
      -----------------
(other than a Receivables Subsidiary and the Insurance Subsidiary).

     "U.S.  Obligations"  means, with respect to the U.S.  Borrower,  the unpaid
      -----------------
principal of and interest on (including interest accruing after the maturity of the Loans made to the U.S. Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the U.S. Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to or LC Disbursements made pursuant to Letters of Credit issued for the account of the U.S. Borrower and all other obligations and liabilities of the U.S. Borrower to any Agent, the Issuing Bank or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all fees, charges and disbursements of counsel (including the allocated costs of internal counsel) that are to be paid by the U.S. Borrower to any Agent, the Issuing Bank or to any Lender pursuant to any Loan Document) or otherwise.

     "U.S.  Retained  Collateral  Account  Agreement"  means  the U.S.  Retained
      ----------------------------------------------
Collateral Account Agreement, substantially in the form of Exhibit J-2 among the
                                                           -----------
U.S. Borrower and the U.S. Collateral Agent for the benefit of the Secured Parties named therein.

     "U.S. Security Agreement" means the U.S. Security Agreement,  substantially
      -----------------------
in the form of Exhibit J-1, among the U.S. Loan Parties and the U.S.  Collateral
               -----------
Agent for the benefit of the Secured Parties named therein.

     "U.S. Security Documents" means the U.S. Security Agreement,  the U.S. Bank
      -----------------------
Pledge Agreement, the U.S. Retained Collateral Account Agreement, the U.S. Shared Pledge Agreement, the U.S. Intercreditor Agreement, the Receivables
Intercreditor Agreement, the Mortgages, the Perfection Certificate executed by the U.S. Loan Parties and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11 or 5.12 to secure any of the U.S. Obligations.

     "U.S.  Shared Pledge  Agreement"  means the U.S.  Shared Pledge  Agreement,
      ------------------------------
substantially  in the form of Exhibit I-1,  among the U.S.  Loan Parties and the
                              -----------
U.S. Collateral Agent for the benefit of the Secured Parties named therein.

     "U.S.  Subsidiary"  means any  Subsidiary  of Crown  Holdings that is not a
      ----------------
Non-U.S. Subsidiary.

     "Welfare Plan" means a "welfare  plan",  as such term is defined in Section
      ------------
3(1) of ERISA, that is maintained or contributed to by a Loan Party or any Subsidiary or with respect to which a Loan Party or any Subsidiary could incur liability.

     "Wholly Owned  Subsidiary"  of any Person means a Subsidiary of such Person
      ------------------------
all of the outstanding Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     "Withdrawal  Liability"  shall mean liability to a Multiemployer  Plan as a
      ---------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Classification of Loans and Borrowings.  For purposes of this
                   --------------------------------------
Agreement,  Loans may be classified and referred to by Class (e.g., a "Revolving
                                                                       ---------
Dollar  Loan") or by Type  (e.g.,  a  "Eurocurrency  Loan") or by Class and Type
------------                ----       ------------------
(e.g., a "Eurocurrency  Revolving Loan").  Borrowings also may be classified and
 ----     ----------------------------
referred to by Class (e.g., a "Revolving Credit  Borrowing") or by Type (e.g., a
                      ----     ---------------------------               ----
"Eurocurrency  Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving
 -----------------------                         ----     ----------------------
Borrowing").
---------

     SECTION 1.03.  Terms  Generally.  (a) The definitions in Section 1.01 shall
                    ----------------
apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time and (ii) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the
      ------------------
covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the Effective Date and applied on a basis consistent with the application used in the financial statements referred to in
Section 3.05.

     (b) If any payment under this Agreement or any other Loan Document shall be due on any day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and in the case of any payment accruing interest, interest thereon shall be paid for the period of such extension.

     (c) For purposes of the limitations in Article VI (other than Sections 6.13 through 6.17, inclusive) stated in Dollars, non-Dollar currencies will be converted into Dollars using the methodology set forth in the definition of Dollar Equivalent at the spot exchange rate in effect at the time of incurrence.


                                   ARTICLE II

                                   THE CREDITS

     SECTION  2.01.  Credit  Commitments.  (a)(i)(A)  Subject  to the  terms and
                     -------------------
conditions hereof, each Term B Dollar Lender severally agrees to make Term B Dollar Loans in Dollars to the U.S. Borrower on the Effective Date in a principal amount not to exceed its Term B Dollar Commitment.

          (B) Subject to the terms and conditions hereof, each Term B Euro Lender severally agrees to make Term B Euro Loans in Euros to the Euro Borrower on the Effective Date in a principal amount not to exceed its Term B Euro Commitment.


          (C) Amounts repaid or prepaid in respect of Term B Loans may not be reborrowed.

          (ii) (A) Subject to the terms and conditions hereof, each Revolving Dollar Lender severally agrees to make Revolving Dollar Loans in Dollars to the U.S. Borrower from time to time during the Revolving Credit Commitment Period.

          (B) Subject to the terms and conditions hereof, each Revolving Euro Lender severally agrees to make Revolving Euro Loans in Euros or Pounds Sterling or Dollars to the Euro Borrower and in Pounds Sterling to the U.K. Borrowers and in Euros to the German Borrowers, in each case, from time to time during the Revolving Credit Commitment Period; provided, however, that after giving effect to such Revolving Euro Loans, (x) the maximum amount of Revolving Euro Loans that may be outstanding at any given time to the U.K. Borrowers shall be the Pound Sterling Equivalent of $175.0 million and (y) the maximum amount of Revolving Euro Loans that may be outstanding at any given time to the German Borrowers shall be the Euro Equivalent of $50.0 million.

          (C) During the Revolving Credit Commitment Period each Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event may (i) Revolving Dollar Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (A) the Aggregate Revolving Dollar Credit Exposure would exceed the Total Dollar Revolving Credit Commitment then in effect or (B) the Revolving Dollar Credit Exposure of any Revolving Dollar Lender would exceed such Revolving Dollar Lender's Revolving Dollar Credit Commitment, and (ii) Revolving Euro Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (A) the Dollar Equivalent as of the date of such Borrowing of the Aggregate Revolving Euro Credit Exposure would exceed the Total Euro Revolving Credit Commitment then in effect or (B) the Dollar Equivalent as of the date of such Borrowing of the Revolving Euro Credit Exposure of any Revolving Euro Lender would exceed such Revolving Euro Lender's Revolving Euro Credit Commitment.

     (b) The Revolving Loans and Term B Loans may from time to time be (i) Eurocurrency Loans, (ii) ABR Loans so long as such Loans are in Dollars or (iii) a combination thereof, as determined by the relevant Borrower and notified to the Administrative Agent and the U.K. Administrative Agent in accordance with Sections 2.02 and 2.03;

     provided that (x) all Revolving  Dollar Loans and Term B Dollar Loans shall
     --------
be ABR Loans from the Effective Date through and including March 4, 2003 and (y) no such Loan denominated in Dollars shall be made as or converted to a Eurocurrency Loan after the day that is one month prior to the Revolving Credit Maturity Date or the Term B Loan Maturity Date, as applicable.

     (c) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are
                              --------
several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (d) (i) To the extent that any Refinanced Public Debt may not be refinanced (whether through voluntary repayment, purchase, repurchase, redemption or defeasance) on the Effective Date, the Term B Lenders shall fund all Term B Borrowings into the Dollar Collateral Account and Euro Collateral Account, as applicable, on the Effective Date, and thereafter such Term B Borrowings may only be released to repay or repurchase Refinanced Public Debt in accordance with the terms of the U.S. Security Agreement and the Euro Collateral Account Agreements, as applicable.

     (ii) The sum of the Revolving Dollar Credit Exposure and the Revolving Euro Credit Exposure shall not exceed $250.0 million on the Effective Date; provided
                                                                        --------
that the Borrowers shall be permitted to have Revolving Borrowings in excess of such amount (such excess not to exceed $25.0 million) on the Effective Date to the extent necessary to pay certain payables relating to the purchase of raw materials purchased prior to the Effective Date, but due and payable on or around the Effective Date.

     (e) Neither the Euro Borrower nor Crown Cork & Seal Finance plc ("CCS Finance") shall be entitled to send a Payment Instruction (as hereinafter defined) under their respective Euro Collateral Account Agreements unless:

     (i) in the case of CCS Finance, simultaneously with the receipt of funds from the Account Bank (as defined in the Euro Collateral Account Agreement) CCS Finance repays, purchases, repurchases, redeems or defeases then outstanding Refinanced Public Debt of which it is the issuer using an amount not less than the amount of such funds; or

     (ii) in the case of the Euro Borrower (x) simultaneously with the receipt of funds from the Account Bank, the Euro Borrower lends 38.1% to Sofreb. 5.3% to Z.P. France and the remainder to Societe de Participations CarnaudMetalbox under the terms of their respective French intercompany loan agreements; provided, however, that if the amount to be so lent exceeds the maximum amount to be lent under a French intercompany loan agreement, such excess shall be lent to those intercompany borrowers named above who have not fully borrowed under their respective French intercompany loan agreements, pro rata,

(y) such Intercompany Borrower immediately on lends the proceeds from the Euro Borrower loans to Crown Cork & Seal Finance SA ("Crown Finance") upon terms reasonably satisfactory to the U.K. Administrative Agent and (z) Crown Finance repays, purchases, repurchases, redeems or defeases then outstanding Refinanced Public Debt of which it is the issuer using an amount not less than the amount of such funds.

     (f) No Revolving Credit Borrowings made on or after the Effective Date shall be used to pay (whether through voluntary repayment, purchase, repurchase, redemption or defeasance), directly or indirectly, Refinanced Debt or Retained Public Debt. Each Borrowing Request of a Revolving Loan shall be deemed to be a representation and warranty as to compliance with this paragraph (e).

     SECTION 2.02.  Procedure for Borrowing.  (a) The  applicable  Borrowers may
                    -----------------------
borrow under the applicable Revolving Credit Commitments (in each case, subject to the limitations in Section 2.01) or the applicable Term B Commitments by giving the notice (a "Borrowing Request") to the Applicable Agent (with a copy
                      ------------------
thereof to be promptly provided to the Administrative Agent or the U.K. Administrative Agent, as the case may be), which notice must be received by the Applicable Agent prior to (a) 10:00 a.m., London time, (i) three Business Days prior to the requested Borrowing Date in the case of a Eurocurrency Borrowing denominated in Euros and (ii) one Business Day prior to the requested Borrowing Date in the case of a Eurocurrency Borrowing denominated in Pounds Sterling, or
(b) 9:00 a.m., New York City time, on the proposed Borrowing Date, in the case of an ABR Borrowing. The Borrowing Request for each Borrowing shall specify (i) the identity of the Borrower and whether the requested Borrowing is to be a Revolving Dollar Borrowing, a Revolving Euro Borrowing, a Term B Dollar Borrowing or a Term B Euro Borrowing, (ii) the amount to be borrowed and the currency thereof, (iii) the requested Borrowing Date (which must be the Effective Date, in the case of a Term B Borrowing), (iv) whether the Borrowing is to be of Eurocurrency Loans or ABR Loans, (v) if the Borrowing is to be of Eurocurrency Loans, the length of the initial Interest Period therefor, and (vi) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of this Agreement. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing (if the Borrowing is made by the U.S. Borrower) or a Eurocurrency Borrowing (if the Borrowing is made by the Euro Borrower or a Subsidiary Borrower). If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower thereunder shall be deemed to have selected an Interest Period of one month's duration.

     (b) Each Borrowing shall be in a minimum aggregate principal amount of (i) $5.0 million, (euro)5.0 million or (pound)5.0 million, as applicable, or an integral multiple of $1.0 million, (euro)1.0 million or (pound)1.0 million, as applicable, in excess thereof or (ii) in the case of a Revolving Credit Borrowing, if less, the aggregate amount of the then Available Dollar Revolving Credit Commitments or Available Euro Revolving Credit Commitments, as applicable.

Subject to Section 2.12, Revolving Loans specified as a Euro Borrowing shall be made and funded in Euros or Pounds Sterling, as specified in the Borrowing Request, in an aggregate amount equal to the Dollar Equivalent of the amount specified in such Borrowing Request (as determined by the U.K. Administrative Agent as of the Denomination Date for such Euro Borrowing (which determination shall be conclusive absent manifest error)).

     (c) Upon receipt of a Borrowing Request from any Borrower, the Applicable Agent shall promptly notify each applicable Lender (and if requested, any Participant described in the proviso to the next sentence) of the requested currency and aggregate amount (in both the requested currency and the Dollar Equivalent thereof) of such Borrowing and of the amount (in both the requested currency and the Dollar Equivalent thereof) of such Lender's pro rata portion
                                                                --- ----
thereof, which shall be based on the respective Available Dollar Revolving Credit Commitments of all the Revolving Dollar Lenders or the Available Euro Revolving Credit Commitments of all the Revolving Euro Lenders, as applicable (in the case of a Revolving Credit Borrowing), or Term B Commitments (in the case of a Term B Borrowing), as applicable. Each Lender will make the amount of its pro rata portion of each such Borrowing available to the Applicable Agent
    --- ----
for the account of the relevant Borrower at (i) in the case of a Euro Borrowing or Pound Sterling Borrowing or a Dollar Borrowing by the Euro Borrower or Subsidiary Borrowers, the office of the U.K. Administrative Agent specified from time to time by the U.K. Administrative Agent as the place for payments in Euros or Pounds Sterling prior to 11:00 a.m., London time, and (ii) in the case of a Dollar Borrowing by the U.S. Borrower, the New York office of the Administrative Agent specified in Section 10.01 prior to 12:00 noon, New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent and, subject to Section 2.12, denominated in the requested currency; provided, however, that if the Administrative Agent and/or the
           ------------------
Syndication Agent is a (or any Affiliate thereof that is a) Revolving Euro Lender whose Revolving Euro Credit Commitment is at any time subject to a participation, it shall not be required to fund its portion of a Revolving Euro Borrowing that is subject to a participation (and such Borrower agrees to immediately return such portion of a Revolving Euro Borrowing to such Revolving Euro Lender if received) unless and until it has received immediately available funds in an amount sufficient from the applicable Participant to fund such portion of a Revolving Euro Borrowing. Amounts so received by the Applicable Agent will promptly be made available to the relevant Borrower by the Applicable Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Applicable Agent by the Lenders and in like funds as received by the Applicable Agent; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(f) shall be remitted by the Administrative Agent to the
--------
Issuing Bank.

     SECTION  2.03.  Conversion  and  Continuation  Options for Loans.  (a) Each
                     ------------------------------------------------
Borrower may elect from time to time to convert (i) Eurocurrency Loans that are in Dollars to ABR Loans by giving the Administrative Agent prior notice of such election not later than 10:00 a.m., New York City time, on the Business Day prior to a requested conversion or (ii) ABR Loans to Eurocurrency Loans by giving the Administrative Agent prior notice of such election not later than 11:00 a.m., London time, three Business Days prior to a requested conversion; provided that if any such conversion of Eurocurrency Loans
                      --------
is made other than on the last day of an Interest Period with respect thereto, such Borrower shall pay any amounts due to the Lenders pursuant to Section 2.17 as a result of such conversion. Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurocurrency Loans or ABR Loans may be converted as provided herein; provided
                                                     --------
that (i) no Loan may be converted into a Eurocurrency Loan when any Default or Event of Default has occurred and is continuing and (ii) no Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Revolving Credit Maturity Date or the Term B Loan Maturity Date, as applicable.

     (b) Any Eurocurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving prior notice to the Applicable Agent, not later than 11:00 a.m., London time, three Business Days prior to a requested continuation setting forth the length of the next Interest Period to be applicable to such Loans; provided that
                                                                   --------
no Eurocurrency Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing or (ii) after the date that is one month prior to the Revolving Credit Maturity Date or the Term B Loan Maturity Date, as applicable; and provided, further, that if such Borrower shall fail to give any
                ------------------
required notice as described above in this Section 2.03 or if such continuation is not permitted pursuant to the preceding proviso, then (A) in the case of Loans in Euros or Pounds Sterling, such Loans shall continue as Eurocurrency Loans bearing interest at a rate determined by reference to the LIBO Rate with an Interest Period of one month commencing on the last day of the then current Interest Period or (B) in the case of Loans in Dollars, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period (in which case the Administrative Agent shall notify Crown Holdings of such conversion).

     (c) In connection with (i) any weekly Eurocurrency Loans, there shall be no more than three (3) Eurocurrency Borrowings outstanding for the Euro Borrower and one (1) Eurocurrency Borrowing for the U.S. Borrower, at any time and (ii) any other Eurocurrency Loans, there shall be no more than ten (10) Interest Periods outstanding at any time.

     SECTION 2.04. [Reserved].
                   ----------

     SECTION 2.05.  Optional and Mandatory  Prepayments of Loans;  Repayments of
                    ------------------------------------------------------------
Term B Loans. (a) Each Borrower may at any time and from time to time prepay the
------------
Loans (subject, in the case of Eurocurrency Loans, to compliance with the terms of Section 2.17), in whole or in part, without premium or penalty, upon irrevocable notice to the Applicable Agent not later than 12:00 noon, London time, three Business Days prior to the date of such prepayment, specifying (x) the date and amount of prepayment, and (y) whether the prepayment is of Eurocurrency Loans, ABR Loans or a combination thereof (including in the case of Eurocurrency Loans, the Borrowing to which such prepayment is to be applied and, if of a combination thereof, the amount allocable to each). Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $5.0 million, (euro)5.0 million or (pound)5.0 million, as applicable, or a whole multiple of $1.0 million, (euro)1.0 million or (pound)1.0 million, as applicable, in excess thereof (or, if less, the remaining outstanding principal amount thereof). All optional prepayments shall be made by the Borrowers on a pro rata basis between the Term B Dollar Loans and the Term B Euro Loans.
--------

     (b) In the event and on such occasion that (i) the Aggregate Dollar Revolving Credit Exposure exceeds the Total Dollar Revolving Credit Commitment, the U.S. Borrower shall prepay Revolving Dollar Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in a Collateral Account with the Administrative Agent pursuant to Section 2.06(k)) in an aggregate amount equal to such excess or (ii) the Dollar Equivalent (for this purpose only, determined with respect to each Revolving Euro Borrowing as of the date of such Revolving Euro Borrowing) of the Aggregate Euro Revolving Credit Exposure exceeds the Total Euro Revolving Credit Commitment, the Euro Borrower shall prepay, or cause one or more Subsidiary Borrowers to prepay, Revolving Euro Borrowings in an aggregate amount equal to such excess.

     (c) In the event that, as of the last day of each month after the Effective Date, the Dollar Equivalent as of such day of the Aggregate Euro Revolving Credit Exposure exceeds the Total Euro Revolving Credit Commitment, then (i) on such date, the U.K. Administrative Agent shall notify the Euro Borrower and the Revolving Euro Lenders of the amount of such excess and the sum of the resulting Aggregate Euro Revolving Credit Exposure and (ii) the Euro Borrower shall prepay, or cause one or more Subsidiary Borrowers to prepay, an amount sufficient to reduce the Aggregate Euro Revolving Credit Exposure, after giving effect to such prepayment, so that the Dollar Equivalent thereof is less than or equal to the Total Euro Revolving Credit Commitment.

     (d) (i) (A) If, subsequent to the Effective Date and until such time as the Retained Public Debt is refinanced in full or an amount sufficient to refinance in full the Retained Public Debt is on deposit in the Retained Public Debt Collateral Account (the "Retained Public Debt Refinancing Date"), Crown Holdings
                         -------------------------------------
shall issue any Equity Interests or Equity Rights (it being understood that the issuance of debt securities convertible into, or exchangeable or exercisable for, any Equity Interest or Equity Rights shall be governed by Section 2.05(d)(ii) below) (other than Excluded Equity Issuances) (each, an "Equity
                                                                          ------
Issuance"),
--------

100% of the Net Proceeds thereof shall be applied immediately after receipt thereof toward the prepayment of the Term B Loans, pro rata among the Term B
                                                       --------
Dollar Loans and the Term B Euro Loans, and in accordance with Section 2.05(f) below; provided that Crown Holdings shall be permitted to retain Net Proceeds of
       --------
issuances of Equity Interests or Equity Rights of Crown Holdings to repay or repurchase Retained Public Debt so long as such Net Proceeds are immediately used to repay or repurchase Retained Public Debt or placed in either Retained
Public Debt Collateral Account (as determined by Crown Holdings) and only released to repay or repurchase Retained Public Debt in accordance with the terms of the U.S. Retained Collateral Account Agreement or the Euro Public Debt Retained Collateral Account Agreement, as applicable, and (B) if, subsequent to the Retained Public Debt Refinancing Date, Crown Holdings shall consummate an Equity Issuance, the Borrowers shall prepay the Term B Loans in an amount equal to 50% of the Net Proceeds immediately after receipt thereof, pro rata among the
                                                              --------
Term B Dollar Loans and the Term B Euro Loans, and in accordance with Section 2.05(f) below; provided, further, that to the extent the Leverage Condition has
               ------------------
been satisfied, Crown Holdings shall be permitted to retain all Net Proceeds of such issuances of Equity Interests or Equity Rights;

     (ii) If, subsequent to the Effective Date, (a) Crown Holdings or any of its Subsidiaries shall incur or permit the incurrence of any Indebtedness (including pursuant to debt securities which are convertible into, or exchangeable or exercisable for, any Equity Interest or Equity Rights) (other than Excluded Debt Issuances) (each, a "Debt Incurrence") or (b) any Intercompany Loan (other than
                     ----------------
the French Ongoing Loans) shall be repaid, the Borrowers shall prepay the Term B Loans in an amount equal to 100% of the Net Proceeds thereof immediately after receipt thereof, pro rata among the Term B Dollar Loans and the Term B Euro
                   --------
Loans, and in accordance with Section 2.05(f) below;

     (iii) If, subsequent to the Effective Date, Crown Holdings or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale, the Borrowers shall prepay the Term B Loans in an amount equal to 100% of such Net Proceeds immediately after receipt thereof, pro rata among the Term B Dollar Loans and
                                      --------
the Term B Euro Loans,  and in accordance with Section  2.05(f) below;  provided
                                                                        --------
that (x) the Net Proceeds from one or more Asset Sales permitted by Section 6.05 and not exceeding $15 million in the aggregate during any Fiscal Year (an "Excluded Asset Sale") shall not be required to be applied as provided herein on
 -------------------
such date if and to the extent that (1) no Default or Event of Default then exists or would arise therefrom and (2) Crown Holdings delivers an officers' certificate to the Administrative Agent on or prior to such date stating that such Net Proceeds shall be reinvested in capital assets of Crown Holdings or any Subsidiary in each case within 270 days following the date of such Excluded Asset Sale (which certificate shall set forth the estimates of the proceeds to so expended), (y) all such Net Proceeds from such Excluded Asset Sale shall be held in the Dollar Collateral Account or Euro Collateral Account, as applicable, and released therefrom only in accordance with the terms of the U.S. Security Agreement or the Euro Collateral Account Agreements, as applicable, and (z) if all or any portion of such Net Proceeds not so applied as provided herein is not so used within such 270 day period, such remaining portion shall be applied on the last day of such period as specified in this subsection (d)(iii); provided, further, if the Property subject to such Excluded
                     -----------------
Asset Sale constituted Collateral under the Security Documents, then any capital assets purchased with the Net Proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the applicable Collateral Agent, for its benefit and for the benefit of the other applicable Lenders in accordance with Section 5.11;

     (iv) If, subsequent to the Effective Date, Crown Holdings or any of its Subsidiaries shall receive proceeds from insurance recoveries in respect of any Destruction (but in any event excluding proceeds of business interruption or rent insurance not otherwise used for repair) or any proceeds or awards in respect of any Taking, the Borrowers shall prepay the Term B Loans in an amount equal to 100% of the Net Proceeds thereof immediately after receipt thereof, pro
                                                                             ---
rata among the Term B Dollar Loans and the Term B Euro Loans,  and in accordance
----
with Section 2.05(f) below;  provided that (x) so long as no Default or Event of
                             --------
Default then exists or would arise therefrom, such Net Proceeds shall not be required to be so applied on such date to the extent that Crown Holdings has delivered an officers' certificate to the Administrative Agent on or prior such date stating that such proceeds shall be used to (1) repair, replace or restore any Property in respect of which such Net Proceeds were paid or (2) fund the substitution of other Property used or usable in the business of Crown Holdings and its Subsidiaries, in each case within 270 days following the date of the receipt of such Net Proceeds, (y) all such Net Proceeds in excess of $10.0 million shall be held in the Dollar Collateral Account or the Euro Collateral Account, as applicable, and released therefrom only in accordance with the terms of the U.S. Security Agreement or the Euro Collateral Account Agreements, as applicable, and (z) if all or any portion of such Net Proceeds not required to be applied to the prepayment of Term B Loans pursuant to the preceding proviso is not so used within 270 days after the date of the receipt of such Net Proceeds, such remaining portion shall be applied on the last day of such period as specified in this subsection (d)(iv); provided, further, if the Property
                                            ------------------
subject to such Destruction or Taking constituted Collateral under the Security Documents, then any replacement or substitute Property purchased with the Net Proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the applicable Collateral Agent, for its benefit and for the benefit of the other applicable Lenders in accordance with Section 5.11; and

     (v) If, for any Fiscal Year of Crown Holdings commencing with its Fiscal Year ending on December 31, 2003, there shall be Excess Cash Flow for such fiscal year, the Borrowers shall prepay the Term B Loans in an amount equal to 75% of such Excess Cash Flow not later than the earlier of (x) 100 days after the end of such Fiscal Year, or (y) 10 days after the date upon which Crown Holdings is required by the SEC to file its annual report on Form 10-K, pro rata
                                                                        --------
among the Term B Dollar Loans and the Term B Euro Loans,  and in accordance with
Section  2.05(f)  below;  provided  that  when  and for as long as the  Leverage
                          --------
Condition is satisfied, such percentage of Excess Cash Flow shall be reduced to 50%;

provided,  further,  that the Borrowers shall be permitted to retain Excess Cash
------------------
Flow to repay or repurchase Retained Public Debt so long as (i) such Excess Cash Flow is immediately used to repay or repurchase Retained Public Debt or placed in either Retained Public Debt Collateral Account (as determined by Crown Holdings) and only released in accordance with the terms of the U.S. Retained Collateral Account Agreement and the Euro Retained Collateral Account Agreement and (ii) if any Retained Public Debt is refinanced with any source of funds other than such Excess Cash Flow or Net Proceeds of issuances of Equity Interests or Equity Rights of Crown Holdings, upon the consummation of such refinancing, an amount of Excess Cash Flow will be released from the applicable Retained Public Debt Collateral Account to repay or repurchase Retained Public Debt in accordance with the terms of the U.S. Retained Collateral Account Agreement or the Euro Retained Collateral Account Agreement, as applicable, that equals the amount of Excess Cash Flow and Net Proceeds of issuances of Equity Interests or Equity Rights of Crown Holdings in the Retained Public Debt Collateral Accounts less the principal amount of Retained Public Debt then outstanding, and such amount released shall be used to repay Term B Loans in accordance with this Section 2.05(d)(v).

     (e) The Term B Loans shall be repaid in consecutive annual installments on the dates set forth below (each such day, an "Installment Payment Date"),
                                                   --------------------------
commencing on January 15, 2004, in an aggregate amount equal to the amount specified for each such Installment Payment Date.

--------------------------------------------------------------------------------
                                  Term B Dollar             Term B Euro
                                   Installment              Installment
Installment Payment Date             Amount                    Amount
------------------------             ------                    ------
--------------------------------------------------------------------------------
  January 15, 2004                 $22,500,000             (euro)2,500,000
--------------------------------------------------------------------------------
  January 15, 2005                 $22,500,000             (euro)2,500,000
--------------------------------------------------------------------------------
  January 15, 2006                 $22,500,000             (euro)2,500,000
--------------------------------------------------------------------------------
  January 15, 2007                 $22,500,000             (euro)2,500,000
--------------------------------------------------------------------------------
  January 15, 2008                 $22,500,000             (euro)2,500,000
--------------------------------------------------------------------------------
Term B Loan Maturity Date     All Remaining Principal    All Remaining Principal
--------------------------------------------------------------------------------


     (f)  Prepayments  of Term B Loans made by the applicable  Borrower  thereof
pursuant  to  Sections  2.05(a)  and  (d)  shall  be  applied,   first,  to  the
                                                                 -----
amortization payments under the Term B Loans due within 12 months of the date of such prepayment in order of maturity, and, second, to remaining installments of
                                            ------
principal  on a pro  rata  basis;  provided  that  if no  Term  B  Loans  remain
                ---------          --------
outstanding  at the time of such  prepayment,  prepayments  shall be applied pro
                                                                             ---
rata to  permanently  reduce the Revolving  Credit  Commitments  as set forth in
----
Section 2.11(c). Any prepayment of Loans pursuant to this Section 2.05 shall be applied, first, in the case of any Term B Dollar Loans, to any ABR Loans then
          -----
outstanding and, in the case of all Term B Loans, the balance of such prepayment, if any, to the Eurocurrency Loans then outstanding.

     (g) The Borrowers agree to prepay Revolving Loans so that for a period of at least 20 consecutive days in any period of twelve consecutive months, the Dollar Equivalent of the unpaid aggregate principal amount of outstanding Revolving Loans (excluding any LC Exposure) shall not exceed $75.0 million.

     (h) The Borrowers agree to execute and deliver the U.S. Retained Collateral Account Agreement and the Euro Retained Collateral Account Agreement upon the first deposit of funds into the Retained Collateral Accounts pursuant to this
Section 2.05.

     SECTION 2.06. Letters of Credit.
                   -----------------

     (a) General. Subject to the terms and conditions set forth herein, the U.S.
         -------
Borrower may request the issuance of Letters of Credit for its own account or of any Subsidiary of Crown Holdings, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Credit Commitment Period, but in any event, no later than the thirtieth day before the Revolving Credit Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the U.S. Borrower to, or entered into by the U.S. Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Letter of Credit shall be in Dollars.

     (b) Notice of Issuance,  Amendment, Renewal, Extension; Certain Conditions.
         ----------------------------------------------------------------------
To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the U.S. Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (two Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the U.S. Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. The Administrative Agent shall promptly notify the Lenders of the issuance of any Letters of Credit or amendment thereof, and if requested by any Lender, shall furnish such Lender with a copy of such Letter of Credit or amendment. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the U.S. Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $150.0 million and

(ii) the Aggregate Dollar Revolving Credit Exposure shall not exceed the Total Revolving Dollar Credit Commitment. With respect to any Letter of Credit which contains any "evergreen" automatic renewal provision, the Issuing Bank shall be deemed to have consented to any such extension or renewal provided that all of the requirements of this Section 2.06 are met and no Default or Event of Default exists.

     (c) Requests for Credit  Support.  Each Revolving  Dollar Lender agrees for
         ----------------------------
the benefit of the Issuing Bank and the U.S. Borrower that the Issuing Bank may request at the time that such Revolving Dollar Lender becomes a party to this Agreement that such Revolving Dollar Lender provide cash credit support for its pro rata portion of Letters of Credit issued from time to time under this Agreement (each, an "LC Support Bank"). Upon request for the issuance of a
                       ----------------
Letter of Credit by the U.S. Borrower to the Issuing Bank, the Issuing Bank shall notify each LC Support Bank of the amount of cash credit support that it needs to fund to the Issuing Bank. Each LC Support Bank shall promptly fund such cash credit support to the Issuing Bank. The U.S. Borrower agrees that as between itself and the Issuing Bank and without releasing any claim it may have against a defaulting LC Support Bank shall not be required to issue any Letter of Credit if (and to the extent that) each LC Support Bank has not provided such cash credit support to the reasonable satisfaction of the Issuing Bank, unless the U.S. Borrower shall provide any unfunded cash credit support for such Letter of Credit to the reasonable satisfaction of the Issuing Bank (it being understood that the Issuing Bank shall provide the U.S. Borrower with prompt notice of any failure by an LC Support Bank and the unfunded cash credit support amount required so that such Letter of Credit may be issued in on a timely basis). Without limiting any rights or remedies hereunder, any LC Support Bank that defaults in its obligations under this paragraph (c) with respect to any Letter of Credit shall not be entitled to any participation fees under Section 2.10(b) with respect to such Letter of Credit, but shall remain obligated under Sections 2.06(e) and (f) with respect to such Letter of Credit.

     (d) Expiration  Date. Each Letter of Credit shall expire at or prior to the
         ----------------
close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

     (e) Participations.  By the issuance of a Letter of Credit (or an amendment
         --------------
to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Dollar Lender, and each Revolving Dollar Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Dollar Lender's Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Dollar Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Dollar Lender's Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the U.S. Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the U.S. Borrower for any reason. Each Revolving Dollar Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (f) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the U.S. Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the U.S. Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the U.S. Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the
Business Day that the U.S. Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the U.S. Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the U.S. Borrower may, subject to the conditions to
          --------
borrowing set forth herein, request in accordance with Section 2.02 or 2.04 that such payment be financed with an ABR Revolving Dollar Borrowing in an equivalent amount and, to the extent so financed, the U.S. Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Dollar Borrowing. If the U.S. Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Dollar Lender of the applicable LC Disbursement, the payment then due from the U.S. Borrower in respect thereof and such Revolving Dollar Lender's Commitment Percentage thereof. Promptly following receipt of such notice, each Revolving Dollar Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due from the U.S. Borrower, in the same manner as provided in Section 2.02 with respect to Revolving Dollar Loans made by such Revolving Dollar Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving
              -----------------
Dollar Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Dollar Lenders. Promptly following receipt by the Administrative Agent of any payment from the U.S. Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Dollar Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Dollar Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Dollar Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Dollar Loans as contemplated above) shall not constitute a Revolving Dollar Loan and shall not relieve the U.S. Borrower of its obligation to reimburse such LC Disbursement.

     (g) Obligations  Absolute.  The U.S. Borrower's  obligation to reimburse LC
         ---------------------
Disbursements as provided in paragraph (f) of this Section 2.06 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the U.S. Borrower's obligations hereunder. Neither the Administrative Agent, the Revolving Dollar Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall
                                               --------
not be construed to excuse the Issuing Bank from liability to the U.S. Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the U.S. Borrower to the extent permitted by applicable law) suffered by the U.S. Borrower to the extent caused (as determined by a court of competent jurisdiction) by the Issuing Bank's gross negligence or willful misconduct. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h) Disbursement Procedures. The Issuing Bank shall, promptly following its
    -----------------------
receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the U.S. Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving
                            --------
such notice shall not relieve the U.S. Borrower of its obligation to reimburse the Issuing Bank and the Revolving Dollar Lenders with respect to any such LC Disbursement.

     (i) Interim  Interest.  If the Issuing Bank shall make any LC Disbursement,
         -----------------
then, unless the U.S. Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the U.S. Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Dollar Loans; provided that, if the U.S. Borrower fails to reimburse such LC
        --------
Disbursement  when due pursuant to  paragraph  (f) of this  Section  2.06,  then
Section 2.08(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Dollar Lender pursuant to paragraph
(f) of this Section 2.06 to reimburse the Issuing Bank shall be for the account of such Revolving Dollar Lender to the extent of such payment.

     (j)  Replacement  of the Issuing Bank.  The Issuing Bank may be replaced at
          --------------------------------
any time by written agreement among the U.S. Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the U.S. Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced
Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (k) Cash Collateralization. If any Default or Event of Default shall occur and be continuing, on the Business Day that the U.S. Borrower receives notice from the Administrative Agent or the Requisite Lenders (or, if the maturity of the Loans has been accelerated, Revolving Dollar Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the U.S. Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided
                                                                        --------
that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Default or Event of Default described in clause (i) of Section 7.01. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the U.S. Borrower under this Agreement and the U.S. Borrower hereby grants the Administrative Agent a security interest in respect of each such deposit and the account in which such deposits are held. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the U.S. Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Dollar Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the U.S. Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of a Default or Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the U.S. Borrower within three Business Days after all Defaults or Events of Default have been cured or waived.

     SECTION  2.07.  Repayment  of Loans;  Evidence of Debt.  (a) Each  Borrower
                     --------------------------------------
hereby unconditionally promises to pay to the Applicable Agent for the account of the relevant Lenders (i) in respect of Revolving Credit Borrowings of such Borrower, on the Revolving Credit Maturity Date (or such earlier date as, and to the extent that, such Revolving Loan becomes due and payable pursuant to Section 2.04, Section 2.05, Section 2.12, Section 2.14, or Article VII), the unpaid principal amount of each Revolving Loan made to it by each such Lender, in the applicable currency of such Loan and (ii) in respect of Term B Borrowings of such Borrower, on the Term B Loan Maturity Date (or such earlier date as, and to the extent that, such Term B Loan becomes due and payable pursuant to Section 2.05, Section 2.12, Section 2.14 or Article VII), the unpaid principal amount of each Term B Loan made to it by each such Term B Lender, in the applicable currency of such Loan. Each Borrower hereby further agrees to pay interest in immediately available funds (in the applicable currency of each Loan) at the office of the Applicable Agent (as specified in Section 2.13(a)) on the unpaid principal amount of the Revolving Loans and Term B Loans made to it from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.08.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the applicable currency and amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

     (c) The Applicable Agent shall maintain the Register pursuant to Section 10.04, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the currency of each Loan made hereunder, the amount of each such Loan, the Class and Type of each such Loan, and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Applicable Agent hereunder from each Borrower in respect of each such Loan and each Lender's share thereof.

     (d) The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.07 and the Notes maintained pursuant to paragraph (e) of this Section 2.07 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any
                                    ------------------
Lender or the Applicable Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

     (e) The Loans of each Class made by each Lender to each Borrower shall, if requested by the applicable Lender (which request shall be made to the Applicable Agent), be evidenced by one or more Notes duly executed on behalf of such Borrower, in substantially the form attached hereto as Exhibit F-1 or F-2,
                                                             -----------    ---
as applicable, with the blanks appropriately filled, payable to the order of such Lender.

     SECTION 2.08.  Interest Rates and Payment Dates. (a) Each Eurocurrency Loan
                    --------------------------------
shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days, except in the case of Eurocurrency Revolving Credit Borrowings denominated in Pounds Sterling, which shall bear interest computed on the basis of the actual number of days elapsed over a year of 365 days) for each day during each Interest Period with respect thereto at a rate per annum equal to:

          (i) in the case of a Eurocurrency Revolving Credit Borrowing denominated in Pounds Sterling or Euros, (A) the LIBO Rate determined for such Interest Period, plus (B) the Applicable Rate for Eurocurrency Revolving Loans, plus (C) the Mandatory Cost;
                        ----

          (ii) in the case of a Eurocurrency Revolving Credit Borrowing denominated in Dollars, (A) the Adjusted LIBO Rate determined for such Interest Period, plus (B) the Applicable Rate for Eurocurrency Revolving
                       ----
     Loans; or

          (iii) in the case of a Eurocurrency Term B Borrowing, (A) the Adjusted LIBO Rate determined for such Interest Period plus (B) the Applicable Rate
                                                    ----
     for Eurocurrency Term B Loans.

     (b) Each ABR Revolving Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, or over a year of 360 days when the Alternate Base Rate is determined by reference to clause (c) of the definition of "Alternate Base Rate") at a rate per annum equal to:

          (i) in the case of ABR Revolving Loans, (A) the Alternate Base Rate plus (B) the Applicable Rate for ABR Revolving Loans; or
     ----
          (ii) in the case of ABR Term B Loans, the (A) Alternate Base Rate plus
                                                                            ----
     (B) the Applicable Rate for ABR Term B Loans.

     (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Commitment Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity thereof or by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.08 plus 2.00% per
                                                                  ----
annum or (y) in the case of any overdue interest, Commitment Fee or other amount, the rate described in Section 2.08(b) applicable to an ABR Revolving Loan plus 2.00% per annum, in each case from the date of such nonpayment to (but
     ----
excluding) the date on which such amount is paid in full (after as well as before judgment).

     (d) Interest on each Loan shall be payable in the currency in which such Loan is made. Interest shall be payable in arrears on each Interest Payment Date and on the Term B Loan Maturity Date and Revolving Credit Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section
--------
shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest in respect of each Loan shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     SECTION 2.09.  Computation of Interest.  Each  determination of an interest
                    -----------------------
rate by the Applicable Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

     SECTION 2.10. Fees. (a) The U.S. Borrower agrees to pay a commitment fee (a
                   ----
"Commitment Fee") to each Revolving Dollar Lender,  and the Euro Borrower agrees
 --------------
to pay a Commitment Fee to each Revolving Euro Lender, in each case for which payment will be made in arrears through the Administrative Agent on the last day of March, June, September and December, and on the Commitment Fee Termination Date (as defined below). The Commitment Fee due to each Revolving Lender shall commence to accrue on the date of this  Agreement  and shall cease to accrue on the date (the  "Commitment  Fee
                                                                 ---------------
Termination  Date")  that is the later of (i) the date on which  the  applicable
-----------------
Revolving Credit Commitment of such Revolving Lender shall be terminated as provided herein and (ii) the date after the end of the Revolving Credit Commitment Period. The Commitment Fee accrued to each Revolving Lender shall equal the Commitment Fee Percentage multiplied by such Revolving Lender's Commitment Fee Average Daily Amount (as defined below) for the applicable quarter (or shorter period commencing on the date of this Agreement or ending with such Lender's Commitment Fee Termination Date). A Revolving Lender's "Commitment Fee Average Daily Amount" with respect to a calculation period shall
 -----------------------------------
equal the average daily amount during such period calculated using the daily amount of (i) in the case of a Revolving Dollar Lender, such Revolving Dollar Lender's Revolving Dollar Credit Commitment less such Revolving Dollar Lender's Revolving Dollar Credit Exposure, and (ii) in the case of a Revolving Euro Lender, such Revolving Euro Lender's Revolving Euro Credit Commitment less the Dollar Equivalent of such Revolving Euro Lender's Revolving Euro Credit Exposure, in each case, for any applicable days during such Revolving Lender's Revolving Credit Commitment Period. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The U.S. Borrower shall pay all Commitment Fees in respect of Revolving Dollar Credit Commitments in Dollars. The Euro Borrower shall pay all Commitment Fees in respect of Revolving Euro Credit Commitments in Euros.

     (b) The U.S. Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Dollar Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Rate for Eurocurrency Revolving Loans on the average daily amount of such Revolving Dollar Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Dollar Lender's Revolving Dollar Credit Commitment terminates and the date on which such Revolving Dollar Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Dollar Lenders' Revolving Dollar Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees (collectively, "LC Fees") accrued through
                                                       -------
and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such
                                                          --------
fees shall be payable on the date on which the Revolving Dollar Lenders' Revolving Dollar Credit Commitments terminate and any such fees accruing after the date on which the Revolving Dollar Lenders' Revolving Dollar Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

     (c) The Euro Borrower agrees to pay to the Administrative Agent the administrative and other fees separately agreed upon by CCSC and the
Administrative Agent to be payable to the Administrative Agent for its own account (the "Agent Fees"). The Euro Borrower shall pay all Agent Fees in
                -----------
Dollars.

     (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution. Once paid, none of the Fees shall be refundable.

     (e) CCSC agrees to pay to the Euro Collateral Agent the fees set out in the fee letter separately agreed between CCSC and the Euro Collateral Agent to be payable to the Euro Collateral Agent for its own account.

     SECTION 2.11.  Termination,  Reduction or Adjustment  of  Commitments.  (a)
                    ------------------------------------------------------
Unless previously terminated, (i) the Term B Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

     (b) The U.S. Borrower and the Euro Borrower shall have the right, upon one Business Day's notice to the Applicable Agent, to terminate or, from time to time, reduce the amount of the Revolving Dollar Lenders' Revolving Dollar Credit Commitments and the Revolving Euro Lenders' Revolving Euro Credit Commitments, respectively; provided that (i) any such reduction shall be made pro rata
               --------                                                 --------
between the Revolving Dollar Credit Commitments and the Revolving Euro Credit Commitments and (ii) no such termination or reduction of Revolving Dollar Credit Commitments or Revolving Euro Credit Commitments shall be permitted if, after giving effect thereto and to any repayments of the Revolving Loans made on the effective date thereof, (i) the Aggregate Dollar Revolving Credit Exposure then outstanding would exceed the Revolving Dollar Lenders' Total Dollar Revolving Credit Commitment then in effect or (ii) the Dollar Equivalent of the Aggregate Revolving Euro Credit Exposure then outstanding would exceed the Revolving Euro Lenders' Total Euro Revolving Credit Commitment then in effect. Any such reduction shall be in an amount equal to $2.0 million or a whole multiple of $1.0 million in excess thereof and shall reduce permanently the Revolving Dollar Lenders' Revolving Dollar Credit Commitments and the Revolving Euro Lenders' Revolving Euro Credit Commitments, as applicable, then in effect.

     (c) If any prepayment of Term B Borrowings would otherwise be required pursuant to Section 2.05 but cannot be made because there are no Term B Borrowings outstanding, or because the amount of the required prepayment exceeds the outstanding amount of Term B Borrowings, then, on the date that such prepayment is required, the Revolving Dollar Credit Commitments and the Revolving Euro Credit Commitments shall be permanently reduced on a pro rata
                                                                        --------
basis by an aggregate amount equal to the amount of the required prepayment, or the excess of such amount over the outstanding amount of Term B Borrowings, as the case may be.

     (d) If any Indebtedness is incurred under Section 6.01(a)(ix) in excess of $25.0 million, the Revolving Euro Credit Commitments shall be permanently reduced by the amount of such excess on the first date of such incurrence; provided that this Section 2.11(d) shall no longer be effective on and after the
--------
Leverage Condition has been satisfied.

     (e) The U.S. Borrower and the Euro Borrower shall pay to the Applicable Agent for the account of the applicable Revolving Lenders, on each date of termination or reduction of the Revolving Credit Commitments, the Commitment Fee on the amount of the Revolving Credit Commitments so terminated or reduced accrued to the date of such termination or reduction.

     SECTION  2.12.  Inability to Determine  Interest  Rate;  Unavailability  of
                     -----------------------------------------------------------
Deposits;  Inadequacy of Interest Rate. (a) If prior to 12:00 noon,  London time
--------------------------------------
on the Quotation Day, including an initial Interest Period, for a requested Eurocurrency Borrowing:

          (i) the Applicable Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for the currency in which any Eurocurrency Loan is denominated or the currency specified in the Borrowing Request for such Eurocurrency Borrowing (the "Applicable Currency") for such Interest
                                        --------------------
     Period, or

          (ii) the Applicable Agent shall have received notice from a majority in interest of the Lenders of the applicable Class that the Adjusted LIBO Rate or LIBO Rate, as applicable, determined or to be determined for such Interest Period for the Applicable Currency will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Applicable Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders by 12:30 p.m., London time, on the same day. If such notice is given under clause (a)(i) or (a)(ii) above, then any affected Eurocurrency Loans shall not be converted or continued pursuant to Section 2.03 or made pursuant to a Borrowing Request, as the case may be, except as follows:

          (I) In the case of Eurocurrency Loans that are in Euros or Pounds Sterling, if the Euro Borrower so requests, no later than 1:00 p.m., London time, on the same day, the affected Eurocurrency Loans shall be converted or continued pursuant to Section 2.03 or made pursuant to a Borrowing Request, as the case may be, but with an Interest Period of one month and the amount of interest payable in respect of any such Eurocurrency Loan shall be determined in accordance with the following provisions of this
     Section 2.12(a)(I):

               (A) if the U.K. Administrative Agent so requires, within five days of such notification the U.K. Administrative Agent and the Euro Borrower shall enter into negotiations with a view to agreeing on a substitute basis for determining the rate of interest (a "Substitute Interest Rate") which may be applicable to affected Eurocurrency Loans in the future and any such Substitute Interest Rate that is agreed shall take effect in accordance with its terms and be binding on each party hereto; provided that the U.K. Administrative Agent may not agree on any such Substitute Interest Rate without the prior consent of each affected Lender;

               (B) if no Substitute Interest Rate is agreed pursuant to Section 2.12(a)(I)(A), any such Eurocurrency Loan converted, continued or made by the Lenders pursuant to this Section 2.12(a)(I) shall bear interest during the subsequent Interest Period at the rate per annum determined by the U.K. Administrative Agent pursuant to Section 2.08(a) except that in the place of the LIBO Rate, in respect of Eurocurrency Loans denominated in Euros or Pounds Sterling, the U.K. Administrative Agent shall use the cost to the applicable Lender (as conclusively certified by such Lender to the U.K. Administrative Agent with a copy to the Euro Borrower and expressed as a rate per annum) of funding such Loan from whatever source it shall reasonably select; and

               (C) if the U.K. Administrative Agent has required the Euro Borrower to enter into negotiations pursuant to Section 2.12(a)(I)(A), the U.K. Administrative Agent may (acting on the instructions of the Requisite Revolving Euro Lenders) declare that no further Eurocurrency Revolving Loans in Euros or Pounds Sterling shall be converted, continued or made unless a Substitute Interest Rate has been agreed by the Euro Borrower and the U.K. Administrative Agent within 30 days of the U.K. Administrative Agent having so required negotiations.



          (II) Alternatively, in the case of Eurocurrency Revolving Loans in Euros or Pounds Sterling, if the Euro Borrower so requests, no later than 1:00 p.m., London time, on the Quotation Day, the affected Eurocurrency Revolving Loans in Euros shall be made in, or prepaid pursuant to Section
     2.05 and reborrowed in Dollars in an amount that is the Dollar Equivalent of the Euro amount of the affected Eurocurrency Revolving Loans on the first day of such Interest Period. The provisions of clauses (a)(i) and
     (a)(ii) above shall apply to the proposed Loans in Dollars

     (except that the time for a determination by or notice to the Administrative Agent under clause (a)(i) or (a)(ii) shall be 2:00 p.m., London time, on such day and the time for notice by the Administrative Agent to the Borrowers and the Lenders shall be 3:00 p.m., London time, on such day), and should the Administrative Agent give a notice under clause
     (a)(i) or (a)(ii) above with respect thereto, then, unless the Euro Borrower requests by 10:00 a.m., London time, on the following Business Day for the affected Loans to be converted, continued or made pursuant to
     Section 2.12(a)(I), such Loans shall be converted, continued or made in accordance with paragraph (III) below.

          (III) Alternatively, (i) if the applicable Borrower fails to request that the affected Eurocurrency Loans be converted, continued or made pursuant to either paragraph (I) or (II) above or (ii) under the conditions provided in paragraph (II) above for this paragraph (III) to apply or (iii) if the affected Eurocurrency Loans are Term B Dollar Loans or Revolving Dollar Loans, (x) any Eurocurrency Loans in Dollars requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans in Dollars that, on the first day of such Interest Period, were to have been converted to or continued as Eurocurrency Loans shall be continued as or converted to ABR Loans and (z) any Eurocurrency Revolving Loans shall be prepaid on the first day of such Interest Period and, if such day is during the Revolving Credit Commitment Period, the Dollar Equivalent of such prepaid Revolving Euro Loans may simultaneously therewith be reborrowed in Dollars as ABR Loans.

     The Applicable Agent shall promptly withdraw such notice upon becoming aware that the circumstances giving rise thereto shall no longer exist. Until such notice has been withdrawn by the Applicable Agent, no further Eurocurrency Loans in Euros or Pound Sterling shall be made or continued as such, nor shall any Borrower have the right to convert ABR Loans to Eurocurrency Loans in Dollars, except as provided in Section 2.12(a)(I).

     (b) If prior to 11:00 a.m., London time, on any Quotation Day for a Borrowing in Euros or Pounds Sterling (including an initial Interest Period for a requested Borrowing in Euros or Pounds Sterling) any Revolving Euro Lender notifies the U.K. Administrative Agent and the Euro Borrower that, in its reasonable and considered opinion, it would be unable at any cost, by reason of circumstances affecting the relevant market generally, to obtain matching deposits in Euros or Pound Sterling at the required time and in sufficient amounts to fund its affected Revolving Euro Loan, then such Revolving Euro Lender shall not be required to make or maintain a Revolving Euro Loan. In such case, the Euro Borrower may request, no later than 1:00 p.m., London time, on the same day, that the affected Revolving Euro Loan be made in, or prepaid pursuant to Section 2.05 and simultaneously therewith reborrowed in, Dollars in an amount that is the Dollar Equivalent of the Euro or Pound Sterling amount of the affected Revolving Euro Loan on the first day of such Interest Period. The first sentence of this clause (b) shall apply to the proposed Revolving Euro Loan in Dollars (except that the time for notice to the Administrative Agent and the Euro Borrower shall be 2:00 p.m., London time, on such day) and should any Revolving Euro Lender give a notice under this clause

(b) with respect thereto, or should the Euro Borrower fail to request a Revolving Euro Loan in Dollars, then such Revolving Euro Lender shall instead (as described in Section 2.12(a)(III) above) make the affected Loan in, or the Euro Borrower shall prepay the affected Loan pursuant to Section 2.05 and reborrow in, Dollars on the first day of such Interest Period. The U.K. Administrative Agent shall, no later than 3:00 p.m., London time, on such day, inform the Euro Borrower if any Revolving Euro Loans are to be made in or prepaid and reborrowed in Dollars pursuant to this Section 2.12(b). A
Eurocurrency  Borrowing  comprised of two different  currencies pursuant to this
Section 2.12(b) shall be referred to herein as a "Multicurrency Borrowing."
                                                  -----------------------

     SECTION 2.13.  Pro Rata  Treatment and Payments.  (a) Each reduction of the
                    --------------------------------
Revolving  Credit  Commitments  of the Revolving  Lenders shall be made pro rata
                                                                        --------
between Classes of Revolving Lenders according to the amounts of Revolving Lenders' Commitment Percentages of each Class. Each mandatory or optional prepayment of Term B Loans shall be made pro rata between Classes of Term B
                                           --------
Lenders according to the original aggregate principal amounts of the Term B Loans of each Class made on the Effective Date. Each payment (including each prepayment) by the U.S. Borrower on account of principal of and interest on Loans which are ABR Loans shall be made pro rata according to the respective
                                         --------
outstanding principal amounts of such ABR Loans then held by the Lenders of the applicable Class. Each payment (including each prepayment) by the U.S. Borrower on account of principal of and interest on Loans which are Eurocurrency Loans designated by a Borrower to be applied to a particular Eurocurrency Borrowing shall be made pro rata according to the respective outstanding principal amounts
              --------
of such Loans then held by the Lenders of the  applicable  Class;  provided that
                                                                   --------
with respect to a single Multicurrency Borrowing payments made in the specific currency of Eurocurrency Loans that are part of such Multicurrency Borrowing shall be applied pro rata according to the outstanding principal amount of all
                 --------
Eurocurrency Loans included in such Multicurrency Borrowing that are denominated in such currency; provided further, that if payments designated by the Borrower
                   ----------------
for a particular Multicurrency Borrowing are not denominated in the appropriate currencies required by the second succeeding sentence such that the Revolving Credit Exposure of each Lender of the affected Class will be reduced pro rata in
                                                                     --------
accordance with the Commitment Percentage of each Lender of the affected Class, then, the Administrative Agent shall convert a portion of such payments into the currencies required to so reduce the Revolving Credit Exposure of each Lender of the affected Class pro rata after application of all such payments. All payments
                   --------
(including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 10:00 a.m., local time in the place of payment, on the due date thereof to the Applicable Agent, for the account of the Lenders of the applicable Class, in the case of Loans to the U.S. Borrower, at the Administrative Agent's New York office specified in Section 10.01 and, in the case of Loans to the Euro Borrower, at the U.K. Administrative Agent's London office specified in Section 10.01, in the currency in which the applicable obligation is denominated and in immediately available funds.

The Applicable Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

     (b) Subject to Section 2.12, unless the Applicable Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Applicable Agent, the Applicable Agent may assume that such Lender is making such amount available to the Applicable Agent, and the Applicable Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Applicable Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Applicable Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Applicable Agent. A certificate of the Applicable Agent submitted to any Lender with respect to any amounts owing under this Section 2.13(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Applicable Agent by such Lender within three Business Days of such Borrowing Date, the Applicable Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Revolving Loans hereunder, on demand, from the relevant Borrower, but without prejudice to any right or claim that such Borrower may have against such Lender.

     (c) If at any time insufficient funds are received by and available to the Applicable Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

SECTION 2.14. Illegality. Notwithstanding any other provision herein, if the
              ----------
adoption of or any change in any Requirement of Law, or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement,

(a) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert ABR Loans to Eurocurrency Loans shall forthwith be suspended until such time as the making or maintaining of Eurocurrency Loans shall no longer be unlawful, (b) such Lender's Loans in Dollars then outstanding as Eurocurrency Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, and (c) such Lender's Eurocurrency Loans that are in Euros or Pounds Sterling, if any, shall be prepaid on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as may be required by law).

     SECTION 2.15.  Requirements  of Law. (a) The applicable  Borrowers agree to
                    --------------------
reimburse each Lender or the Issuing Bank for any increase in the cost to such Lender or the Issuing Bank of, or any reduction in the amount of any sum receivable by such Lender or the Issuing Bank in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurocurrency Loans or participating in, issuing or maintaining any Letter of Credit, including, without limitation, by reason of any requirements imposed by the Board upon the making or funding of Eurocurrency Loans or participating in, issuing or maintaining any Letter of Credit. Such Lender or the Issuing Bank, as applicable, shall promptly notify the Applicable Agent and the relevant Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender or the Issuing Bank, as applicable, for such increased cost or reduced amount. Such additional amounts shall be payable directly to such Lender or the Issuing Bank, as applicable, within five days of the relevant Borrower's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on such Borrower.

     (b)  If  any  change  in,  or the  introduction,  adoption,  effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority after the date hereof affects or would affect the amount of capital required or expected to be maintained by any Lender or the Issuing Bank (or a holding company controlling such Lender or the Issuing Bank) and such Lender or the Issuing Bank determines (in its sole and absolute discretion) that the rate of return on its capital (or the capital of its holding company, as the case may be) as a consequence of its Revolving Credit Commitment or the Loans made by it or any issuance, participation or maintenance of Letters of Credit is reduced to a level below that which such Lender or the Issuing Bank (or its holding company) could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or the Issuing Bank to the relevant Borrower, the relevant Borrower shall immediately pay directly to such Lender or the Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender or the Issuing Bank (or its holding company) for such reduction in rate of return. A statement of such Lender or the Issuing Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the relevant Borrower. In determining such amount, such Lender or the Issuing Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     (c) Neither the Issuing Bank nor any Lender shall be entitled to compensation under this Section 2.15 for any costs incurred or reductions suffered with respect to any date that it has such costs unless it shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (a) or (b) above, as applicable, not more than 120 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions; provided that the foregoing shall in
                                           --------
no way operate in derogation of the undertaking contained in the last sentence of this paragraph (c). In the event that the Issuing Bank or any Lender determines that any event or circumstance will lead to a claim under this
Section 2.15 has occurred or will occur, the Issuing Bank or such Lender will use its best efforts to so notify the relevant Borrower; provided that any
                                                              --------
failure to provide such notice shall in no way impair the rights of the Issuing Bank or such Lender to demand and receive compensation under this Section 2.15, but without prejudice to any claims of the relevant Borrower for compensation for actual damages sustained as a result of any failure to observe this undertaking.

     SECTION  2.16.  Taxes.  All payments by each  Borrower of principal of, and
                     -----
interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on the Applicable Agent, the Issuing Bank or any Lender (or any assignee of such Lender or the Issuing Bank, as the case may be, or a participation holder or a change in designation of the lending office of a Lender or the Issuing Bank, as the case may be (a "Transferee")), but excluding franchise taxes and taxes imposed
                ----------
on or measured by the recipient's net income (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment
        -----
to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Applicable Agent an official receipt or other documentation satisfactory to the Applicable Agent evidencing such payment to such authority; and

          (c) pay to the Applicable Agent for the account of the Lenders or the Issuing Bank or Transferee, as the case may be, such additional amount or amounts as are necessary to ensure that the net amount actually received by each Lender or the Issuing Bank or Transferee, as the case may be, will equal the full amount such Lender or the Issuing Bank or Transferee, as the case may be, would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Applicable Agent, the Issuing Bank or any Lender or Transferee with respect to any payment received by the Applicable Agent, the Issuing Bank or such Lender or Transferee hereunder, the Applicable Agent, the Issuing Bank or such Lender or Transferee may pay such Taxes and the applicable Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by such Person after the payment of such Taxes
(including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted. In addition, the applicable Borrower shall also reimburse each Lender or Transferee or the Issuing Bank, upon the written request of such Lender or Transferee or Issuing Bank, for taxes imposed on or measured by the net income of such Person pursuant to the laws of the United States of America, any state or political subdivision thereof, or the jurisdiction in which such Person is incorporated, or a jurisdiction in which the principal executive office or lending office of such Person is located, or under the laws of any political subdivision or taxing authority of any such jurisdiction, as such Person shall determine are or were payable by such Person, in respect of amounts payable to such Person pursuant to this Section 2.16 taking into account the amount of Taxes that are (x) allowed as a deduction in determining taxes imposed on or measured by the net income or allowed as a credit against any taxes imposed on or measured by net income (as determined in the sole discretion of the Applicable Agent, the Issuing Bank or any Lender or Transferee, as the case may be) and (y) payable to such Person pursuant to this Section 2.16.

     If a Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Applicable Agent, for the account of the Issuing Bank, the respective Lenders or Transferees, the required receipts or other required documentary evidence, such Borrower shall indemnify the Issuing Bank, Lenders and Transferees for any incremental Taxes, interest, penalties or other costs (including reasonable attorneys' fees and expenses) that may become payable by the Issuing Bank, any Lender or Transferee as a result of any such failure. For purposes of this Section 2.16, a distribution hereunder by the Applicable Agent to or for the account of the Issuing Bank, any Lender or Transferee shall be deemed a payment by a Borrower.

     Each Lender or Transferee with respect to the U.S. Borrower that is organized under the laws of a jurisdiction other than the United States shall, on or prior to the Effective Date (in the case of each Lender that is a party hereto on the Effective Date) or on or prior to the date of any assignment or participation hereunder (in the case of a Transferee) and thereafter as reasonably requested from time to time by the applicable Borrower or the Applicable Agent, execute and deliver, if legally able to do so, to the applicable Borrower and the Applicable Agent one or more (as the applicable Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender or Transferee is exempt from or entitled to a reduced rate of withholding or deduction of Taxes.

     With respect to obligations under this Agreement other than those specified in the immediately following paragraph, the Borrowers shall not be required to indemnify or to pay any additional amounts to the Issuing Bank, any Lender or Transferee with respect to any Taxes pursuant to this Section 2.16 to the extent that (i) any obligation to withhold, deduct or pay amounts with respect to such Tax existed on the date the Issuing Bank, such Lender or Transferee became a party to this Agreement (and, in such case, the Borrowers may deduct and withhold such Tax from payments to the Issuing Bank, such Lender or Transferee), or (ii) any Lender or Transferee fails to comply in full with the provisions of the immediately preceding paragraph (and, in such case, the Borrowers may deduct and withhold all Taxes required by law as a result of such noncompliance from payments to the Issuing Bank, such Lender or Transferee).

     With respect to Loans to the Euro Borrower or a Subsidiary Borrower, each relevant Lender or Transferee shall determine the extent to which obligations to withhold, deduct or pay amounts with respect to Taxes would exist on the Effective Date or the date such Lender or Transferee becomes a party to this Agreement in connection with the initial syndication of the Loans and shall disclose to the Euro Borrower such determination on or after such date. Based on such determination, the applicable Borrower shall indemnify or pay any such additional amounts to each such Lender or Transferee pursuant to this Section 2.16.

     Notwithstanding anything to the contrary in this Section 2.16, if the Internal Revenue Service determines that a Lender (or Transferee) is a conduit entity participating in a conduit financing arrangement as defined in Section 7701(l) of the Code and the regulations thereunder and the relevant Borrower was not a participant to such arrangement (other than as a Borrower under this Agreement) (a "Conduit Financing Arrangement"), then (i) such Borrower shall
               -------------------------------
have no obligation to pay additional amounts or indemnify the Lender or Transferee for any Taxes with respect to any payments hereunder to the extent the amount of such Taxes exceeds the amount that would have otherwise been withheld or deducted had the Internal Revenue Service not made such a determination and (ii) such Lender or Transferee shall indemnify the applicable Borrower in full for any and all taxes for which such Borrower is held directly liable under Section 1461 of the Code by virtue of such Conduit Financing Arrangement; provided that such Borrower (i) promptly forwards to the indemnitor
             --------
an official receipt or other documentation satisfactorily evidencing such payment, (ii) shall contest such tax upon the reasonable request of the indemnitor and at such indemnitor's cost and (iii) shall pay to such indemnitor within 30 days any refund of such taxes (including interest thereon). Each Lender or Transferee represents that it is not participating in a Conduit Financing Arrangement.

     Neither the Issuing Bank nor any Lender shall be entitled to payment under this Section 2.16 unless it shall have notified the Borrowers that it is demanding such payment not more than 120 days after the date on which it shall have become aware that it was entitled to such payment; provided that the
                                                              --------
foregoing shall in no way operate in derogation of the undertaking contained in the last sentence of this Section 2.16. In the event that the Issuing Bank or any Lender determines that any event or circumstance that will lead to a claim by it under this Section 2.16 has occurred or will occur, the Issuing Bank or such Lender will use its best efforts to so notify the applicable Borrower; provided that any failure to provide such notice shall in no way impair the
--------
rights of the Issuing Bank or any Lender to demand and receive compensation under this Section 2.16, but without prejudice to any claims of the Borrowers for failure to observe this undertaking.

     SECTION  2.17.  Indemnity.  In the event any  Lender  (or other  applicable
                     ---------
Person mentioned in Section 2.16) shall incur any loss or expense (including any loss (other than lost profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurocurrency
Loan) as a result of any conversion of a Eurocurrency Loan to an ABR Loan or repayment or prepayment of the principal amount of any Eurocurrency Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2.03, 2.05, 2.07, 2.15 or 2.20 or otherwise, or any failure to borrow or convert any Eurocurrency Loan after notice thereof shall have been given hereunder, whether by reason of any failure to satisfy a condition to such borrowing or otherwise, then, upon the written notice of such Lender to the applicable Borrower (with a copy to the Administrative Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower.

     SECTION 2.18.  Change of Lending Office.  Each Lender (or  Transferee),  or
                    ------------------------
other applicable Person mentioned in Section 2.16, agrees that upon the occurrence of any event giving rise to the operation of Section 2.14, 2.15 or
2.16 with respect to such Lender (or Transferee), it will, if requested by the applicable Borrower, use commercially reasonable efforts (subject to overall policy considerations of such Lender (or Transferee)) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms
                                 --------
that, in the sole judgment of such Lender, cause such Lender and its respective lending offices to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.18 shall
                    ------------------
affect or postpone any of the obligations of any Borrower or the rights of any Lender (or Transferee) pursuant to Sections 2.14, 2.15 and 2.16.

     SECTION  2.19.  Sharing of Setoffs.  Each  Lender  agrees that if it shall,
                     ------------------
through the exercise of a right of banker's lien, setoff or counterclaim against a Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Obligations or participations in LC Disbursements which at the time shall be due and payable as a result of which the unpaid principal portion of its Loans and participations in LC Disbursements which at the time shall be due and payable shall be proportionately less than the unpaid principal portion of such Loans and participations in LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans and participations in LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in LC Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans and participations in LC Disbursements as prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or
                 ------------------
adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or an LC Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender were a direct creditor directly to such Borrower in the amount of such participation.

     SECTION 2.20. Assignment of Commitments Under Certain Circumstances. In the
                   -----------------------------------------------------
event that any Lender (or other applicable Person mentioned in Section 2.16) shall have delivered a notice or certificate pursuant to Section 2.12(b), 2.14 or 2.15, or any Borrower shall be required to make additional payments to any Lender under Section 2.16 (an "Increased Cost Lender"), then, with respect to
                               ----------------------
each such Increased Cost Lender, the Borrowers shall have the right, but not the obligation, at their own expense, upon notice to such Increased Cost Lender and the Administrative Agent, to replace such Increased Cost Lender with an assignee (in accordance with and subject to the restrictions contained in Section 10.04) approved by the Administrative Agent and the Issuing Bank (which approval shall not be unreasonably withheld), and such Increased Cost Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.04) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that no
                                                    ------------------
Increased Cost  Lender shall be  obligated to  make any such  assignment  unless

(i) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority and (ii) such assignee or the Borrowers shall pay to the affected Increased Cost Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Increased Cost Lender and participations in LC Disbursements held by such Increased Cost Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder (including, without limitation, any Fees).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Administrative Agent and the U.K. Administrative Agent to enter into this Agreement and to extend credit hereunder and under the other Loan Documents, each Loan Party, jointly and severally, represents and warrants as follows:

     SECTION 3.01. Organization,  etc. Each Loan Party (a) is a corporation, and
                   ------------------
each of its Subsidiaries is a corporation, partnership or other form of legal entity, validly organized and existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite corporate or other power and authority to carry on its business as now conducted, (c) is duly qualified to do business and, to the extent applicable, is in good standing as a foreign corporation or foreign partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), as the case may be, in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify will not result in a Material Adverse Effect, and (d) has full power and authority and holds all requisite material governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement and each other Loan Document to which it is a party and to own or hold under lease its Property and to conduct its business substantially as currently conducted by it.

     SECTION 3.02.  Due  Authorization,  Non-Contravention,  etc. The execution,
                    --------------------------------------------
delivery and performance by each Loan Party of this Agreement and each other Loan Document to which it is a party, the borrowing of the Loans, the use of the proceeds thereof and the issuance of the Letters of Credit hereunder and the Reorganization are within each Loan Party's corporate, partnership or comparable powers, as the case may be, have been duly authorized by all necessary corporate, partnership or comparable and, if required, stockholder action, as the case may be, and do not:

          (a) contravene the Organic Documents of any Loan Party or any of its Subsidiaries (other than Immaterial Subsidiaries);

          (b) contravene any law or governmental regulation or court decree or order binding on or affecting any Loan Party or any of its Subsidiaries (other than Immaterial Subsidiaries);

          (c) violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries (other than Immaterial Subsidiaries); or

          (d) result in, or require the creation or imposition of, any Lien on any assets of any Loan Party any of its Subsidiaries (other than Immaterial Subsidiaries), except Liens created under the Loan Documents.

Immaterial Subsidiaries as of the Effective Date are set forth on Schedule 3.02.
                                                                  -------------

     SECTION 3.03. Corporate Structure. The Structure Memorandum attached hereto
                   -------------------
as  Exhibit  U is a true  and  correct  copy of the  Structure  Memorandum.  The
    ----------
Reorganization will have been completed as of the Effective Date. The corporate structure, capitalization and ownership of CCSC and its Subsidiaries, after giving effect to the Reorganization, is substantially consistent with that set forth in the Structure Memorandum.

     SECTION   3.04.   Government   Approval,   Regulation,   etc.  No  consent,
                       ------------------------------------------
authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, the borrowing of the Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, nor for the consummation of the Transactions, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens under the Loan Documents. None of the Borrowers nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION  3.05.  Validity,  etc.  This  Agreement has been duly executed and
                     --------------
delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligation of each Loan Party (as the case may be) enforceable in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

     SECTION 3.06. Financial Information. (a) The consolidated balance sheets of
                   ---------------------
CCSC and its Subsidiaries as of December 31, 1997, 1998, 1999, 2000 and 2001, reported on by PricewaterhouseCoopers LLP, independent public accountants, and as of September 30, 2002, certified by CCSC's chief financial officer, and the related consolidated statements of earnings and cash flow of CCSC and its Subsidiaries for the five years ended December 31, 2001, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of CCSC and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of the financial statements as of and for the period ended September 30, 2002, to normal year-end adjustments and to the absence of notes).

     (b) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, none of CCSC nor its Subsidiaries has, as of the Effective Date, any Indebtedness, contingent liabilities, long-term commitments or unrealized losses which would be required to be reported under GAAP.

     SECTION 3.07. No Material  Adverse Change.  Since December 31, 2001,  there
                   ---------------------------
has been no material adverse change in the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities or prospects of Crown Holdings and its Subsidiaries and investments taken as a whole, except as disclosed in the Information Memorandum.

     SECTION 3.08.  Litigation.  There is no pending or, to the knowledge of any
                    ----------
of the Loan Parties, threatened litigation, action or proceeding affecting Crown Holdings or any of its Subsidiaries, or any of their respective properties or assets which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby.

     SECTION 3.09.  Compliance with Laws and Agreements.  Each of Crown Holdings
                    -----------------------------------
and its Subsidiaries is in compliance with all laws (other than Environmental Laws, which are the subject of Section 3.14), regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so will not result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 3.10.  Subsidiaries.  Schedule 3.10 sets forth the name of, and the
                    ------------
direct or indirect ownership interest of each Loan Party in, each Subsidiary or other investment of each Loan Party and identifies each such Subsidiary that is a U.S. Loan Party and a Euro Loan Party, in each case as of the Effective Date after giving effect to the Reorganization.

     SECTION 3.11.  Ownership of Properties.  (a) Each of Crown Holdings and its
                    -----------------------
Subsidiaries has good and marketable title to, or valid leasehold interests in, or easements or other limited property interests in, or is licensed to use, all its material properties and assets (including all Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title in the aggregate could not reasonably be expected to have a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Permitted Liens.

     (b) As of the Effective Date, Schedule 3.11(b) contains a true and complete
                                   ----------------
list of each parcel of Real Property (i) owned by any Loan Party as of the date hereof and describes the type of interest therein held by such Loan Party and
(ii) leased, subleased or otherwise occupied or utilized by any Loan Party, as lessee, as of the date hereof and describes the type of interest therein held by such Loan Party and whether such lease, sublease or other instrument requires the consent of the landlord thereunder or other parties thereto to the Transactions.

     (c) Each of Crown Holdings and its Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of Crown Holdings and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases which, individually or in the aggregate, are not material to Crown Holdings and its Subsidiaries taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

     (d) Each of Crown Holdings and its Subsidiaries owns or possesses, is licensed or otherwise has the right to use, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, except where such conflicts could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (e) As of the Effective Date, none of Crown Holdings nor its Subsidiaries has received any written notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Effective Date.

     (f) None of Crown Holdings nor its Subsidiaries is obligated on the Effective Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

     (g) Schedule 3.11(g) sets forth each Subsidiary of CCSC that owns, operates
         ----------------
or leases any Principal Property as of the Effective Date.

     SECTION 3.12. Taxes. Each of Crown Holdings and its Subsidiaries has timely
                   -----
filed all federal, foreign and all other material income tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due, except (i) any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and (ii) any such taxes or charges that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that any such
                                                          --------
contest of taxes or charges with respect to Collateral shall satisfy the Contested Collateral Lien Conditions.

     SECTION 3.13.  Pension and Welfare Plans. No ERISA Event has occurred or is
                    -------------------------
reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect or give rise to a Lien. The Loan Parties and their ERISA Affiliates are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No condition exists or event or transaction has occurred with respect to any Pension Plan or Welfare Plan which reasonably might result in the incurrence by any Loan Party or any ERISA Affiliate of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect. No Loan Party has any contingent liability with respect to post-retirement benefits provided by any Loan Party or its Subsidiaries under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA and (ii) liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Except as could not reasonably be expected to have a Material Adverse Effect, (a) each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities and (b) no Loan Party nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan.

     SECTION 3.14.  Environmental  Warranties.  (a) All  facilities and property
                    -------------------------
owned, leased or operated by Crown Holdings or any of its Subsidiaries, and all operations conducted thereon, are in compliance with all Environmental Laws, except for such noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) There are no pending or threatened (in writing):

          (i) Environmental Claims received by Crown Holdings or any of its Subsidiaries or

          (ii) written claims, complaints, notices or inquiries received by Crown Holdings or any of its Subsidiaries regarding Environmental Liability in each case which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (c) There have been no Releases of Hazardous Materials at, on, under or from any property now or, to any Loan Party's knowledge, previously owned or leased or operated by Crown Holdings or any of its Subsidiaries that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

     (d) Crown Holdings and its Subsidiaries have been issued and are in compliance with all Environmental Permits necessary for their operations, facilities and businesses and each is in full force and effect, except for such Environmental Permits which, if not so obtained or as to which Crown Holdings and its Subsidiaries are not in compliance, or are not in effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (e) No property now or, to any Loan Party's knowledge, previously owned, leased or operated by Crown Holdings or any of its Subsidiaries is listed or proposed (with respect to owned property only) for listing on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, or on the National Priorities List pursuant to CERCLA, in each case other than properties as to which any such listing could not reasonably be expected to have a Material Adverse Effect.

     (f) There are no underground storage tanks, active or abandoned, including petroleum storage tanks, surface impoundments or disposal areas, on or under any property now or, to any Loan Party's knowledge, previously owned or leased by Crown Holdings or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (g) Neither Crown Holdings nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which would reasonably be expected to lead to any Environmental Claim against Crown Holdings or such Subsidiary which could reasonably be expected to have a Material Adverse Effect.

     (h) There are no past or present actions, activities, conditions or occurrences that could reasonably be expected to prevent Crown Holdings or any of its Subsidiaries from complying with, or to result in liability under, any Environmental Law, in each case which could reasonably be expected to have a Material Adverse Effect.

     (i) No liens have been recorded pursuant to any Environmental Law with respect to any property or other assets owned or leased by Crown Holdings or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     (j) Neither Crown Holdings nor any of its Subsidiaries is currently conducting any Remedial Action pursuant to any Environmental Law which could reasonably be expected to have a Material Adverse Effect, nor has Crown Holdings or any of its Subsidiaries assumed by contract, agreement or operation of law any obligation under Environmental Law which could reasonably be expected to have a Material Adverse Effect.

     (k) There are no polychlorinated biphenyls or friable asbestos present at any property owned, leased or operated by Crown Holdings or any Subsidiary which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION  3.15.  Regulations  U and X. The  Loans,  the use of the  proceeds
                     --------------------
thereof, this Agreement and the transactions contemplated hereby will not result in a violation of or be inconsistent with any provision of Regulation U or X.

     SECTION 3.16. Disclosure; Accuracy of Information; Pro Forma Balance Sheets
                   -------------------------------------------------------------
and  Projections.  (a)  Each  Loan  Party  has  disclosed  to  the  Lenders  all
----------------
agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to any of them that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither this Agreement nor any other document, certificate or statement furnished to the Administrative Agent or any Lender or S&P or Moody's in connection with the Transactions or any firm providing solvency opinions as required hereunder by or on behalf of any Loan Party (including, without limitation, the Information Memorandum) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not misleading, in light of the circumstances under which they were made; provided that to the extent this or any such document, certificate or statement (including without limitation the Information Memorandum) was based upon or constitutes a forecast or projection, the Loan Parties represent only that they acted in good faith and utilized reasonable assumptions and due care in the preparation of such document, certificate or statement.

     (b) On or prior to February 24, 2003, Crown Holdings shall have furnished to the Lenders the pro forma consolidated balance sheet as of December 31, 2002, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) was prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum, (ii) accurately reflects all adjustments necessary to give effect to the Transactions and (iii) presents fairly the pro forma financial position of Crown Holdings and its consolidated Subsidiaries as of the Effective Date, as if the Transactions had occurred on such date.

     (c) On or prior to February 24, 2003, Crown Holdings shall have furnished to the Lenders pro forma consolidating income statement projections (with line
               ---------
items down to operating  income) for Crown Holdings and its Subsidiaries and pro
                                                                             ---
forma  consolidating  cash flow  projections  (showing  only free cash flow) for
-----
Crown Holdings and its Subsidiaries (in each case, breaking out results for the Americas, Europe, Asia and other), all for the fiscal years ending 2003 through 2008, inclusive (the "Projected Financial Statements"), which give effect to the
                      ------------------------------
Transactions and all Indebtedness and Liens incurred or created in connection with the Transactions. The assumptions made in preparing the Projected Financial Statements are reasonable as of the date of such projections and as of the Effective Date and all material assumptions with respect to the Projected Financial Statements are set forth therein. The Projected Financial Statements present a good faith estimate of the consolidated financial information contained therein at the date thereof, it being recognized by the Administrative Agent and the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the projections probably will differ from the projected results and that the difference may be material.

     (d) At the Effective Date, all conditions to the obtaining of the published ratings of S&P and Moody's (including as to guarantees and collateral) have been satisfied in all material respects.

     SECTION 3.17.  Insurance.  As of the Effective  Date, set forth on Schedule
                    ---------                                           --------
3.17 is a summary of all insurance  policies  maintained  by Crown  Holdings and
----
each of its Subsidiaries with financially sound and responsible insurance companies (a) with respect to its properties material to the business of Crown Holdings and its Subsidiaries against such casualties and contingencies and of such types and in such amounts as are customary in the case of similar businesses operating in the same or similar locations and (b) required to be maintained pursuant to the Security Documents.

     SECTION 3.18. Labor Matters.  Except as could not reasonably be expected to
                   -------------
have a Material Adverse Effect, (a) as of the Effective Date, there are no strikes, lockouts or slowdowns against Crown Holdings or any Subsidiary pending or, to the knowledge of any Loan Party, threatened; (b) the hours worked by and payments made to employees of Crown Holdings and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from Crown Holdings or any Subsidiary, or for which any claim may be made against Crown Holdings or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Crown Holdings or such Subsidiary.

     SECTION 3.19. Solvency.  Immediately  following the making of each Loan and
                   --------
after giving effect to the application of the proceeds of such Loans, (I) (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise;

(b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date and (II) (i) no Loan Party will be subject to any proceedings for its administration (with respect to a Loan Party organized under the laws of France, redressement judiciaire), or is or will be subject to a plan for the transfer of the whole or part of its business, or is or will be subject to liquidation (with respect to a Loan Party organized under the laws of France, liquidation judiciaire) and no claim has been made requesting implementation of such proceedings; (ii) no Loan Party is or will be subject to the administration of a court appointed mediator (conciliateur), judicial condition, compulsory manager, receiver (administrateur judiciaire), administrator, liquidator (liquidateur judiciaire) or other similar office (with respect to a Loan Party organized under the laws of France, mandataire ad hoc), and no request has been filed and no negotiations are envisaged for the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of such Loan Party; (iii) no Loan Party is or will be unable to settle its debts (contingent or otherwise) with realizable assets (with respect to a Loan Party organized under the laws of France, en etat de cessation des paiements) within the meaning of article L 621-2 of the French Commercial Code or admits in writing its inability to pay its debts as they fall due; (iv) no Loan Party organized under the laws of France is or will be subject to amicable arrangement proceedings (procedure de reglement amiable), within the meaning of Article L. 611-3 of the French Commercial Code; and (v) no Loan Party has or will commence negotiations with any of its creditors with a view to the general readjustment or rescheduling of any of its indebtedness or has made a general assignment for the benefit of any of its creditors and/or has entered into any settlement agreement or amicable arrangement with any of its creditors (with respect to a Loan Party organized under the laws of France, transactions, accord ou reglement amiable), or stops or suspends payment of all or substantially all of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness.

     SECTION  3.20.  Securities.  The  Equity  Interests  of each  Loan  Party's
                     ----------
Subsidiaries have been duly authorized, issued and delivered and are fully paid, nonassessable and free of preemptive rights that have not been waived. The
Equity Interests of each Subsidiary of a Loan Party are owned, directly or indirectly, by a Loan Party, free and clear of all Liens other than those created pursuant to the Security Documents. There are not, as of the Effective Date, any existing options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements for any Person to acquire any Equity Interests of any Subsidiary of Crown Holdings or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such Equity Interests, except as disclosed in the financial statements delivered pursuant to Section 3.06 or otherwise disclosed to the Lenders prior to the Effective Date.

     SECTION     3.21.     Indebtedness     Outstanding.     Set    forth    on:
                           ----------------------------

          (a)  Schedule  3.21(a)  hereto  is a list and  description  of (i) all
               -----------------
     Indebtedness of the Loan Parties and their respective Subsidiaries (other than the Loans) that will be outstanding immediately after the Effective Date and (ii) all Indebtedness of the Loan Parties and their respective Subsidiaries that will be repaid, defeased, transferred or otherwise terminated on or prior to the Effective Date;

          (b) Schedule  3.21(b) hereto is a list and description of the Existing
              -----------------
     Non-U.S. Facilities and the obligations of any subsidiary of Crown Holdings that Guarantees, is an obligor under or provides credit support in respect of such Existing Non-U.S. Facilities; and

          (c) Schedule  3.21(c) hereto is a list and description of the Existing
              -----------------
     Factoring Facilities and the obligations of any subsidiary of Crown Holdings that Guarantees, is an obligor under or provides credit support in respect of such Existing Factoring Facilities.

     SECTION 3.22.  Security  Documents.  (a) The U.S. Bank Pledge  Agreement is
                    -------------------
effective to create in favor of the U.S. Collateral Agent, for its benefit and the benefit of the Secured Parties named therein, a legal, valid and enforceable security interest in the Collateral (as defined in the U.S. Bank Pledge Agreement) having the priority set forth therein and, when such Collateral is delivered to the U.S. Collateral Agent, the U.S. Bank Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral.

     (b) The U.S. Shared Pledge Agreement is effective to create in favor of the U.S. Collateral Agent, for its benefit and the benefit of the Secured Parties named therein, a legal, valid and enforceable security interest in the Collateral (as defined in the U.S. Shared Pledge Agreement) having the priority set forth therein and, when such Collateral is delivered to the U.S. Collateral Agent, the U.S. Shared Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral.

     (c) (i) The U.S. Security Agreement is effective to create in favor of the U.S. Collateral Agent, for its benefit and the ratable benefit of the Secured Parties named therein, a legal, valid and enforceable security interest in the Collateral (as defined in the U.S. Security Agreement) having the priority set forth therein and (ii) when (x) financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate and
                                   ----------
(y) upon the taking of possession or control by the U.S. Collateral Agent of any such Collateral in which a security interest may be perfected only by possession or control (which possession or control shall be given to the U.S. Collateral Agent to the extent possession or control by the U.S. Collateral Agent is required by any Security Document), the U.S. Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property), to the extent such Lien and security interest can be perfected by the filing of a financing statement pursuant to the UCC or by possession or control by the U.S. Collateral Agent, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

     (d) When the filings in clause (b)(ii)(A) above are made and when the U.S. Security Agreement (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office, the U.S. Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Effective
Date), in each case prior and superior in right to any other Person other than with respect to Permitted Liens.

     (e) Each Mortgage executed and delivered as of the Effective Date is, or to the extent any Mortgage is duly executed and delivered thereafter by the relevant Loan Party, will be effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the U.S. Collateral Agent, for its benefit and the ratable benefit of the Secured Parties named therein, a legal, valid and enforceable Lien on and security interest in all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof and having the priority set forth therein, and when the Mortgages are filed in the offices specified on
Schedule  3.22(e),  the  Mortgages  shall  constitute  a Lien on,  and  security
-----------------
interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Permitted Liens.

     (f) Each Euro Security Document is effective to create in favor of the Euro Collateral Agent, for the ratable benefit of the Secured Parties named therein, a legal, valid and enforceable security interest in the Collateral (as defined in such Euro Security Document) having the priority set forth therein and, when the actions specified in Schedule 3.22(f) are taken, each Euro Security Document
                         ----------------
shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

     (g) Each Intercompany Collateral Document is effective to create in favor of the applicable Collateral Agent, for the benefit of Euro Borrower, a legal, valid and enforceable security interest in the collateral (as defined in such Intercompany Collateral Document) and, when the actions specified in Schedule 3.22(g) are taken, each Intercompany Collateral Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantor thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

     (h) The U.S. Retained Collateral Account Agreement, when executed and delivered, will be effective to create in favor of the U.S. Collateral Agent, for its benefit and the benefit of the Secured Parties named therein, a legal, valid and enforceable security interest in the Collateral (as defined in the U.S. Retained Collateral Account Agreement) having the priority set forth therein and, when such Collateral is delivered to the U.S. Collateral Agent, the U.S. Retained Collateral Account Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral.

     SECTION 3.23.  Anti-Terrorism Laws. (a) None of the Loan Parties or, to the
                    -------------------
knowledge of any of the Loan Parties, any of their Affiliates, is in violation of any laws relating to terrorism or money laundering ("Anti-Terrorism Laws"),
                                                         --------------------
including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by
               ---------------
Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

     (b) No Loan Party or, to the knowledge of any of the Loan Parties, any of their Affiliates, or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans, is any of the following:

          (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

          (iv) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

          (v) a Person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

     (c) No Loan Party or to the knowledge of any Loan Party, any of its brokers or other agents acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above,
(ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

     SECTION 3.24.  Board of Euro Borrower.  As of the Effective Date, the board
                    ----------------------
of directors (or equivalent body) of the Euro Borrower consists of at least a majority of Persons that are executive officers of Crown Holdings. All actions may be taken by such board of directors (or equivalent body) by a majority vote.


                                   ARTICLE IV

                                   CONDITIONS

     SECTION 4.01.  Effective Date. The obligations of the Lenders to make Loans
                    --------------
and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.09) and subject to satisfaction of the conditions set forth in Section 4.02:

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received, on behalf of itself and the Lenders, favorable written opinions of each of (i) Dechert, counsel for the Loan Parties, substantially in the form of Exhibit L, and (ii) U.S.
                                                        ---------
     and non-U.S.  local counsel for the Loan Parties,  as specified on Schedule
                                                                        --------
     4.01(b), substantially in the form of Exhibit M-1, -2, or -3, in each case,
     -------                               -----------  --     --
     (A) dated the Effective Date and (B) addressed to the Administrative Agent and the Syndication Agent and the Lenders.

          (c) All documents executed or submitted in connection with this Agreement, the borrowings hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders.

          (d) The Administrative Agent shall have received such documents and Officer's Certificates substantially in the form of Exhibit G-3 as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (e) The Administrative Agent shall have received an Officer's Certificate, dated the Effective Date and signed by a Financial Officer of each of the Borrowers, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.02, substantially in the form of Exhibit G-1 or G-2, as applicable.

          (f) The Administrative Agent shall have received all fees payable to the Administrative Agent and the Syndication Agent or any Lender on or prior to the Effective Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel and U.S. and non-U.S. local counsel) required to be reimbursed or paid by the Loan Parties hereunder or under any other Loan Document.

          (g) The U.S. Collateral Agent shall have received a counterpart of each of the U.S. Shared Pledge Agreement and the U.S. Bank Pledge Agreement signed on behalf of each U.S. Loan Party, and covering pledges of 100% of the Equity Interests of the U.S. Subsidiaries held, directly or indirectly, by any of the U.S. Subsidiaries of Crown Holdings and 65% of the Equity Interests of the "first tier" Non-U.S. Subsidiaries of the U.S. Borrower and Crown International, together with promissory notes (to the extent such notes exist on the Effective Date) evidencing all intercompany Indebtedness owed to any Loan Party by Crown Holdings or any Subsidiary as of the Effective Date and stock powers and instruments of transfer, endorsed in blank, with respect to the Equity Interests of Crown Holdings' U.S. Subsidiaries and any such promissory notes.

          (h) The U.S. Collateral Agent shall have received a counterpart of the
     (w) U.S. Retained Collateral Account Agreement signed by the U.S. Borrower,
     (x) U.S. Shared Pledge  Agreement  signed by each of the U.S. Loan Parties,
     (y) U.S. Bank Pledge Agreement signed by each of the U.S. Loan Parties, and
     (z) U.S. Security Agreement signed on behalf of each U.S. Loan Party together with the following:

               (A) certificates representing all certificated Pledged Securities (as defined in the U.S. Bank Pledge Agreement and the U.S. Shared Pledge Agreement), together with executed and undated stock powers and/or assignments in blank;

               (B)  instruments   representing  all  intercompany   Indebtedness
          payable to any Loan Party, together with executed and undated instruments of assignment endorsed in blank;

               (C) certificates of insurance required under the U.S. Security Agreement;

               (D) appropriate financing statements or comparable documents of, and executed by, the appropriate entities in proper form for filing under the provisions of the UCC and applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, in the U.S. Collateral Agent's sole discretion, to grant to the U.S. Collateral Agent a perfected Lien on such U.S. Collateral having the priority set forth in the applicable U.S. Security Document, superior and prior to the rights of all third persons other than the holders of Permitted Liens;

               (E) UCC, judgment and tax lien, bankruptcy and pending lawsuit search reports listing all effective financing statements or comparable documents which name any applicable Loan Party as debtor and which are filed in those jurisdictions in which any of such U.S. Collateral is located and the jurisdictions in which any applicable Loan Party's principal place of business is located in the United States, together with copies of such existing financing statements, none of which shall encumber such U.S. Collateral covered or intended or purported to be covered by the U.S. Security Agreement other than Permitted Liens;

               (F) evidence of the preparation for recording or filing, as applicable, of all recordings and filings of the U.S. Security Agreement, including, without limitation, with the United States Patent and Trademark Office and the United States Copyright Office, and delivery and recordation, if necessary, of such other security and other documents, including, without limitation, UCC-3 termination statements with respect to UCC filings that do not constitute Permitted Liens, as may be necessary or, in the opinion of the U.S. Collateral Agent, desirable to perfect the Liens created, or purported or intended to be created, by the U.S. Security Agreement;

               (G) evidence that all other actions reasonably necessary or, in the opinion of the U.S. Collateral Agent, desirable to perfect the security interest created by the U.S. Security Agreement have been taken;

               (H) a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the U.S. Borrower, Crown Holdings and all of the U.S. Subsidiaries of Crown Holdings, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released.

          (i) The U.S. Collateral Agent shall have received the following documents and instruments:

               (A) Mortgages encumbering each Mortgaged Property in which the applicable U.S. Loan Party holds an ownership interest (as indicated on Schedule 4.01(i)(A) hereto) in favor of the U.S. Collateral Agent,
             --------------------
          for its benefit and the benefit of the applicable Lenders, duly executed and acknowledged by the applicable Loan Party, and otherwise in form for recording in the recording office where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such UCC-1 financing statements and other similar statements as are contemplated by the counsel opinions described in
          Section 4.01(b)(ii) in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to the U.S. Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall when recorded be effective to create a Lien on such Mortgaged Property subject to no other Liens except Permitted Liens;

               (B) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments, in form acceptable to the U.S. Collateral Agent, as necessary or required to consummate the transactions contemplated hereby or as shall reasonably be deemed necessary by the U.S. Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

               (C) with respect to each Mortgage, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the real property and fixtures described therein in an amount not less than the
          amount  set  forth  on  Schedule   4.01(i)(C),   which   policies  (or
                                  ---------------------
          commitments)  shall (w) be issued by the Title  Company,  (x)  include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the U.S. Collateral Agent, (y) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies which insure against losses regardless
                           ----
          of location or allocated value of the insured property up to a stated maximum coverage amount) and have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the U.S. Collateral Agent to the extent that such opinions can be obtained at a cost which is reasonable with respect to the value of the real property subject to such Mortgage) as shall be reasonably requested by the U.S. Collateral Agent (including, without limitation, endorsements, to the extent available in each jurisdiction at commercially reasonably rates, on matters relating to usury, first loss, last dollar, zoning, contiguity, variable rate, revolving credit, doing business, access, survey, address and so-called comprehensive coverage over covenants and restrictions) and (z) contain only such exceptions to title as shall be agreed to by the U.S. Collateral Agent on or prior to the Effective Date with respect to such Mortgaged Property;

               (D) with respect to each Mortgaged Property, policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in such Mortgage;

               (E) with respect to each Mortgaged Property, a Survey in form acceptable to the U.S. Collateral Agent;

               (F) with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in subparagraph (C) above;

               (G) evidence acceptable to the U.S. Collateral Agent of payment by the appropriate Loan Party or Subsidiary thereof of all applicable title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title insurance policies referred to in subparagraph (C) above;

               (H) with respect to each Real Property or Mortgaged Property, copies of all leases or other agreements relating to possessory interests to which any Loan Party or Subsidiary thereof is a party. To the extent any of the foregoing in which any Loan Party is a landlord or sublandlord affect any Mortgaged Property, such agreement shall be subordinate to the Mortgage to be recorded against such Mortgaged Property and otherwise acceptable to the U.S. Collateral Agent; and

               (I) with respect to each Mortgaged Property, a Real Property Officers' Certificate substantially in the form of Exhibit N attached
                                                              ---------
          hereto or other evidence satisfactory to the U.S. Collateral Agent that as of the date thereof there (x) has been issued and is in effect a valid and proper certificate of occupancy or other local equivalent, if any, for the use then being made of such Mortgaged Property and that the Loan Parties have not received written notices of any outstanding citation, violation or similar notice indicating that such Mortgaged Property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness, (y) has not occurred any Taking or Destruction of any Mortgaged Property or Real Property and (z) to the best knowledge of the Loan Parties, are no disputes regarding boundary lines, location, encroachment or possession of any Real Property or Mortgaged Property and no state of facts existing which could give rise to any such claim.

          (j) The Euro Collateral Agent shall have received counterparts of each Euro Security Document signed on behalf of each Euro Loan Party thereto, in each case, together with the following:

               (A) if  required  by such Euro  Security  Document,  certificates
          representing  all  certificated  Pledged  Securities,   together  with
          executed and undated stock powers and/or assignments in blank;

               (B) [Reserved];

               (C) if required by such Euro Security Document, certificates of insurance;

               (D) if required by such Euro Security Document, appropriate financing statements or comparable documents of, and executed by, the appropriate entities in proper form for filing under the provisions of the applicable or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant to the Euro Collateral Agent a perfected first priority Lien on such Collateral, superior and prior to the rights of all third persons other than the holders of Permitted Liens;

               (E) if required by such Euro Security Document, judgment and tax lien, bankruptcy and pending lawsuit search reports listing all effective financing statements or comparable documents which name any applicable Loan Party as debtor and which are filed in those jurisdictions in which any of such Collateral is located and the jurisdictions in which any applicable Loan Party's principal place of business is located, together with copies of such existing financing statements, none of which shall encumber such Collateral covered or intended or purported to be covered by such Euro Security Document other than Permitted Liens;

               (F) if required by such Euro Security Document, other than as listed on Schedule 4.01(j), evidence of the completion of all notarizations, recordings and filings of each such Euro Security Document, and delivery and recordation, if necessary, of such other security and other documents, as may be necessary or desirable to perfect the Liens created, or purported or intended to be created, by such Euro Security Document; and

               (G) evidence that all other actions reasonably necessary or desirable to perfect the security interest created by the Euro Security Documents have been taken.

          (k) All (A)  Intercompany  Notes set forth on Schedule  4.01(k),  duly
                                                        -----------------
     executed by the respective Intercompany Borrower and collaterally assigned in favor of the Euro Collateral Agent and (B) French Intercompany Loan Agreements set forth on Schedule 4.01(k) duly executed by the French Intercompany Borrowers and collaterally assigned in favor of the Euro Collateral Agent.

          (l) All  Intercompany  Collateral  Documents  set  forth  on  Schedule
                                                                        --------
     4.01(l),  duly executed and delivered by each  respective  Loan Party,  and
     -------
     collaterally assigned in favor of the Euro Collateral Agent.

          (m) The Administrative Agent shall have received (i) counterparts of the U.S. Guarantee Agreement signed on behalf of each U.S. Subsidiary of Crown Holdings and (ii) counterparts of the Indemnity, Subrogation and Contribution Agreement signed on behalf of each U.S. Subsidiary of Crown Holdings.

          (n) The Administrative Agent shall have received counterparts of a (i) Non-U.S. Guarantee Agreement signed on behalf of each Subsidiary of the Euro Loan Party designated on Schedule 3.10 and (ii) the Crown
                                          ---------------
     Developpement SNC Parent Guarantee.

          (o) The Administrative Agent shall have received counterparts of each of the Intercreditor Agreements, the Sharing Agreement and the Receivables Intercreditor Agreement, each signed on behalf of each of the parties thereto.

          (p) The Administrative Agent shall have received evidence that the insurance required by Section 5.04 and the Security Documents is in effect.

          (q) The Euro Borrower shall have received aggregate gross proceeds of at least $1.085 billion from the issuance of the Second Lien Dollar Notes and (euro)285 million from the issuance of the Second Lien Euro Notes, which gross proceeds shall be either (x) immediately used to repay the Existing Credit Facility and Refinanced Public Debt or (y) deposited into the Dollar Collateral Account or Euro Collateral Account, as applicable; the terms, conditions and documentation of the Second Lien Notes shall be consistent in all material respects with the description thereof in the Offering Memorandum dated February 11, 2003.

          (r) The Euro Borrower shall have received aggregate gross proceeds of at least $725 million from the issuance of the Third Lien Notes, which gross proceeds shall be either (x) immediately used to repay the Existing Credit Facility and Refinanced Public Debt or (y) deposited into the Dollar Collateral Account; the terms, conditions and documentation of the Third Lien Notes shall be consistent in all material respects with the description thereof in the Offering Memorandum dated February 11, 2003.

          (s) [Reserved].

          (t) The Reorganization shall have been consummated in a manner consistent with the description thereof in the Structure Memorandum.

          (u) On or prior to February 24, 2003,  the Lenders shall have received
     (a) audited consolidated (for the Fiscal Year ended December 31, 2001 and unaudited consolidated for the Fiscal Year ended December 31, 2002) and unaudited consolidating (breaking out results for the Americas, Europe, Asia and other) and statements of income (with line items down to operating income), stockholders' equity and cash flows (showing only free cash flow) of CCSC for the two Fiscal Years ended before the Effective Date and (b) to the extent available, unaudited consolidated and consolidating (breaking out results for the Americas, Europe, Asia and other) and statements of income (with line items down to operating income), stockholders' equity and cash flows (showing only free cash flow) of CCSC for each completed fiscal quarter since December 31, 2001, which audited and unaudited financial statements shall (i) be in form and scope satisfactory to the Lenders and
     (ii) not be materially inconsistent with the financial statements previously provided to the Lenders.

          (v) On or prior to February 24, 2003, the Lenders shall have received a pro forma consolidated balance sheet of Crown Holdings as of December 31,
       ---------
     2002, after giving effect to the Transactions, together with a certificate of the chief financial officer of Crown Holdings substantially in the form of Exhibit G-4 to the effect that such balance sheet fairly presents the
        -----------
     pro forma assets and liabilities of Crown Holdings and its  Subsidiaries in
     ---------
     accordance with GAAP, and the Lenders shall be satisfied that such balance sheet is not materially inconsistent with the forecasts previously provided to the Lenders.

          (w) The Lenders shall have received a certificate substantially in the form of Exhibit G-4 from the chief financial officer of Crown Holdings
             ------------
     certifying that the adjusted Consolidated EBITDA of Crown Holdings and its Subsidiaries (defined as pretax income plus depreciation, plus interest expense, plus gain or loss on asset sales, plus asbestos charges, plus restructuring charges, plus asset impairment charges plus, to the extent reducing Consolidated EBITDA, the $13.2 million charge to accounts receivable taken in the fourth quarter of 2002 in respect of a European can customer) for the last twelve months ended December 31, 2002 on a pro forma
                                                                       ---------
     basis to give effect to the Transactions and other asset dispositions was at least $750 million.

          (x) The Lenders shall have received an agreed-upon procedures letter with respect to the unaudited financial information of Crown Holdings as of December 31, 2002 and for the year then ended, which shall be in substance the same as the "comfort letter" provided to the initial purchasers as of the "pricing date" of such securities and the Effective Date with respect to the Second Lien Notes and the Third Lien Notes.

          (y) There shall be no litigation, administrative proceeding or investigation that could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects, condition (financial or otherwise), contingent liabilities, prospects, material agreements, customer relationships or investments of Crown Holdings and its subsidiaries, taken as a whole, or on the ability of the parties to consummate the Transactions, and shall have been no adverse development or decision since January 28, 2003 in any pending litigation, proceeding or investigation.

          (z) The Administrative Agent shall be satisfied that, as of the Effective Date, the interest rate on any Loans hereunder shall not exceed the maximum rate permitted by applicable law.

          (aa) The Lenders shall have received solvency letters from American Appraisals, together with such other evidence reasonably requested by the Lenders, confirming the solvency of each of (i) Crown Holdings and its Subsidiaries, (ii) the U.S. Borrower and its Subsidiaries and (iii) the Euro Borrower and its Subsidiaries, in each case, on a consolidated basis after giving effect to the Transactions, in the forms attached hereto as Exhibit T.
     ---------

          (bb) The Administrative Agent and the Syndication Agent shall be satisfied that there has not occurred any material adverse change in the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities, prospects, material agreements or customer relationships of Crown Holdings or its Subsidiaries or investments, taken as a whole, since December 31, 2001.

     SECTION 4.02. Conditions to Each Credit Event. The agreement of each Lender
                   -------------------------------
to make any Loan and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (such event being called a "Credit Event") (excluding
                                                     -------------
continuations and conversions of Loans) requested to be made by it on any date is subject to the satisfaction of the following conditions:

          (a) The Administrative Agent shall have received a notice of such Credit Event as required by Section 2.02, 2.04 or 2.06, as applicable (or such notice shall have been deemed given in accordance with Section 2.04(b)).

          (b) The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be true and correct with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

          (c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the applicable Borrower on the date of such Credit Event, as to the matters specified in paragraphs (b) and (c) of this Section 4.02.


                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each Loan Party, jointly and severally, covenants and agrees with the Lenders that:

     SECTION 5.01. Financial Information,  Reports, Notices, etc. Crown Holdings
                   ---------------------------------------------
will  furnish,  or  will  cause  to  be  furnished,   to  each  Lender  and  the
Administrative Agent copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 45 days (or such shorter period for the filing of Crown Holdings' Form 10-Q as may be required by the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year of Crown Holdings (commencing with the Fiscal Quarter ending March 31, 2003), a consolidated balance sheet of Crown Holdings and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of Crown Holdings and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by a Financial Officer of Crown Holdings, it being understood and agreed that the delivery of Crown Holdings' Form 10-Q (as filed with the SEC), if certified as required in this clause (a), shall satisfy the requirements set forth in this clause;

          (b) as soon as available and in any event within 90 days (or such shorter period for the filing of Crown Holdings' Form 10-K as may be required by the SEC) after the end of each Fiscal Year of Crown Holdings (commencing with the Fiscal Year ended December 31, 2002), a copy of the annual audit report for such Fiscal Year for Crown Holdings and its Subsidiaries, including therein a consolidated balance sheet of Crown Holdings and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of Crown Holdings and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent by PricewaterhouseCoopers or other independent public accountants reasonably acceptable to the Administrative Agent (it being understood and agreed that the delivery of Crown Holdings' Form 10-K (as filed with the
     SEC), if certified as required by this clause (b), shall satisfy such delivery requirement in this clause), together with (other than in the case of the Fiscal Year ended December 31, 2002) a certificate from a Financial Officer of Crown Holdings and the Borrowers substantially in the form of Exhibit D (a "Compliance Certificate") containing a computation in
     ----------       ------------------------
     reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in Sections 6.13 through 6.17 and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officer has not become aware of any Default or Event of Default that has occurred and is continuing, or, if such Financial Officer has become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it, and concurrently with the delivery of the foregoing financial statements, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (c) as soon as available and in any event within 45 days (or such shorter period as may be required for the filing of Crown Holdings' Form 10-Q by the SEC) after the end of each Fiscal Quarter, a Compliance Certificate from a Financial Officer of Crown Holdings, the U.S. Borrower and the Euro Borrower containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in Sections 6.13 through 6.17 and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officers have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such Financial Officers have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

          (d) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Crown Holdings (commencing with the Fiscal Quarter ending June 30, 2003) (i) an unaudited consolidating balance sheet of Crown Holdings and its Subsidiaries as of the end of such Fiscal Quarter and consolidating statement of earnings and cash flows of Crown Holdings of its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by a Financial Officer of Crown Holdings (it being understood and agreed that such financial statements need only break out (A) the U.S. Borrower and its Domestic Subsidiaries (other than a Receivables Subsidiary and the Insurance Subsidiary), on a consolidated basis; (B) the Subsidiaries of the U.S. Borrower that are not Subsidiary Loan Parties, on a consolidated basis; (C) the Euro Borrower and the Euro Subsidiary Loan Parties (other than the U.K. Segment (as defined below) and the German Segment (as defined below)), on a consolidated basis; (D) each Subsidiary of the Euro Borrower that is not a Euro Subsidiary Loan Party, on a consolidated basis; (E) the financial position and results of operations of the Euro Borrower's business in the United Kingdom (the "U.K. Segment"), on
                                                              ------------
     a consolidated basis; (F) the financial position and results of operations of the Euro Borrower's business in the Federal Republic of Germany (the "German Segment"), on a consolidated basis, in each case, as of the end of
      --------------
     such Fiscal Quarter), and (ii) a cash flow statement of each of the U.S. Borrower and the Euro Borrower showing Cash In Flows and Cash Out Flows on an unconsolidated basis for such Fiscal Quarter;

          (e) as soon as available and in any event within 105 days after the end of each Fiscal Year of Crown Holdings (commencing with the Fiscal Year ending December 31, 2003), (i) an unaudited consolidating balance sheet of Crown Holdings and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings and cash flow of Crown Holdings and its Subsidiaries for such Fiscal Year, certified by a Financial Officer of Crown Holdings (it being understood and agreed that such financial statements need only break out (A) the U.S. Borrower and its Domestic Subsidiaries (other than a Receivables Subsidiary and the Insurance Subsidiary), on a consolidated basis; (B) the Subsidiaries of the U.S. Borrower that are not Subsidiary Loan Parties, on a consolidated basis; (C) the Euro Borrower and the Euro Subsidiary Loan Parties (other than the U.K. Segment and the German Segment), on a consolidated basis; (D) each Subsidiary of the Euro Borrower that is not a Euro Subsidiary Loan Party, on a consolidated basis; (E) the financial position and results of operations of the U.K. Segment, on a consolidated basis; (F) the financial position and results of operations of the German Segment, on a consolidated basis, in each case, as of the end of such Fiscal Year), and (ii) a cash flow statement of each of the U.S. Borrower and the Euro Borrower showing Cash In Flows and Cash Out Flows on an unconsolidated basis for such Fiscal Quarter;

          (f) as soon as available and in any event within 45 days after the end of each Fiscal Quarter and 90 days after the end of each Fiscal Year (commencing with the Fiscal Quarter ending June 30, 2003), the aggregate amount of cash and Permitted Investments held by each Subsidiary of the Euro Borrower that is not a Subsidiary Loan Party;

          (g) no later than January 31 of each Fiscal Year of Crown Holdings (commencing with the Fiscal Year ending December 31, 2003), a detailed consolidated budget of Crown Holdings and its Subsidiaries by Fiscal Quarter for such Fiscal Year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each Fiscal Quarter during such Fiscal Year) and, promptly when available, any significant revisions of such budgets;

          (h) promptly upon receipt thereof, copies of all reports submitted to Crown Holdings or its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of Crown Holdings or any of its Subsidiaries made by such accountants, including any management letters submitted by such accountants to management in connection with their annual audit;

          (i) as soon as possible and in any event within three Business Days after becoming aware of the occurrence of any Default or Event of Default, a statement of a Financial Officer of Crown Holdings, the U.S. Borrower and the Euro Borrower setting forth details of such Default or Event of Default and the action which Crown Holdings, the U.S. Borrower and the Euro Borrower have taken and propose to take with respect thereto;

          (j) as soon as possible and in any event within five Business Days after (i) the occurrence of any adverse development with respect to any litigation, action or proceeding described in Section 3.08 that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) the commencement of any litigation, action or proceeding of the type described in Section 3.08, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, notice thereof and copies of all documentation relating thereto;

          (k) promptly after the sending or filing thereof, copies of all reports which any Loan Party sends to any of its security holders, including, without limitation, holders of the Second Lien Notes or Third Lien Notes, and all reports, registration statements (other than on Form S-8 or any successor form) or other materials which any Loan Party or any of its Subsidiaries or any of their officers file with the SEC or any national securities exchange;

          (l) immediately upon becoming aware of the taking of any specific actions by Crown Holdings or any other Person to terminate any Pension Plan (other than a termination pursuant to Section 4041(b) of ERISA which can be completed without Crown Holdings or any ERISA Affiliate having to provide more than $1.0 million in addition to the normal contribution required for the plan year in which termination occurs to make such Pension Plan sufficient), or the occurrence of an ERISA Event which could result in a Lien or in the incurrence by a Loan Party of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect, or any increase in the contingent liability of a Loan Party with respect to any post-retirement Welfare Plan benefit if the increase in such contingent liability which could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

          (m) upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series)
     ----------
     filed by any Loan Party or ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Loan Party or ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request;

          (n) as soon as possible, notice of any other development that could reasonably be expected to have a Material Adverse Effect;

          (o) on the 10th day of each month (or, if not a Business Day, the Business Day immediately following such day) a report setting forth (i) the amount of aggregate unused availability on such date of Revolving Credit Commitments and (ii) the aggregate amount of cash held in immediately available funds by Crown Holdings and its Subsidiaries on such date;

          (p) simultaneously with the delivery of financial statements pursuant to Section 5.01(a) and (b), certifications by the chief executive officer and the chief financial officer or others under the Exchange Act, the Sarbanes-Oxley Act of 2002, as amended, and/or the rules and regulations of the SEC; and

          (q) such other information respecting the condition or operations, financial or otherwise, of Crown Holdings, any Borrower or any of their Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION 5.02.  Compliance  with Laws,  etc. Each Loan Party will,  and will
                    ---------------------------
cause each of its Subsidiaries to, comply in all respects with all applicable laws, rules, regulations and orders, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, such compliance to include, subject to the foregoing (without limitation):

          (a) the maintenance and preservation of its and its Subsidiaries' existence and its qualification as a foreign corporation or partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except as provided in Section 5.09.

     SECTION 5.03.  Maintenance  of  Properties.  Each Loan Party will, and will
                    ---------------------------
cause each of its Subsidiaries to, maintain, preserve, protect and keep its material properties and assets in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.03 shall prevent any Loan Party
        --------
from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of such Loan Party, desirable in the conduct of its or their business and does not in the aggregate have a Material Adverse Effect.

     SECTION 5.04.  Insurance.  Each Loan Party will, and will cause each of its
                    ---------
Subsidiaries to, maintain or cause to be maintained with financially sound and responsible insurance companies (a) insurance with respect to its properties material to the business of Crown Holdings and its Subsidiaries against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents, and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of Crown Holdings setting forth the nature and extent of all insurance maintained by Crown Holdings and its Subsidiaries in accordance with this Section. Each such insurance policy shall provide that
     (i) it may not be canceled or otherwise  terminated without at least thirty
     (30) days' prior written notice to the Collateral Agents (and to the extent any such policy is cancelled, modified or renewed, the Borrower shall deliver a copy of the renewal or replacement policy (or other evidence thereof) to the Administrative Agent and the Collateral Agent, or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent and the Collateral Agents of the payment of the premium therefor); (ii) to the extent such insurance policy constitutes property insurance, all losses payable thereunder in an amount in excess of $10.0 million shall be payable to the Collateral Agents, as loss payee, pursuant to a standard non-contributory New York mortgagee endorsement and shall be in an amount at least sufficient to prevent coinsurance liability; provided that the Collateral Agents, as loss payee pursuant to the
     --------
     foregoing, shall not agree to the adjustment of any claim without the consent of Crown Holdings (such consent not to be unreasonably withheld or delayed); and (iii) with respect to liability insurance, the Collateral Agents shall be named as an additional insured. Each Loan Party shall promptly notify the Collateral Agents if it does not intend to or has not paid when due any premium under any such insurance policy, and after 30 days after receipt of such notice, the Collateral Agents shall be permitted to pay such premium. In the event any Loan Party gives the Collateral Agents written notice that it does not intend to pay any premium relating to any insurance policy when due, the Collateral Agents shall not exercise their right to pay such premium so long as such Loan Party delivers to the Collateral Agents a replacement insurance policy or insurance certificate evidencing that such replacement policy or certificate provides the same insurance coverage required under this Section 5.04 as the policy being replaced by such Loan Party with no lapse in such coverage.

     SECTION 5.05. Books and Records;  Visitation Rights.  Each Loan Party will,
                   -------------------------------------
and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and material transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant and, upon the reasonable request of the Administrative Agent or a Lender, to examine (and, at the expense of the relevant Loan Party or Subsidiary, photocopy extracts from) any of its books or other corporate or partnership records.

     SECTION 5.06.  Environmental Covenant. Each Loan Party will, and will cause
                    ----------------------
each of its Subsidiaries to:


          (a) use and operate all of its facilities and properties in compliance with all Environmental Laws except for such noncompliance which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, keep all Environmental Permits in effect and remain in compliance therewith, except where the failure to keep in effect such Environmental Permits, or any noncompliance with the provisions thereof, would not reasonably be expected to have a Material Adverse Effect, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect;

          (b) promptly notify the Administrative Agent and provide copies of all written inquiries, claims, complaints or notices from any Person relating to the environmental condition of its facilities and properties or compliance with or liability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect, and promptly cure and have dismissed with prejudice or contest in good faith any actions and proceedings relating thereto;

          (c) in the event of the presence of any Hazardous Material on any Mortgaged Property which is in violation of any Environmental Law, or which could reasonably be expected to have Environmental Liability, in each case which could reasonably be expected to have a Material Adverse Effect, Crown Holdings, each Borrower and their respective Subsidiaries, upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete all response, corrective and other action to mitigate and eliminate any such adverse effect in accordance with and to the extent required by applicable Environmental Laws, and shall keep the Administrative Agent informed of their actions;

          (d) at the written request of the Administrative Agent or the Requisite Lenders, which request shall specify in reasonable detail the basis therefor, Crown Holdings, each Borrower and each of their Subsidiaries will provide, at their sole cost and expense, an environmental site assessment report concerning any Mortgaged Property now or hereafter owned or leased by such Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any Remedial Action in connection with such Hazardous Materials on, at, under or emanating from such Mortgaged Property pursuant to any applicable Environmental Law; provided that such request may be made
                                          --------
     only if (i) there has  occurred  and is  continuing  an Event of Default or
     (ii) the Administrative Agent or the Requisite Lenders reasonably believe that a Borrower or any Subsidiary of a Borrower or any such Mortgaged Property is not in compliance with Environmental Law and such noncompliance could reasonably be expected to have a Material Adverse Effect, or that circumstances exist that could reasonably be expected to form the basis of an Environmental Claim against a Borrower or any Subsidiary of a Borrower or to result in Environmental Liability, in each case that could reasonably be expected to have a Material Adverse Effect (in such events as are listed in this subparagraph, the environmental site assessment shall be focused upon the noncompliance or other circumstances as applicable). If a Borrower or any Subsidiary of Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and such Borrower or Subsidiary shall grant and hereby grants to the Administrative Agent and the Requisite Lenders and their agents access to such Mortgaged Property and specifically grants the Administrative Agent and the Requisite Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to perform such an assessment, all at such Borrower's or Subsidiary's sole cost and expense; and

          (e)   provide   such   information   and   certifications   which  the
     Administrative Agent may reasonably request from time to time to evidence compliance with this Section 5.06.

     SECTION 5.07.  Information Regarding  Collateral.  (a) Each Loan Party will
                    ---------------------------------
furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in any Loan  Party's  identity or  corporate  structure,  (iv) in any Loan
Party's Federal Taxpayer Identification Number or (v) in any Loan Party's jurisdiction of organization. Each Loan Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the applicable Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all relevant Collateral. Each Loan Party also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

     (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (b) of Section 5.01, each Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of each Borrower (i) setting forth the information required pursuant to Sections 1, 2, 7, 8, 12, 13, 14, 15, 16, 17 and 18 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

     SECTION 5.08.  Existence;  Conduct of Business.  Each Loan Party will,  and
                    -------------------------------
will  cause  each of its  Subsidiaries  to,  do or cause  to be done all  things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation,
--------
liquidation or dissolution permitted under Section 6.03.

     SECTION 5.09.  Performance of  Obligations.  Each Loan Party will, and will
                    ---------------------------
cause each of its Subsidiaries to, perform all of its respective obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which they are bound or to which they are a party, except where such nonperformance could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.10.  Casualty and  Condemnation.  Each Loan Party will,  and will
                    --------------------------
cause each of its Subsidiaries to, (a) furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any Collateral in an amount in excess of $10.0 million or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

     SECTION 5.11. Guarantees; Pledge of Additional Collateral. (a) In the event
                   -------------------------------------------
that any Domestic Subsidiary of Crown Holdings existing on the Effective Date (other than the Insurance Subsidiary and the Receivables Subsidiary) has not previously executed the U.S. Guarantee Agreement or in the event that any Person becomes a Domestic Subsidiary (other than a Receivables Subsidiary) of Crown Holdings after the Effective Date, Crown Holdings will promptly notify the Administrative Agent of that fact and cause such Subsidiary to execute and deliver to the Administrative Agent a counterpart of the U.S. Guarantee Agreement and deliver to the U.S. Collateral Agent a counterpart of the U.S. Security Agreement, the U.S. Shared Pledge Agreement and the U.S. Bank Pledge Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and certificates comparable to those described in Section 4.01(d)) as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create in favor of the U.S. Collateral Agent, for the benefit of the Secured Parties, a valid and perfected first priority Lien on all of the property and assets of such Subsidiary described in the applicable forms of U.S. Security Documents.

     (b) In any event within 30 days after the acquisition of assets of the type that would have constituted U.S. Collateral on the Effective Date pursuant to the U.S. Security Agreement, the U.S. Bank Pledge Agreement
or the U.S. Shared Pledge Agreement (the "Additional  U.S.  Collateral"),  Crown
                                          ----------------------------
Holdings will, and will cause each appropriate U.S. Subsidiary to, take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or entering into or amending the U.S. Guarantee Agreement, the U.S. Security Agreement, the U.S. Bank Pledge Agreement or the U.S. Shared Pledge Agreement, to grant to the U.S. Collateral Agent for its benefit and the benefit of the Secured Parties a perfected Lien (having the priority set forth in the U.S. Security Agreement, the U.S. Bank Pledge Agreement or the U.S. Shared Pledge Agreement, as applicable) on such Additional U.S. Collateral pursuant to and to the full extent required by the U.S. Security Agreement, the U.S. Bank Pledge Agreement, the U.S. Shared Pledge Agreement and this Agreement (including, without limitation, to the extent requested by the U.S. Collateral Agent, satisfaction of the conditions set forth in subsections (b)(ii) and (h) of Section 4.01).

     (c) In the event that any Non-U.S. Guarantee Subsidiary existing on the Effective Date has not previously executed the Non-U.S. Guarantee Agreement or in the event that any Person becomes a Non-U.S. Guarantee Subsidiary after the Effective Date, the Euro Borrower will promptly notify the Administrative Agent of that fact and, to the extent permitted by applicable law, cause such Subsidiary to execute and deliver to the Administrative Agent a counterpart of the Non-U.S. Guarantee Agreement and deliver to the Euro Collateral Agent a counterpart of the applicable Euro Security Documents and such documents and instruments and take such further actions (including actions, documents and instruments comparable to those referred to in Section 4.01(d)) as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create in favor of the Euro Collateral Agent, for the benefit of the Term B Euro Lenders and Revolving Euro Lenders, a valid and perfected first priority Lien on all of the property and assets (including, without limitation, Real Property) of such Subsidiary that would have constituted Euro Collateral on the Effective Date under the applicable Euro Security Documents of other Non-U.S. Guarantee Subsidiaries organized in the same jurisdiction to the extent legally permissible.

     (d) In any event within 30 days after the acquisition of assets of the type that would have constituted Euro Collateral on the Effective Date pursuant to any Euro Security Document (the "Additional Euro Collateral"), the Euro Borrower
                                 --------------------------
will, and will cause each appropriate Subsidiary to, take all necessary action, including the filing of appropriate financing statements, under the provisions of applicable laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or entering into or amending any Euro Security Document, to grant to the Euro Collateral Agent for its benefit and the benefit of the Secured Parties a perfected Lien on such Additional Euro Collateral pursuant to and to the full extent required by this Agreement (including, without limitation, to the extent requested by the U.K. Administrative Agent, satisfaction of the conditions set forth in subsection (h) of Section 4.01).

     (e) In the event that any U.S. Loan Party or its respective Subsidiaries acquire an interest in additional Real Property having a fair market value in excess of $2.0 million as determined in good faith by Crown Holdings, Crown Holdings or the appropriate Loan Party or Subsidiary, as the case may be, and using its commercially reasonable efforts in respect of any leases, will take such actions and execute such documents as the Collateral Agent shall require to confirm the Lien of a Mortgage, if applicable, or to create a new Mortgage (including, without limitation, satisfaction of the conditions set forth in subsections (b)(ii), (h) and (i) of Section 4.01).

     (f) All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, costs of counsel for the Administrative Agent and the Collateral Agent, shall be for the account of the Loan Parties, which shall pay all sums due on demand.

     (g) If, for any reason after the Effective Date, any debt securities of Crown Holdings or any of its Subsidiaries become secured by a Lien on Principal Property, each Loan Party shall, and shall cause each of its Subsidiaries to, take all necessary action so that any limitation on the Lien of the applicable Collateral Agent and the applicable Lenders on Principal Property is eliminated from the Security Documents and the applicable Collateral Agent and the applicable Lenders enjoy a full and unconditional Lien on all Principal Property.

     SECTION 5.12. Further Assurances. Each Loan Party will, and will cause each
                   ------------------
of its Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, notarizations, fixture filings, mortgages, deeds of trust and other documents and the delivery of appropriate opinions of counsel), which may be required under any applicable law, or which the Administrative Agent or the Requisite Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Each Loan Party also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

     SECTION  5.13.  Use of  Proceeds;  Funding  of  Collateral  Account.  Crown
                     ---------------------------------------------------
Holdings and each Borrower covenant and agree that the proceeds of all Borrowings hereunder and all Letters of Credit issued hereunder will be used for general corporate purposes; provided that (i) the proceeds of all Term B Loans
                              --------
will be utilized in accordance with Schedule 5.13 on the Effective Date together
                                    -------------
with the net proceeds of the other Transactions to repay the Existing Credit Agreement and refinance Refinanced Debt, or to the extent that any Refinanced Debt may not be refinanced

(whether through voluntary repayment, purchase, repurchase, redemption or defeasance) on the Effective Date, such proceeds shall be deposited into the Dollar Collateral Account or Euro Collateral Account, as applicable, on the Effective Date, and thereafter such proceeds may only be released to repay or repurchase Refinanced Public Debt in accordance with the terms of the U.S. Security Agreement or the Euro Collateral Account Agreements, as applicable, and
(ii) no Borrowing under the Revolving Loans may be used, directly or indirectly, to repay, purchase, repurchase, redeem or defease principal of Refinanced Public Debt or Retained Public Debt.

     SECTION 5.14.  Payment of Taxes.  Each Loan Party will, and will cause each
                    ----------------
of its Subsidiaries to, pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of such Person or cause a failure or forfeiture  of  title  thereto;  provided  that  no  Loan  Party  nor any of its
                                 --------
Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of the property or asset that may become subject to such Lien, if it has maintained adequate reserves with respect thereto in accordance with and to the extent required under GAAP; provided, further, that any such contest of any tax,
                            -----------------
assessment, charge, levy or claim with respect to Collateral shall satisfy the Contested Collateral Lien Conditions.

     SECTION 5.15.  Equal Security for Loans and Notes. If any Loan Party or any
                    ----------------------------------
of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent to the creation or assumption thereof shall have been obtained from the Administrative Agent and the Requisite Lenders), it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other assets or property thereby secured as long as any such assets or property shall be secured; provided that this covenant shall not be construed as consent by the
          --------
Administrative Agent and the Requisite Lenders to any violation of the provisions of Section 6.02.

     SECTION 5.16. Cash Accounts.  (a) No U.S. Loan Party shall establish and/or
                   -------------
maintain any Deposit Account (other than Deposit Accounts having a maximum aggregate balance of $1.0 million or otherwise excluded pursuant to the terms of the U.S. Security Agreement) unless (1) such U.S. Loan Party shall have given the Administrative Agent 10 days' prior written notice of its intention to establish such new Deposit Account with a Bank and (2) such Bank and such U.S. Loan Party shall have duly executed and delivered to the U.S. Collateral Agent a Control Agreement with respect to such Deposit Account.

     (b) No Euro Loan Party shall establish and/or maintain cash or Permitted Investments in any deposit account (other than deposit accounts having a maximum aggregate balance of the Euro Equivalent of $10.0 million, other than with respect to occasional receipt of customer receivables, in which case such amount may exceed the Euro Equivalent of $10.0 million for no more than one Business Day, but in no event may exceed the Euro Equivalent of $30.0 million) unless (1) such Euro Loan Party shall have given the Administrative Agent 10 days' prior written notice of its intention to establish such new deposit account with a bank and (2) the Euro Collateral Agent shall be satisfied that the Term B Euro Lenders and the Revolving Euro Lenders have a first priority Lien thereon.

     SECTION 5.17.  Board of Euro  Borrower.  (a) Crown Holdings shall cause the
                    -----------------------
board of directors (or equivalent organizational body) of the Euro Borrower to consist of at all times at least a majority of Persons that are executive officers of Crown Holdings.

     (b) Unless the principal of any Indebtedness incurred or guaranteed by the Euro Borrower or any of its Subsidiaries has finally matured and not been paid or has been accelerated, the Euro Borrower and its Subsidiaries shall not apply for or consent to the appointment of a trustee, receiver or other custodian or commence a bankruptcy, reorganization or other proceedings under any bankruptcy or insolvency law, except as required by applicable law.

     SECTION 5.18. Post-Closing Obligations. (a) Crown Holdings shall, and shall
                   ------------------------
cause each of its Subsidiaries to, as expeditiously as possible, but in no event later than the number of days after the Effective Date applicable to each item set forth below:

          (i)  Leasehold  Mortgages:  within 90 days  after the  Effective  Date
               --------------------
     unless otherwise extended or waived by the U.S. Collateral Agent in its reasonable discretion, use its commercially reasonable efforts to execute and deliver a Mortgage encumbering each Mortgaged Property in which the applicable Loan Party holds a leasehold interest (as indicated on Schedule
                                                                        --------
     5.18(a)(i)  hereto),  duly executed and acknowledged by the applicable Loan
     ----------
     Party, and otherwise in form for recording in the recording office of each political subdivision where each such leasehold Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such financing statements or other instruments as are contemplated by the local or foreign counsel opinions in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to the U.S. Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall when recorded be effective to create a first priority Lien on such Mortgaged Property subordinate to no Liens other than Prior Liens (as defined in the applicable Mortgage) and subject to no other Liens except Liens expressly permitted by such Mortgage, together with (i) an opinion of local counsel as required pursuant to Section 4.01(b)(ii) and
     (ii) each other item and/or documentation required to be delivered with respect to each Mortgaged Property pursuant to Section 4.01(i);

          (ii) Foreign Stock  Pledges:  within 45 days after the Effective  Date
               ----------------------
     unless otherwise extended or waived by the U.S. Collateral Agent in its reasonable discretion, the U.S. Borrower shall have authorized, executed and delivered all documents and taken all actions necessary or appropriate to grant in favor of the U.S. Collateral Agent a fully perfected first priority pledge of and security interest in each Non-U.S. Subsidiary identified on Schedule 5.18(a)(ii) hereto (including, without limitation,
                   ---------------------
     the taking of all actions and the delivery of all items of the type and nature enumerated in Sections 4.01(h)(A) and 4.01(h)(G) of this Agreement and the payment of all fees in connection therewith);

          (iii) Landlord Subordinations: within 45 days after the Effective Date
                -----------------------
     unless otherwise extended or waived by the U.S. Collateral Agent in its reasonable discretion, to the extent not delivered on the Effective Date, continue to use its commercially reasonable efforts to deliver a Landlord Subordination substantially in the form of Exhibit Q with respect to each
                                                  ---------
     leased Real Property and/or a bailee letter with respect to each warehouse facility where any Loan Party maintains Collateral listed on Schedule
                                                                        --------
     5.18(a)(iii); and
     ------------

          (iv) UCC  Insurance:  within 30 days after the  Effective  Date unless
               --------------
     otherwise extended or waived by the U.S. Collateral Agent in its reasonable discretion, a policy of UCC insurance in the amount of $50 million issued by Fidelity National Title Insurance Company insuring the validity and perfection of the Liens granted to the U.S. Collateral Agent under the U.S. Security Agreement, the U.S. Bank Pledge Agreement and the U.S. Shared Pledge Agreement and having the priority set forth in the U.S. Security Agreement, the U.S. Bank Pledge Agreement and the U.S. Shared Pledge Agreement, as applicable.

     (b) Crown Holdings shall, and shall cause each of its Subsidiaries to, as expeditiously as possible, but in no event later than the number of days after the Effective Date applicable to each item set forth below:

          (i) Non-U.S. Mortgages: within 45 days after the Effective Date unless
              ------------------
     otherwise extended or waived by the U.K. Administrative Agent in its reasonable discretion, execute and deliver a Mortgage encumbering each Real Property identified on Schedule 5.18(b)(i) hereto, duly executed and
                              --------------------
     acknowledged by the applicable Loan Party, and otherwise in form for recording in the recording office of each political subdivision where each Real Property is situated, together with such certificates, notarizations, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such financing statements or other instruments as are contemplated by the local or foreign counsel opinions in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to the U.K. Administrative Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall when recorded be effective to create a first priority Lien on such Mortgaged Property subordinate to no Liens other than Prior Liens (as defined in the applicable Mortgage) and subject to no other Liens except Liens expressly permitted by such Mortgage, together with (i) except for any Mortgaged Property in France, an opinion of local counsel as required pursuant to Section 4.01(b)(ii) and (ii) each other item and/or documentation required to be delivered with respect to each Mortgaged Property pursuant to Section 4.01(j); and

          (ii) Foreign  Pledges:  within 45 days after the Effective Date unless
               ----------------
     otherwise  extended  or  waived  by the  U.K.  Administrative  Agent in its reasonable discretion, (i) the Euro Borrower shall have authorized, executed and delivered all documents and taken all actions necessary or appropriate to grant in favor of the Euro Collateral Agent a first priority pledge of and security interest in each Non-U.S. Subsidiary identified on
     Schedule   5.18(b)(ii)  hereto  under  the  laws  of  the  jurisdiction  of
     ----------------------
     organization of such Non-U.S. Subsidiary (including, without limitation, the taking of all actions or the foreign equivalent, if applicable, and the delivery of all items, or their foreign equivalent, if applicable, of the type and nature enumerated in Sections 4.01(j)(A), 4.01(j)(F) and 4.01(j)(G) of this Agreement, the delivery of all certificates, agreements or instruments representing the equity interest of each such Non-U.S. Subsidiary, accompanied by instruments of assignment or transfer endorsed in blank to the extent required or permitted under the jurisdiction of organization of the applicable issuer of such equity interests and the payment of all fees in connection therewith) and (ii) the U.K. Administrative Agent shall have received, on behalf of itself, the other Agents and the Lenders, a favorable written opinion of foreign counsel in the jurisdictions of organization of each such Non-U.S. Subsidiary as shall be reasonably acceptable to the Euro Collateral Agent, (a) dated no later than such 45th day after the Effective Date, (b) addressed to the U.K. Administrative Agent and the Lenders and (c) covering such matters relating to the Euro Security Documents and the Loan Documents as the U.K. Administrative Agent shall request.

     SECTION 5.19. Hedging Arrangements.  The Borrowers shall ensure that at all
                   --------------------
times at least 50% of the aggregate outstanding principal amounts of the outstanding Term B Loans and debt securities of Crown Holdings and its Subsidiaries are subject to a fixed interest rate either by their terms or pursuant to one or more Hedging Agreements having terms and conditions reasonable satisfactory to the Administrative Agent.

     SECTION 5.20. Excluded Companies.  Notwithstanding anything to the contrary
                   ------------------
set forth herein, Crown Holdings shall ensure that (a) each Excluded Canadian Company remains a dormant company and shall remain dormant until such time as it is dissolved in accordance with the laws of Canada and (b) each Excluded U.K. Company remains (i) a dormant company and shall remain dormant until such time as it is dissolved in accordance with the laws of England and Wales or (ii) a trust company which is involved only in the business of holding assets on behalf of beneficiaries in a trustee relationship, as applicable, and shall continue to exist in such dormant state until it is dissolved or act in such capacity and in no other capacity until such time as all of the Obligations hereunder are discharged pursuant to this Agreement.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each Loan Party, jointly and severally, covenants and agrees with the Lenders that:

     SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Loan Parties
                   ---------------------------------------
will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist (including by way of Guarantee) any Indebtedness, except:

          (i) Indebtedness incurred and outstanding under the Loan Documents;

          (ii) Indebtedness of the Euro Borrower under (A) the Second Lien Dollar Notes in an aggregate principal amount not to exceed $1.085 billion and Guarantees of such Indebtedness by each Subsidiary Loan Party and (B) the Second Lien Euro Notes in an aggregate principal amount not to exceed
     (euro)285 million and Guarantees of such Indebtedness by each Subsidiary Loan Party;

          (iii) Indebtedness of the Euro Borrower under the Third Lien Notes in an aggregate principal amount not to exceed $725 million and Guarantees of such Indebtedness by each Subsidiary Loan Party;

          (iv) Indebtedness under the Refinanced Public Debt to the extent not repaid on the Effective Date;

          (v) Indebtedness under the Public Debt existing on the Effective Date (other than the Refinanced Public Debt) and extensions, renewals, refinancings, refundings and replacements of any such Indebtedness (other than the Public Debentures) that do not increase the outstanding principal amount thereof with Refinancing Plan Indebtedness; provided that (w) no
                                                            --------
     Default or Event of Default shall have occurred or be continuing or would result therefrom, (x) after giving effect to the incurrence of such Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) on a pro forma basis as if it was incurred on the first day of the immediately preceding Test Period (but tested as if the applicable ratio were the ratio for the next succeeding Test Period), the Loan Parties would be in compliance with Sections 6.13 through 6.16, inclusive, (y) such Indebtedness is permitted to be incurred under the Second Lien Notes Indenture and the Third Lien Notes Indenture and (z) in case of any Indebtedness incurred by or guaranteed by the Euro Borrower or under which the Euro Borrower is an obligor, the holders of such Indebtedness or any trustee or agent on their behalf shall be bound by and shall execute and deliver counterparts to the Sharing Agreement;

          (vi) Indebtedness under the Existing Non-U.S. Facilities outstanding or committed on the Effective Date and listed on Schedule 3.21(b) and up to
                                                      ----------------
     the amounts set forth on such Schedule and any extensions, renewals, refinancings, refundings and replacements thereof incurred by the same parties and on substantially similar terms that do not increase the amount outstanding or committed thereunder as of the Effective Date; provided that
                                                                   --------
     (x) no Default or Event of Default shall have occurred or be continuing or would result therefrom, (y) after giving effect to the incurrence of such Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) on a pro forma basis as if it was incurred on the first day of the immediately preceding Test Period (but tested as if the applicable ratio were the ratio for the next succeeding Test Period), the Loan Parties would be in compliance with Sections 6.13 through 6.16, inclusive, and (z) such Indebtedness is permitted to be incurred under the Second Lien Notes Indenture and the Third Lien Notes Indenture;

          (vii) Indebtedness under the Existing Factoring Facilities outstanding or committed on the Effective Date and listed on Schedule 3.21(c) and up to
                                                      ----------------
     the amounts set forth on such Schedule and any extensions, renewals, refinancings, refundings and replacements thereof incurred by the same parties and on substantially similar terms that do not increase the amount outstanding or committed thereunder as of the Effective Date; provided that
                                                                   --------
     (x) no Default or Event of Default shall have occurred or be continuing or would result therefrom, (y) after giving effect to the incurrence of such Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) on a pro forma basis as if it was incurred on the first day of the immediately preceding Test Period (but tested as if the applicable ratio were the ratio for the next succeeding Test Period), the Loan Parties would be in compliance with Sections 6.13 through 6.16, inclusive, and (z) such Indebtedness is permitted to be incurred under the Second Lien Notes Indenture and the Third Lien Notes Indenture;

          (viii) Indebtedness of the Italian Subsidiaries incurred after the Effective Date in an aggregate principal amount not to exceed (euro)150 million; provided that (x) no Default or Event of Default shall have
               --------
     occurred or be continuing or would result
     therefrom, (y) after giving effect to the incurrence of such Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) on a pro forma basis as if it was incurred on the first day of the immediately preceding Test Period (but tested as if the applicable ratio were the ratio for the next succeeding Test Period), the Loan Parties would be in compliance with Sections 6.13 through 6.16, inclusive, and (z) such Indebtedness is permitted to be incurred under the Second Lien Notes Indenture and the Third Lien Notes Indenture; provided,
                                                                       --------
     further,  that up  to(euro)25.0  million of the Net Proceeds may be used to
     -------
     repay Indebtedness of the Italian Subsidiaries and the remainder of the Net Proceeds in an amount not less than(euro)100 million shall be applied to repay Loans pursuant to Section 2.05(d)(ii);

          (ix) Indebtedness of any Non-Subsidiary Loan Parties in an aggregate principal amount outstanding at any time not to exceed $50.0 million; provided that (w) no Default or Event of Default shall have occurred or be
     --------
     continuing or would result therefrom, (x) after giving effect to the incurrence of such Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) on a pro forma basis as if it was incurred on the first day of the immediately preceding Test Period (but tested as if the applicable ratio were the ratio for the next succeeding Test Period), the Loan Parties shall be in compliance with Sections 6.13 through 6.16, inclusive, (y) such Indebtedness is permitted to be incurred under the Second Lien Notes Indenture and the Third Lien Notes Indenture and (z) Section 2.11(d) is complied with; provided,
                                                                       --------
     further,  that such amount shall be increased  to $75.0  million  after the
     -------
     Leverage Condition has been satisfied;

          (x) (a) Indebtedness of the U.S. Borrower or the Euro Borrower to any Subsidiary Loan Party and of any Subsidiary Loan Party to the U.S. Borrower or the Euro Borrower or any other Subsidiary Loan Party; and (b)
     Indebtedness of any Non-Subsidiary Loan Party owed to another Non-Subsidiary Loan Party;

          (xi) subject to Section 6.04(iv), Indebtedness of any Non-U.S. Subsidiary that is not a Subsidiary Loan Party owed to any Borrower or any Subsidiary Loan Party; provided that (A) to the extent practicable and
                              --------
     required by the Administrative Agent, (i) such Indebtedness is evidenced by an intercompany note; and (ii) the Euro Collateral Agent has a first priority perfected security interest in such intercompany note; and (B) no Default or Event of Default has occurred and is continuing at the time of the incurrence of such Indebtedness or would result therefrom;

          (xii) Indebtedness incurred pursuant to any Permitted Receivables Financing;

          (xiii) the incurrence by Crown Holdings or any of its Subsidiaries of Hedging Agreements that are incurred in the ordinary course of business for the purpose of fixing or hedging

     (A) interest rate risk so long as such Indebtedness is permitted by the terms of this Agreement to be outstanding, (B) commodity price risk with respect to any commodity regularly purchased by Crown Holdings or its Subsidiaries or (C) exchange rate risk with respect to agreements or Indebtedness of such Person payable or denominated in a currency other than Dollars and, in each case, not for speculative purposes; provided, that, in
                                                              --------
     any such case, the liabilities under such Hedging Agreements which do not represent an actual obligation and for which an offsetting derivative contract has been recorded in the financial statements are recorded in accordance with SFAS 133;

          (xiv) Indebtedness of the U.S. Borrower or the Euro Borrower or any of their Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within
              --------
     90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (xiv) shall not exceed $35.0 million at any time outstanding;

          (xv) Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to Crown Holdings or any of its Subsidiaries, pursuant to reimbursement or indemnification obligations to such Person;

          (xvi) Indebtedness of Crown Holdings or its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

          (xvii) Indebtedness arising from agreements of Crown Holdings or any of its Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

          (xviii) obligations in respect of performance and surety bonds and completion guarantees provided by Crown Holdings and its Subsidiaries in the ordinary course of business;

          (xix) Indebtedness of Crown Holdings or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is
                             -------------------
     extinguished within five Business Days of incurrence;

          (xx) Permitted Public Refinancing Debt that was incurred to refinance or replace the Public Debentures; provided, that the Refinanced Public Debt
                                       --------
     and Retained Public Debt have been repaid or refinanced in full prior to any such refinancing or replacement of the Public Debentures; provided that
                                                                   --------
     (w) no Default or Event of Default shall have occurred or be continuing or would result therefrom, (x) after giving effect to the incurrence of such Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) on a pro forma basis as if it was incurred on the first day of the immediately preceding Test Period (but tested as if the applicable ratio were the ratio for the next succeeding Test Period), the Loan Parties would be in compliance with Sections 6.13 through 6.16, inclusive, (y) such Indebtedness is permitted to be incurred under the Second Lien Notes Indenture and the Third Lien Notes Indenture and (z) in case of any Indebtedness incurred by or guaranteed by the Euro Borrower or under which the Euro Borrower is an obligor, the holders of such Indebtedness or any trustee or agent on their behalf shall be bound by and shall execute and deliver counterparts to the Sharing Agreement;

          (xxi) reimbursement obligations under the Existing Credit Agreement (as in effect on the Effective Date after giving effect to the
     Transactions) with respect to letters of credit issued thereunder and outstanding as of the Effective Date only for so long as such letters of credit remain outstanding; and

          (xxii) other Indebtedness of Crown Holdings or any of its Subsidiaries in an aggregate principal amount not exceeding $35.0 million at any time outstanding; provided that such Indebtedness does not have the benefit of any Liens on assets of Crown Holdings or its Subsidiaries;

     provided,  however,  that Crown Developpement SNC shall not be permitted to
incur  any  Indebtedness   other  than   Indebtedness   incurred  under  Section
6.01(a)(i), (ii), (iii) or (vi).

     The maximum amount of Indebtedness that Crown Holdings or any Subsidiary may incur pursuant to this Section 6.01 shall not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies.

     (b) The Loan Parties will not, nor will they permit any of their Subsidiaries to, directly or indirectly, issue any preferred stock or other preferred Equity Interest which (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise prior to one year after the Term B Loan Maturity Date, (ii) is or may become redeemable or repurchasable at the option of the holder thereof, in whole or in part, prior to one year after the Term B Loan Maturity Date, or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock or any other preferred Equity Interest described in this paragraph prior to one year after the Term B Loan Maturity Date.

     SECTION 6.02.  Liens. The Loan Parties will not, and will not permit any of
                    -----
their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except the following (herein collectively referred to as "Permitted Liens"):
                ---------------

          (i) Liens in favor of the Collateral Agents under the Security Documents securing the Obligations and the Bank Related Debt;

          (ii) Liens in favor of the Collateral Agents under the Security Documents securing the Second Lien Notes permitted to be incurred under
     Section 6.01(a)(ii);  provided that the trustee under the Second Lien Notes
                           --------
     Indenture shall be bound by and execute and deliver to the Collateral Agents counterparts to each of the Intercreditor Agreements and the Sharing Agreement;

          (iii) Liens in favor of the Collateral Agents under the Security Documents securing the Third Lien Notes permitted to be incurred under
     Section 6.01(a)(iii);  provided that the trustee under the Third Lien Notes
                            --------
     Indenture shall be bound by and execute and deliver to the Collateral Agents counterparts to each of the Intercreditor Agreements and the Sharing Agreement;

          (iv)  Liens in favor  of the  Collateral  Agents  under  the  Security
     Documents securing Indebtedness described under clause (ii) of the definition of "Refinancing Plan Indebtedness" permitted to be incurred under Section 6.01(a)(v); provided that if such Indebtedness is Additional
                                --------
     Second Lien Notes and/or Additional Third Lien Notes, such Indebtedness constitutes "Second Priority Indebtedness" or "Third Priority Indebtedness", as applicable, under the Intercreditor Agreements and the Sharing Agreement and the trustee or agent representing such Additional Second Lien Notes and/or Additional Third Lien Notes shall be bound by and execute and deliver to the Collateral Agents counterparts to each of the Intercreditor Agreements and the Sharing Agreement;

          (v) Liens on assets acquired after the Effective Date existing at the time of acquisition thereof by any Loan Party; provided that such Liens
                                                       --------
     were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of such Loan Party other than the specific assets so acquired;

          (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, attorney's or other like liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that (A) a reserve or other appropriate provision, if any, as is
     --------
     required by GAAP shall have been made therefor, (B) if such Lien is on Collateral, the Contested Collateral Lien Conditions shall at all times be satisfied and (C) such Liens relating to statutory obligations, surety or appeal bonds or performance bonds shall only extend to or cover cash and Permitted Investments not in the Collateral Accounts;

          (vii) Liens existing on the Effective Date and listed on Schedule 6.02(vii);

          (viii) Liens for taxes, assessments or governmental charges or claims or other like statutory Liens, in any case incurred in the ordinary course of business, that do not secure Indebtedness for borrowed money and (A) that are not yet delinquent or (B) that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that (1) any reserve or other appropriate provision as shall be
     --------
     required in conformity with GAAP shall have been made therefor and (2) if such Lien is on Collateral, the Contested Collateral Lien Conditions shall at all times be satisfied;

          (ix) Liens on Italian Assets to secure Indebtedness permitted to be incurred under Section 6.01(a)(viii);

          (x) Liens to secure Indebtedness (including Capital Lease Obligations) of the type described in Section 6.01(a)(xiv) hereof covering only the assets acquired with such Indebtedness;

          (xi) Liens on the assets of a Non-Subsidiary Loan Party so long as such assets are not otherwise Collateral which Liens secure such Non-Subsidiary Loan Party's obligations under Indebtedness incurred pursuant to Section 6.01(a)(ix);

          (xii) Liens securing Indebtedness incurred to refinance Indebtedness secured by the Liens of the type described in clause (vii) of this definition; provided that any such Lien shall not extend to or cover any
                  --------
     assets not securing the Indebtedness so refinanced;

          (xiii) Liens (A) in the form of zoning restrictions, easements, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title

     (including leasehold title) that do not (1) secure Indebtedness or (2) individually or in the aggregate materially impair the value or marketability of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of the Loan Parties and their Subsidiaries at such real property and (B) with respect to leasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering the landlord's or owner's interest in such leased property;

          (xiv) Liens in the form of pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Loan Party or any Subsidiary is a party, in each case, made in the ordinary course of business for amounts (A) not yet due and payable or
     (B) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that (1) a reserve or other
                                            --------
     appropriate provision, if any, as is required by GAAP shall have been made therefor, (2) if such Lien is on Collateral, the Contested Collateral Lien Conditions shall at all times be satisfied and (3) such Liens shall in no event encumber any Collateral other than cash and Permitted Investments not in the Collateral Accounts;

          (xv) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute a Default under this Agreement; provided
                                                                        --------
     that any such Liens in an amount in excess of $10.0 million on Mortgaged Property shall be paid, discharged, bonded or stayed prior to the sale or forfeiture of any portion of such Collateral on account of such Liens;

          (xvi) Liens in the form of licenses, leases or subleases granted or created by any Loan Party or any Subsidiary, which licenses, leases or subleases (A) do not interfere, individually or in the aggregate, in any material respect with the business of the Loan Parties and their Subsidiaries or individually or in the aggregate materially impair the use (for its intended purpose) or the value of the property subject thereto; provided that (x) to the extent such licenses, leases or subleases relate
     --------
     to Mortgaged Property in existence as of the date hereof, such Subsidiary shall use its commercially reasonable efforts to as soon as practicable cause such licenses, leases or subleases to be subordinate to the Lien granted and evidenced by the Security Documents in accordance with the provisions thereof; and (y) to the extent entered into after the date hereof, such licenses, leases or subleases shall be subordinate to the Lien granted and evidenced by the Security Documents in accordance with the provisions thereof; provided, further, that any such Lien shall not extend
                         ------------------
     to or cover any assets of any Loan Party or any Subsidiary that is not the subject of any such license, lease or sublease;

          (xvii) Liens on fixtures or personal property held by or granted to landlords pursuant to leases to the extent that such Liens are not yet due and payable; provided that (i) with respect to any such Liens in existence
                   --------
     on the date hereof, the applicable Loan Party or any applicable Subsidiary has used its commercially reasonable efforts to obtain a landlord lien waiver reasonably satisfactory to the U.S. Collateral Agent and (ii) with respect to any leases entered into after the date hereof, the applicable Loan Party or any applicable Subsidiary shall use its commercially reasonable efforts to (x) enter into a lease that does not grant a Lien on fixtures or personal property in favor of the landlord thereunder or (y) obtain a landlord lien waiver reasonably satisfactory to the U.S. Collateral Agent;

          (xviii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; and

          (xix) additional Liens so long as, without duplication, the value of the property subject to such Liens at the time such Lien is incurred and the Indebtedness (including any refinancings of such Indebtedness) and other obligations secured thereby do not exceed $35.0 million in the aggregate at any time;

provided, however, that (A) no Liens (other than pursuant to the Loan Documents)
-----------------
shall be permitted to exist, directly or indirectly, on any Pledged Securities and (B) no such Liens (other than Liens under clauses (i), (ii), (iii), (iv),
(viii), (xiii), (xv) and (xvi)) shall extend to any Principal Property or Restricted Securities.

     SECTION 6.03.  Fundamental Changes. (a) The Loan Parties will not, and will
                    -------------------
not permit any of their Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Wholly Owned Subsidiary of the U.S. Borrower may merge into the U.S. Borrower in a transaction in which the U.S. Borrower is the surviving corporation, (ii) any Wholly Owned Subsidiary of the Euro Borrower may merge into the Euro Borrower in a transaction in which the Euro Borrower is the surviving corporation, (iii) any Wholly Owned Subsidiary of the U.S. Borrower may merge with or into any Subsidiary of the U.S. Borrower in a transaction in which the surviving entity is a Wholly Owned Subsidiary of the U.S. Borrower and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party, (iv) any Wholly Owned Subsidiary of the Euro Borrower may merge with or into any Subsidiary of the Euro Borrower in a transaction in which the surviving entity is a Wholly Owned Subsidiary of the Euro Borrower and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party and (v) the European Delaware LLCs may transfer all of the Equity Interests owned by them to their direct parent companies and liquidate so long as such parent companies have pledged such Equity Interests to secure the Euro Obligations pursuant to one or more Euro Security Documents in form and substance reasonably satisfactory to the Administrative Agent; provided that in connection with the
                                            --------
foregoing, the appropriate Loan Parties shall take all actions necessary or reasonably requested by the U.S. Collateral Agent or the U.K. Administrative Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the U.S. Collateral Agent or the Euro Collateral Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11 and 5.12, in each case, on the terms set forth therein and to the extent applicable.

     (b) Notwithstanding the foregoing, any Subsidiary of the U.S. Borrower or the Euro Borrower may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the U.S. Borrower or the Euro Borrower or any Subsidiary Loan Party (provided that, in connection with the foregoing, the
                         --------
appropriate Loan Parties shall take all actions necessary or reasonably requested by the Collateral Agents to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Collateral Agents pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11 and 5.12, in each case, on the terms set forth therein and to the extent applicable), and any Subsidiary which is not a Subsidiary Loan Party may dispose of assets to any other Subsidiary which is not a Subsidiary Loan Party.

     (c) The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, engage in any business other than businesses of the type conducted by Crown Holdings and its Subsidiaries on the Effective Date and businesses reasonably related thereto.

     SECTION 6.04.  Investments,  Loans, Advances,  Guarantees and Acquisitions.
                    -----------------------------------------------------------
The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an "Investment" and collectively, "Investments"),
                                ----------                        -----------
except:

          (i) Permitted Investments;

          (ii) Investments existing on the date hereof and set forth on Schedule
                                                                        --------
     6.04;
     ----
          (iii)  Investments  by or among  the  Parent  Guarantors  (subject  to
     Section 6.16), the Borrowers and the Subsidiary Loan Parties in Subsidiary Loan Parties; provided that any such Investment held by a Loan Party shall
                    --------
     be pledged pursuant to the applicable Security Document;

          (iv) Investments by the Borrowers and their Subsidiaries in Non-Subsidiary Loan Parties; provided that such Investments are made in the
                                  --------
     ordinary course of business and in an aggregate amount not to exceed $40.0 million at any time outstanding prior to satisfaction of the Leverage Condition and $75.0 million thereafter;

          (v)  Investments   constituting   Indebtedness  permitted  by  Section
     6.01(a)(x), (xi) or (xiii);

          (vi) Guarantees of Indebtedness permitted by Section 6.01(a)(i), (ii),
     (iii), (v), (xiii), (xiv), (xv), (xvi), (xvii), (xviii), (xx) or (xxii);

          (vii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (viii) loans and advances to employees of Crown Holdings or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses);

          (ix) Investments to the extent that the consideration paid by Crown Holdings and its Subsidiaries is common stock of Crown Holdings; and

          (x) other loans, advances and Investments (including, without limitation, in joint ventures) not in excess of $50.0 million at any time outstanding prior to satisfaction of the Leverage Condition and $75.0 million thereafter (without giving effect to write-downs, but after giving effect to loans, advances or Investments returned in cash).

     SECTION 6.05.  Asset Sales.  The Loan Parties will not, and will not permit
                    -----------
any of their Subsidiaries to, directly or indirectly, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Crown Holdings permit any Subsidiary to, directly or indirectly, issue any additional Equity Interest in such Subsidiary, except:

          (i) sales of inventory or obsolete, damaged or worn out equipment and other property no longer used or useful, in each case, in the ordinary course of business;

          (ii) sales, transfers and dispositions and issuances to the Borrowers or any Subsidiary Loan Party; provided that in connection with the
                                       --------
     foregoing, the appropriate Loan Parties shall take all actions necessary or reasonably requested by the U.S. Collateral Agent or the U.K. Administrative Agent, as applicable, to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the U.S. Collateral Agent or the Euro Collateral Agent, as applicable, pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11 and 5.12, in each case, on the terms set forth therein and to the extent applicable;

          (iii) sales of Permitted Investments;

          (iv) sales and other dispositions of accounts receivable pursuant to any Permitted Receivables Financing or Existing Factoring Facilities;

          (v) the lease or sublease of Real Property in the ordinary course of business not constituting a sale and leaseback transaction;

          (vi) any sale, transfer or disposition of any (a) business or controlling or majority equity interest in any Person engaged in a line of business, (b) Minority Interest or (c) property or assets and, in each such case, the replacement thereof with a similar business, Equity Interest, Minority Equity Interest or property or assets, as applicable, used or useful in a line of business in which Crown Holdings or any of its Subsidiaries is engaged or which are complementary, reasonably related, ancillary or useful to such line of business in which Crown Holdings or any of its Subsidiaries is then engaged, the aggregate fair market value of which (calculated, in each case, as of the date of such sale, transfer or disposition) shall not exceed $25.0 million since the Effective Date;

          (vii) sales or transfers of Crown Holdings' Equity Interest in Constar International Inc. held as of the Effective Date; provided that the Net
                                                           --------
     Proceeds thereof are applied as required by Section 2.05(d)(iii);

          (viii) sales or transfers identified in Schedule 6.05(viii);  provided
                                                  -------------------   --------
     that the Net Proceeds thereof are applied as required by Section 2.05(d)(iii); and

          (ix) sales, transfers and dispositions of assets not otherwise permitted under this Section; provided that the aggregate fair market value
                                   --------
     of all assets sold, transferred or otherwise disposed of in reliance upon this clause (ix) shall not, in the aggregate, exceed $75.0 million during any Fiscal Year and $125.0 million in the aggregate and the Net Proceeds thereof are applied as required by Section 2.05(d)(iii);

provided  that all sales,  transfers,  leases and other  dispositions  permitted
--------
hereby shall be made for fair value and for at least 80% cash consideration (other than sales, transfers and dispositions permitted by Section 6.05(vi) or (viii)).

     SECTION 6.06. Sale and Leaseback  Transactions.  The Loan Parties will not,
                   --------------------------------
and will not permit any of their Subsidiaries to, directly or indirectly, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

     SECTION 6.07. Sale or Discount of  Receivables.  The Loan Parties will not,
                   --------------------------------
and will not permit any of their Subsidiaries to, directly or indirectly, sell, with or without recourse, or discount (other than in connection with trade discounts in the ordinary course of business consistent with past practice) or otherwise sell or transfer for less than the face value thereof, notes or accounts receivable, other than a Permitted Receivables Financing and the Existing Factoring Facilities and any refinancing or extension thereof otherwise permitted by this Agreement.

     SECTION 6.08. Restricted Payments.  The Loan Parties will not, and will not
                   -------------------
permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

          (i) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests; and

          (ii) Crown Holdings may make dividends consisting solely of shares of its common stock.

     SECTION 6.09. Transactions with Affiliates.  The Loan Parties will not, and
                   ----------------------------
will not permit any of their Subsidiaries to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

          (i) (A) transactions that are at prices and on terms and conditions not less favorable to the applicable Loan Party or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
     (B) in the event that such transaction involves aggregate payments or transfers of property or services with a fair market value in excess of $10.0 million, the terms of such transaction shall be approved by a majority of Crown Holdings' board of directors (including a majority of the disinterested members thereof), the approval of which is evidenced by a board resolution stating that the board of directors has determined that such transaction complies with these provisions, and (C) except with respect to transactions between or among Crown Holdings or any Subsidiar(ies), in the event that such transaction involves aggregate payments or transfers of property or services with a fair market value in excess of $50.0 million, Crown Holdings shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction to the relevant Loan Party (if any) from a financial point of view from an independent financial advisor and provide the same to the Administrative Agent;

          (ii) transactions between or among the Loan Parties not involving any other Affiliate and transactions among Subsidiaries not involving any Loan Party;

          (iii) reasonable fees, compensation, benefits and incentive arrangements paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of Crown Holdings or any Subsidiary as determined in good faith by Crown Holdings' board of directors;

          (iv) any Restricted Payment permitted by Section 6.08;

          (v) loans and advances to employees of the Borrowers or any Subsidiary permitted by Section 6.04(viii);

          (vi) any agreement as in effect as of the Effective Date and set forth on Schedule 6.09(vi) or any amendment thereto or any transaction
         -------------------
     contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the Lenders, taken as a whole, than the original agreement as in effect on the Effective Date;

          (vii) sales or issuances of common stock or Equity Rights in respect of common stock of Crown Holdings; and

          (viii) any transaction undertaken pursuant to the Constar Agreements, including any amendment thereto or replacement thereof so long as any such amendment or replacement agreement is not materially more disadvantageous to the Lenders, taken as a whole, than the original Constar Agreements so amended or replaced.

     SECTION 6.10. Restrictive  Agreements.  The Loan Parties will not, and will
                   -----------------------
not permit any of their Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Crown Holdings or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary (i) to pay dividends or other distributions with respect to any of its Equity Interests or (ii) to make or repay loans or advances to Crown Holdings or any other Subsidiary or to Guarantee Indebtedness of Crown Holdings or any other Subsidiary or (iii) to transfer property to Crown Holdings or any of its Subsidiaries; provided that the foregoing shall not apply to:

          (i) conditions imposed by law or by any Loan Document;

          (ii) restrictions and conditions imposed by the Second Lien Notes Indenture and the Third Lien Notes Indenture as in effect on the Effective Date;

          (iii) restrictions and conditions imposed by any Refinancing Plan Indebtedness; provided that the encumbrances and restrictions contained in
                    --------
     such Indebtedness are no more restrictive in any material respect, taken as a whole, than those contained in the Second Lien Notes Indenture, with respect to Additional Second Lien Notes, or in the Third Lien Notes Indenture, for any other Refinancing Plan Indebtedness as in effect on the Effective Date;

          (iv) with respect to clause (b)(iii) only, assets encumbered by Permitted Liens as long as such restriction applies only to the asset encumbered by such Permitted Lien;

          (v) restrictions and conditions existing on the date hereof not otherwise excepted from this Section 6.10 identified on Schedule 6.10 and
                                                               -------------
     refinancings thereof with restrictions and conditions no more restrictive, in any material respect, taken as a whole, than those in such Indebtedness on the Effective Date;

          (vi) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary (or the assets of a Subsidiary) pending such sale, provided such restrictions and conditions apply only to
                         --------
     the Subsidiary that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder;

          (vii) with respect to clause (a) only, customary provisions in leases and other contracts restricting the assignment thereof; and

          (viii) restrictions contained in Indebtedness of Non-Subsidiary Loan Parties incurred pursuant to Section 6.01(a)(viii) or (a)(ix); provided
                                                                        --------
     that the board of directors of Crown Holdings shall have determined in good faith (as evidenced by a resolution of the Board of Directors) at the time that such encumbrance or restriction is created that such encumbrance or restriction, as the case may be, will not impair the ability of any Borrower to make scheduled payments of interest and principal on the Loans in each case as and when due.

     SECTION 6.11.  Amendments or Waivers of Certain  Documents;  Prepayments of
                    ------------------------------------------------------------
Indebtedness.  (a) The Loan  Parties  will not, and will not permit any of their
------------
Subsidiaries to, directly or indirectly, amend or otherwise change (or waive) the terms of its Organic Documents, the Second Lien Notes, the Second Lien Notes Indenture, the Third Lien Notes, the Third Lien Notes Indenture, the documents governing any Public Debt or Refinancing Plan Indebtedness, the documents governing any Permitted Receivables Financing, Existing Non-U.S. Facilities and Existing Factoring Facilities or the documents governing any other Indebtedness outstanding as of the date hereof or any refinancing thereof, in each case, if the effect of such amendment, change or waiver would be to (i) cause all or any portion of the principal amount of any Indebtedness under such document to be payable, or to cause any redemption of any Equity Interest under such document, earlier than scheduled at the date hereof, except to the extent such prepayment or redemption would be permitted by Section 6.11(b) below without giving effect to such amendment, modification or waiver, (ii) increase the interest rate payable on such Indebtedness or increase the rate of dividends payable on such Equity Interest, or (iii) make the covenants, redemption provisions, mandatory prepayment provisions or events of default contained in such document more burdensome in any material respect to the Loan Parties, taken as a whole; provided, that the entering into of any refinancing otherwise
              --------
permitted under this Agreement shall not be prohibited by this Section 6.11(a).

     (b) The Loan Parties will not, and will not permit any of their Subsidiaries to, make (or give any notice or offer in respect of) any voluntary or optional payment or mandatory prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due) or exchange of principal of any Indebtedness of the type referred to in Section 6.01(a)(ii), (iii) or (v) (other than Retained Public Debt and Refinanced Public Debt); provided that this
                                                             --------
provision shall not prohibit Crown Holdings from exchanging its Public Debt (other than the Public Debentures) for shares of its common stock and shall not prohibit Crown Holdings from exchanging the Public Debentures for shares of its common stock after the Refinanced Public Debt and the Retained Public Debt have been repaid in full.

     (c) The Loan Parties will not permit any Intercompany Borrower to repay or prepay or forgive any principal of any Intercompany Loan (other than the French Ongoing Loans) set forth on Schedule 4.01(k) prior to the Term B Loan Maturity
                             -----------------
Date; provided that Intercompany Loans (other than the French Ongoing Loans) may
      --------
amortize on the Installment Payment Dates in amounts no greater than in the aggregate the amortization of the Term B Loans on such dates pursuant to Section 2.05(e). The Loan Parties will not permit any Intercompany Borrower to repay or prepay or forgive any principal of the French Ongoing Loans unless an equal principal amount of the Revolving Euro Loans is immediately repaid.

     SECTION 6.12.  Limitations on Premiums.  Other than any redemption  premium
                    -----------------------
required to be paid under the Refinanced Public Debt or any Retained Public Debt as in effect on the Effective Date to the extent redeemed prior to final maturity, Crown Holdings will not, and will not permit any Subsidiary to, pay premiums, fees and expenses in connection with the purchase, repayment, repurchase, redemption or defeasance of Refinanced Public Debt and Retained Public Debt in excess of a material amount.

     SECTION 6.13.  Interest  Expense  Coverage Ratio.  Each Loan Party will not
                    ---------------------------------
permit or suffer to exist the Interest Expense Coverage Ratio for any Test Period set forth below to be less than the ratio set forth below opposite such period:

--------------------------------------------------------------------------------
               Test Period                            Ratio
               -----------                            -----
--------------------------------------------------------------------------------
             June 30, 2003                         1.75 to 1.0
--------------------------------------------------------------------------------
             September 30, 2003                    1.75 to 1.0
--------------------------------------------------------------------------------
             December 31, 2003                     1.75 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2004                        1.85 to 1.0
--------------------------------------------------------------------------------
             June 30, 2004                         1.85 to 1.0
--------------------------------------------------------------------------------
             September 30, 2004                    1.85 to 1.0
--------------------------------------------------------------------------------
             December 31, 2004                     1.85 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2005                        2.00 to 1.0
--------------------------------------------------------------------------------
             June 30, 2005                         2.00 to 1.0
--------------------------------------------------------------------------------
             September 30, 2005                    2.00 to 1.0
--------------------------------------------------------------------------------
             December 31, 2005                     2.00 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2006                        2.10 to 1.0
--------------------------------------------------------------------------------
             June 30, 2006                         2.10 to 1.0
--------------------------------------------------------------------------------
             September 30, 2006                    2.10 to 1.0
--------------------------------------------------------------------------------
             December 31, 2006                     2.10 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2007                        2.25 to 1.0
--------------------------------------------------------------------------------
             June 30, 2007                         2.25 to 1.0
--------------------------------------------------------------------------------
             September 30, 2007                    2.25 to 1.0
--------------------------------------------------------------------------------
             December 31, 2007                     2.25 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2008                        2.35 to 1.0
--------------------------------------------------------------------------------
             June 30, 2008                         2.35 to 1.0
--------------------------------------------------------------------------------
             September 30, 2008                    2.35 to 1.0
--------------------------------------------------------------------------------


     SECTION  6.14.  Total  Leverage  Ratio.  Each Loan Party will not permit or
                     ----------------------
suffer to exist the Total Leverage Ratio for any Test Period set forth below to exceed the ratio set forth opposite such period:

--------------------------------------------------------------------------------
               Test Period                            Ratio
               -----------                            -----
--------------------------------------------------------------------------------
             June 30, 2003                         6.25 to 1.0
--------------------------------------------------------------------------------
             September 30, 2003                    6.25 to 1.0
--------------------------------------------------------------------------------
             December 31, 2003                     6.25 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2004                        6.25 to 1.0
--------------------------------------------------------------------------------
             June 30, 2004                         6.25 to 1.0
--------------------------------------------------------------------------------
             September 30, 2004                    6.00 to 1.0
--------------------------------------------------------------------------------
             December 31, 2004                     5.75 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2005                        5.75 to 1.0
--------------------------------------------------------------------------------
             June 30, 2005                         5.75 to 1.0
--------------------------------------------------------------------------------
             September 30, 2005                    5.50 to 1.0
--------------------------------------------------------------------------------
             December 31, 2005                     5.25 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2006                        5.25 to 1.0
--------------------------------------------------------------------------------
             June 30, 2006                         5.25 to 1.0
--------------------------------------------------------------------------------
             September 30, 2006                    4.75 to 1.0
--------------------------------------------------------------------------------
             December 31, 2006                     4.75 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2007                        4.75 to 1.0
--------------------------------------------------------------------------------
             June 30, 2007                         4.75 to 1.0
--------------------------------------------------------------------------------
             September 30, 2007                    4.50 to 1.0
--------------------------------------------------------------------------------
             December 31, 2007                     4.25 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2008                        4.25 to 1.0
--------------------------------------------------------------------------------
             June 30, 2008                         4.25 to 1.0
--------------------------------------------------------------------------------
             September 30, 2008                    4.00 to 1.0
--------------------------------------------------------------------------------

     SECTION 6.15. First Lien Leverage Ratio. Each Loan Party will not permit or
                   -------------------------
suffer to exist the First Lien Leverage Ratio for any Test Period set forth below to exceed the ratio set forth opposite such period:


--------------------------------------------------------------------------------
               Test Period                             Ratio
               -----------                             -----
--------------------------------------------------------------------------------
             June 30, 2003                         1.75 to 1.0
--------------------------------------------------------------------------------
             September 30, 2003                    1.75 to 1.0
--------------------------------------------------------------------------------
             December 31, 2003                     1.75 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2004                        1.75 to 1.0
--------------------------------------------------------------------------------
             June 30, 2004                         1.75 to 1.0
--------------------------------------------------------------------------------
             September 30, 2004                    1.75 to 1.0
--------------------------------------------------------------------------------
             December 31, 2004                     1.50 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2005                        1.50 to 1.0
--------------------------------------------------------------------------------
             June 30, 2005                         1.50 to 1.0
--------------------------------------------------------------------------------
             September 30, 2005                    1.50 to 1.0
--------------------------------------------------------------------------------
             December 31, 2005                     1.25 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2006                        1.25 to 1.0
--------------------------------------------------------------------------------
             June 30, 2006                         1.25 to 1.0
--------------------------------------------------------------------------------
             September 30, 2006                    1.25 to 1.0
--------------------------------------------------------------------------------
             December 31, 2006                     1.00 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2007                        1.00 to 1.0
--------------------------------------------------------------------------------
             June 30, 2007                         1.00 to 1.0
--------------------------------------------------------------------------------
             September 30, 2007                    1.00 to 1.0
--------------------------------------------------------------------------------
             December 31, 2007                     0.75 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2008                        0.75 to 1.0
--------------------------------------------------------------------------------
             June 30, 2008                         0.75 to 1.0
--------------------------------------------------------------------------------
             September 30, 2008                    0.75 to 1.0
--------------------------------------------------------------------------------


     SECTION 6.16. Fixed Charge Coverage Ratio; Cash Flow Ratios.  (a) Each Loan
                   ----------------------------------------------
Party will not permit or suffer to exist the Consolidated Fixed Charge Coverage Ratio for any Test Period set forth below to be less than the ratio set forth opposite such period:

--------------------------------------------------------------------------------
               Test Period                            Ratio
               -----------                            -----
--------------------------------------------------------------------------------
             June 30, 2003                         1.15 to 1.0
--------------------------------------------------------------------------------
             September 30, 2003                    1.15 to 1.0
--------------------------------------------------------------------------------
             December 31, 2003                     1.15 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2004                        1.15 to 1.0
--------------------------------------------------------------------------------
             June 30, 2004                         1.15 to 1.0
--------------------------------------------------------------------------------
             September 30, 2004                    1.15 to 1.0
--------------------------------------------------------------------------------
             December 31, 2004                     1.20 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2005                        1.25 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             June 30, 2005                         1.25 to 1.0
--------------------------------------------------------------------------------
             September 30, 2005                    1.25 to 1.0
--------------------------------------------------------------------------------
             December 31, 2005                     1.35 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2006                        1.40 to 1.0
--------------------------------------------------------------------------------
             June 30, 2006                         1.40 to 1.0
--------------------------------------------------------------------------------
             September 30, 2006                    1.40 to 1.0
--------------------------------------------------------------------------------
             December 31, 2006                     1.50 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2007                        1.50 to 1.0
--------------------------------------------------------------------------------
             June 30, 2007                         1.50 to 1.0
--------------------------------------------------------------------------------
             September 30, 2007                    1.50 to 1.0
--------------------------------------------------------------------------------
             December 31, 2007                     1.60 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             March 31, 2008                        1.60 to 1.0
--------------------------------------------------------------------------------
             June 30, 2008                         1.60 to 1.0
--------------------------------------------------------------------------------
             September 30, 2008                    1.80 to 1.0
--------------------------------------------------------------------------------


     (b) Each Loan Party will not permit or suffer to exist the U.S. Borrower Cash Flow Ratio for each Test Period ending as of the end of each Fiscal Quarter after the Fiscal Quarter ending March 31, 2003 to be less than 1:1.

     (c) Each Loan Party will not permit or suffer to exist the Euro Borrower Cash Flow Ratio for each Test Period ending as of the end of each Fiscal Quarter after the Fiscal Quarter ending March 31, 2003 to be less than 1:1.

     SECTION 6.17. Capital Expenditures.  Each Loan Party will not, and will not
                   --------------------
permit or suffer to exist any of its Subsidiaries to make any Capital Expenditures, except that Crown Holdings and its Subsidiaries may make Capital Expenditures not exceeding $145.0 million (the "Base Amount") in each Fiscal
                                                   ------------
Year of Crown Holdings beginning with December 31, 2003; provided that for any period set forth above, the Base Amount set forth above may be increased by a maximum of 50% of the Base Amount for any such period by carrying over to any such period any portion of the Base Amount (without giving effect to any increase) not spent in the immediately preceding period, and that Capital
Expenditures in any period shall be deemed first made from the Base Amount applicable to such period in any given period.

     SECTION  6.18.  Limitation  on  Activities  of  Parent  Guarantors,   Crown
                     -----------------------------------------------------------
Developpement  SNC,  European  Delaware LLCs and Euro Borrower.  Notwithstanding
--------------------------------------------------------------
anything to the contrary set forth herein, each Parent Guarantor, Crown Developpement SNC, each European Delaware LLC and the Euro Borrower shall not conduct any business or hold or acquire any assets

(other than (i) in the case of a Parent Guarantor, the Equity Interests of the Borrowers or another Parent Guarantor, (ii) in the case of Crown Developpement SNC, the Equity Interests of the Euro Borrower, (iii) in the case of each European Delaware LLC, the Equity Interests of its Subsidiaries, (iv) in the case of the Euro Borrower, the Equity Interests of its Subsidiaries, and (v) cash sufficient to pay amounts owing under its Indebtedness permitted to be incurred hereunder and to pay its ordinary course operating expenses) and shall have no operations other than holding such Equity Interests and, in the case of Crown Holdings, activities reasonably related to being a publicly listed company.

     SECTION  6.19.  Anti-Terrorism  Law. The Loan Parties shall not (i) conduct
                     -------------------
any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 3.23 above,
(ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties' compliance with this Section 6.19).

     SECTION 6.20. Principal Property.  None of the Parent Guarantors,  the U.S.
                   ------------------
Borrower and the Euro Borrower shall, nor shall they permit any First Tier Subsidiary to, own any Principal Property.

     SECTION 6.21.  Embargoed  Person.  At all times  throughout the term of the
                    -----------------
Loans, (a) none of the funds or assets of the Loan Parties that are used to repay the Loans shall constitute property of, or shall be beneficially owned directly or, to the knowledge of any Loan Party, indirectly by, any Person subject to sanctions or trade restrictions under United States law ("Embargoed
                                                                       ---------
Person" or "Embargoed Persons") that is identified on (1) the "List of Specially
------      -----------------
Designated  Nationals and Blocked  Persons"  (the "SDN List")  maintained by the
                                                   --------
Office of Foreign Assets Control (OFAC), U.S. Department of the Treasury, and/or to the knowledge of any Loan Party, as of the date thereof, based upon reasonable inquiry by such Loan Party, on any other similar list ("Other List")
                                                                    ----------
maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. ss.ss. 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any
                                                                -------
Executive Order or regulation promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly), is prohibited by law, or the Loans made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (collectively, "Executive Orders"), and (b) no Embargoed Person
                                 ----------------
shall have any direct interest, and to the knowledge of any Loan Party, as of the date hereof, based upon reasonable inquiry by any Loan Party, indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly), is prohibited by law or the Loans are in violation of law.

     SECTION 6.22.  Anti-Money  Laundering.  At all times throughout the term of
                    ----------------------
the Loans, to the knowledge of any Loan Party, as of the date hereof, based upon reasonable inquiry by such Loan Party, none of the funds of such Loan Party, that are used to repay the Loans shall be derived from any unlawful activity, with the result that the investment in the Loan Parties (whether directly or indirectly), is prohibited by law or the Loans would be in violation of law.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

     SECTION 7.01. Listing of Events of Default. Each of the following events or
                   ----------------------------
occurrences  described in this Section  7.01 shall  constitute  (i) an "Event of
                                                                        --------
Default," if any Loans, LC  Disbursements  or Letters of Credit are outstanding,
-------
and (ii) an "Event of  Termination," if no Loans, LC Disbursements or Letters of
             ---------------------
Credit are outstanding:

          (a) Any Borrower shall default or fail (i) in the payment when due of any principal of any Loan (including, without limitation, on any Installment Payment Date) or any reimbursement obligation in respect of any LC Disbursement, (ii) in the payment when due of any interest on any Loan (and such default shall continue unremedied for a period of three Business
     Days),  or (iii) in the payment  when due of any Fee  described  in Section
     2.10 or other amount that by its terms is due and payable hereunder or under any Loan Document or of any previously invoiced amount (other than an amount described in the foregoing clauses (i) and (ii)) payable under this Agreement or any other Loan Document (and such default shall continue unremedied for a period of three Business Days).

          (b) Any representation or warranty of any Loan Party made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of any Loan Party to the Administrative Agent, the U.K. Administrative Agent, any Collateral Agent, the Issuing Bank or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect in any material respect when made or deemed made.

          (c) Any Loan Party shall default in the due performance and observance of any of its obligations under clause (i), (j) or (n) of Section 5.01, clause (a) of Section 5.02 (with respect to the maintenance and preservation of any Parent Guarantor's or any Borrower's corporate existence) or Article VI.

          (d) Any Loan Party shall default in the due performance and observance of any agreement (other than those specified in paragraphs (a) through (c) above) contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date of such default.

          (e) A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Material Indebtedness or (ii) in the performance or observance of any obligation or condition with respect to any Material Indebtedness if the effect of such default referred to in this clause (ii) is to accelerate the maturity of any such Material Indebtedness or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

          (f) Any judgment or order (or combination of judgments and orders) for the payment of money equal to or in excess of $25.0 million individually or in the aggregate shall be rendered against any Loan Party or any of its Subsidiaries (or any combination thereof) and

               (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed;

               (ii) such judgment has not been stayed, vacated or discharged within 60 days of entry; or

               (iii) there shall be any period (after any applicable statutory grace period) of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and such judgment is not fully insured against by a policy or policies of insurance (with reasonable or standard deductible provisions) issued by an insurer other than an Affiliate of Crown Holdings.

          (g) Any of the following events shall occur with respect to any Pension Plan:

               (i) the taking of any specific actions by a Loan Party, any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, a Loan Party or any ERISA Affiliate could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $2.0 million; or

               (ii) an ERISA Event or noncompliance with respect to Non-U.S. Plans shall have occurred that gives rise to a Lien or, when taken together with all other ERISA Events and noncompliance with respect to Non-U.S. Plans that have occurred, could reasonably be expected to have a Material Adverse Effect.

          (h) Any Change in Control shall occur.

          (i) Any Loan Party or any of its Subsidiaries (other than any Immaterial Subsidiary) shall:

               (i) become insolvent or generally fail to pay debts as they become due;

               (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, administrator, sequestrator or other custodian for such Loan Party or any of such Subsidiaries or substantially all of the property of any thereof, or make a general assignment for the benefit of creditors;

               (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, administrator, sequestrator or other custodian for any Loan Party or any of such Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged or stayed within 60 days, provided that each Loan Party and each such Subsidiary hereby
          --------
          expressly authorize the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

               (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, administration, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Loan Party or any such Subsidiary, and, if any such case or proceeding is not commenced by any Loan Party or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by any Loan Party or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed and unstayed, provided that each Loan Party and each such Subsidiary hereby expressly authorize the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

               (v) take any corporate or partnership action (or comparable action, in the case of any other form of legal entity) authorizing, or in furtherance of, any of the foregoing.

          (j) The obligations of any Guarantor under Article IX or the obligations of the U.S. Borrower or any other Subsidiary Loan Party under the Guarantee Agreements shall cease to be in full force and effect or any Guarantor or the U.S. Borrower or any such other Subsidiary Loan Party shall repudiate its obligations thereunder.

          (k) Any Lien purported to be created under any Security Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the Intercreditor Agreements, except as a result of (i) the Collateral Agents' failure to take any action reasonably requested by any Borrower in order to maintain a valid and perfected Lien on any Collateral or (ii) any action taken by the Collateral Agents to release any Lien on any Collateral in accordance with the terms of this Agreement and the Intercreditor Agreements.

          (l)  The  occurrence  of  any  Triggering   Event  under  the  Sharing
     Agreement.

     SECTION 7.02.  Action if Bankruptcy.  If any Event of Default  described in
                    --------------------
clauses (i) through (v) of Section 7.01(i) shall occur with respect to any Parent Guarantor or any Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand, all of which are hereby waived by the Borrowers; provided that (i) if such Event of Default relates to one or more U.S. Loan Parties only, the Requisite Euro Lenders may rescind such acceleration as it applies to the Term B Euro Loans and the Revolving Euro Loans and waive (either conditionally or unconditionally, temporarily or otherwise) such Event of Default as it applies to the Term B Euro Loans and the Revolving Euro Loans only and (ii) if such Event of Default relates to one or more Euro Loan Parties only, the Requisite Dollar Lenders may rescind such acceleration as it applies to the Term B Dollar Loans and the Revolving Dollar Loans and waive (either conditionally or unconditionally, temporarily or otherwise) such Event of Default as it applies to the Term B Dollar Loans and the Revolving Dollar Loans.

     SECTION  7.03.  Action if Other Event of  Default.  If any Event of Default
                     ---------------------------------
(other than any Event of Default described in clauses (i) through (v) of Section 7.01(i) with respect to any Parent Guarantor or any Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Requisite Lenders, shall by written notice to the Borrowers and each Lender declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

     SECTION  7.04.  Action  Relating to U.S.  Borrower or Euro  Borrower  Only.
                     ----------------------------------------------------------
Notwithstanding Section 7.03, if an Event of Default specified in (i) Section 7.01(a) shall occur with respect to only the U.S. Borrower or the Euro Borrower or any Subsidiary Borrower for any reason, (ii) Section 7.01(i) with respect to a U.S. Loan Party (other than the U.S. Borrower) or Euro Loan Party (other than the Euro Borrower or any Subsidiary Borrower) only or (iii) Section 7.01(c) with respect to a default under Section 6.16(b) or (c), whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of
(A) the Requisite Dollar Lenders, in the case of such Event of Default relating to the U.S. Borrower, a U.S. Loan Party or Section 6.16(b), and (B) the Requisite Euro Lenders, in the case of such Event of Default relating to the Euro Borrower or any Subsidiary Loan Party, a Euro Loan Party or Section 6.16(c), shall by written notice to such Borrower and each Lender declare all or any portion of the outstanding principal amount of the Term B Dollar Loans and Revolving Dollar Loans, in the case of (A), and the Term B Euro Loans and the Revolving Euro Loans, in the case of (B), and other Obligations with respect thereto to be due and payable and/or the Revolving Dollar Commitments, in the case of (A), and the Revolving Euro Commitments, in the case of (B) (if not theretofore terminated), to be terminated (a "U.S. Acceleration" and a "Euro
                                                ------------------          ----
Acceleration," respectively), whereupon the full unpaid amount of such Loans and
------------
other Obligations with respect thereto which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, such applicable Commitments shall terminate. After any such U.S. Acceleration and prior to any rescission of such U.S. Acceleration, the Requisite Euro Lenders may direct the Administrative Agent to declare all or any portion of the outstanding principal amount of the Term B Euro Loans and the Revolving Euro Loans and other Obligations with respect thereto to be due and payable and/or the Revolving Euro Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations with respect thereto which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, such Commitments shall terminate. After any such Euro Acceleration and prior to any rescission of such Euro Acceleration, the Requisite Dollar Lenders may direct the Administrative Agent to declare all or any portion of the outstanding principal amount of the Term B Dollar Loans and Revolving Dollar Loans and other Obligations with respect thereto to be due and payable and/or the Revolving Dollar Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations with respect thereto which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, such Commitments shall terminate.

     SECTION  7.05.  Action  if  Event  of  Termination.  (a)  If any  Event  of
                     ----------------------------------
Termination (other than any Event of Termination described in clauses (i) through (v) of Section 7.01(i) with respect to any Parent Guarantor or any Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Requisite Lenders, shall by written notice to the Borrowers and each Lender declare the Commitments (if not theretofore terminated) to be terminated, whereupon without further notice, demand or presentment, the Commitments shall terminate.

     (b) Notwithstanding Section 7.05(a), if an Event of Termination specified in (i) Section 7.01(a) shall occur with respect to only the U.S. Borrower or the Euro Borrower or any Subsidiary Borrower for any reason, (ii) Section 7.01(i) with respect to a U.S. Loan Party (other than the U.S. Borrower) or Euro Loan Party (other than the Euro Borrower or any Subsidiary Borrower) only or (iii)
Section 7.01(c) with respect to a default under Section 6.16(b) or (c), whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of (A) the Requisite Dollar Lenders, in the case of such Event of Termination relating to the U.S. Borrower, a U.S. Loan Party or Section 6.16(b), and (B) the Requisite Euro Lenders, in the case of such Event of Termination relating to the Euro Borrower or any Subsidiary Borrower, a Euro Loan Party or
Section  6.16(c),  shall by  written  notice to such  Borrower  and each  Lender declare all the Revolving Dollar Commitments, in the case of (A), and the Revolving Euro Commitments, in the case of (B) (if not theretofore terminated), to be terminated (a "U.S. Termination" and a "Euro Termination," respectively),
                     ----------------         ----------------
whereupon without further notice, demand or presentment, the Revolving Euro Commitment or the Revolving Dollar Commitments, as applicable, shall terminate. After any such U.S. Termination and prior to any rescission of such U.S. Termination, the Requisite Euro Lenders may direct the Administrative Agent to declare the Revolving Euro Commitments (if not theretofore terminated) to be terminated, whereupon without further notice, demand or presentment and/or, as the case may be, such Commitments shall terminate. After any such Euro Termination and prior to any rescission of such Euro Termination, the Requisite Dollar Lenders may direct the Administrative Agent to declare all the Revolving Dollar Commitments (if not theretofore terminated) to be terminated, whereupon without further notice, demand or presentment, and/or, as the case may be, such Commitments shall terminate. Upon such termination of the Commitments, all accrued fees and expenses shall be immediately due and payable.

     SECTION 7.06. Sharing Agreement. After the occurrence of a Triggering Event
                   -----------------
(as defined in the Sharing Agreement), unless such Triggering Event is waived in accordance with the terms of this Agreement and the Sharing Agreement, the Loan Parties hereby irrevocably agree to pay any and all amounts in respect of the Loans and the Obligations directly to the Sharing Agent under the Sharing Agreement (and to follow the directions given with respect thereto by the Administrative Agent).

                                  ARTICLE VIII

                                   THE AGENTS

     SECTION 8.01. The Agents.  Citicorp North America, Inc. is hereby appointed
                   ----------
to act as Administrative Agent and the U.S. Collateral Agent on behalf of the U.S. Lenders, and Citibank International plc is hereby appointed to act as the U.K. Administrative Agent and Citicorp Trustee Company Limited is hereby appointed to act as the Euro Collateral Agent on behalf of the Term B Euro Lenders and the Revolving Euro Lenders. Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes each of the Agents to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to such Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each Agent (it being understood that with respect to the Euro Collateral Agent, only to the extent expressly set forth in the Euro Intercreditor Agreement) is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans, and all payments and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to any of the Borrowers of any Default or Event of Default specified in this Agreement of which such Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by such Agent.

     None of the Agents nor any of their Related Parties shall be liable to the Lenders as such for any action taken or omitted by any of them except to the extent finally judicially determined to have resulted from its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. Each Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Requisite Lenders (or, when expressly required hereby, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of actual knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. None of the Agents nor any of their Related Parties shall have any responsibility to the Loan Parties on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Loan Parties of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each Agent may execute any and all duties hereunder by or through any of its Related Parties or any sub-agent appointed by it and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of any Loan Document unless it shall be requested in writing to do so by the Requisite Lenders.

     Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500.0 million or an Affiliate of any such bank. Upon the acceptance of any appointment as an Agent hereunder by such a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent's resignation hereunder, the provisions of this Article and
Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

     With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as an Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and such Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Crown Holdings or any Subsidiary or other Affiliate thereof as if it were not an Agent.

     Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Each Lender hereby authorizes the Collateral Agents to enter into the U.S. Intercreditor Agreement and the Euro Intercreditor Agreement, the Receivables Intercreditor Agreement, the Sharing Agreement and each Security Document on behalf of such Lender and to exercise its rights and perform its obligations thereunder. Each of the Term B Euro Lenders and the Revolving Euro Lenders further agrees to supply the U.K. Administrative Agent with any information required by it in order to calculate the Mandatory Cost in accordance with Exhibit W in respect of Eurocurrency
                                           ---------
Borrowings denominated in Pounds Sterling or Euros.

     Notwithstanding anything to the contrary in this Agreement, none of the Joint Lead Arrangers, the Syndication Agent or the Documentation Agent, in such capacities, shall have any obligations, duties or responsibilities, and shall incur no liabilities, under this Agreement or any other Loan Document.

     Each of the Lenders represents to the Agents only that neither the execution and delivery of the Security Documents by the Administrative Agent and the U.K. Administrative Agent on behalf of such Lender nor the performance thereof by the Administrative Agent and the U.K. Administrative Agent on behalf of such Lender will conflict with or create a default or violation under (a) such Lender's organizational documents, (b) any other agreement, instrument or document that such Lender is a party to or (c) any applicable law, rule, regulation, order, decree or judgment.

     Each Term B Euro Lender and Revolving Euro Lender appoints and designates the U.K. Administrative Agent as the Person holding the power of attorney ("fonde de pouvoir") within the meaning of Article 2692 of the Civil Code of
  -----------------
Quebec for the purposes of the hypothecary security to be granted by Crown Cork & Seal Canada, Inc. pursuant to a deed of hypothec in the Province of Quebec and, in such capacity, the U.K. Administrative Agent shall hold the hypothec granted in the Province of Quebec for the benefit of the Term B Euro Lender and Revolving Euro Lenders and shall act as their agent in the exercise of the rights conferred thereunder. Each Lender further acknowledges that the first issue of 25% Collateral Demand Mortgage Debentures to be issued pursuant to the Deed of Hypothec may be purchased from the grantor of such hypothec by Crown Cork & Seal Canada, Inc., by underwriting, purchase, subscription or otherwise notwithstanding the terms of Section 32 of the Act respecting the Special Power of Legal Persons (Quebec).

                                   ARTICLE IX

                                    GUARANTEE

     SECTION  9.01.  Guarantee  of Each of the  Parent  Guarantors.  In order to
                     ---------------------------------------------
induce the Administrative Agent, the Issuing Bank and the Lenders to execute and deliver this Agreement and to make or maintain the Loans and to issue Letters of Credit hereunder, and in consideration thereof, each Parent Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Agents, for the ratable benefit of the Issuing Bank and the Lenders, the prompt and complete payment and performance by each Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and each of the Parent Guarantors further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Agents, the Issuing Bank or any Lender in enforcing any of their rights under the guarantee contained in this Article IX. The guarantee contained in this Article IX, subject to Section 9.05, shall remain in full force and effect until all Letters of Credit have terminated, the Obligations are paid in full and the Commitments are terminated.

     Each Parent Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any Agent, the Issuing Bank or any Lender on account of its liability under this Article IX, it will notify such Agent, the Issuing Bank and such Lender in writing that such payment is made under the guarantee contained in this Article IX for such purpose. No payment or payments made by any Borrower or any other Person or received or collected by any Agent, the Issuing Bank or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Parent Guarantor under this Article IX, which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations until, subject to Section 9.05, the Obligations are paid in full and the Commitments are terminated.

     SECTION 9.02.  Guarantee of the Euro Borrower.  In order to induce the U.K.
                    ------------------------------
Administrative Agent and the Term B Euro Lenders and the Revolving Euro Lenders to execute and deliver this Agreement and to make or maintain the Term B Euro Loans and the Revolving Euro Loans hereunder, and in consideration thereof, the Euro Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Agents, for the ratable benefit of the Term B Euro Lenders and the Revolving Euro Lenders, the prompt and complete payment and performance by each Subsidiary Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations, and the Euro Borrower further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Agents or any Term B Euro Lender or any Revolving Euro Lender in enforcing any of their rights under the guarantee contained in this Article IX. The guarantee contained in this Article IX, subject to Section 9.05, shall remain in full force and effect until all Subsidiary Borrower Obligations are paid in full and the Commitments are terminated.

     The Euro Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to any Agent or any Term B Euro Lender or any Revolving Euro Lender on account of its liability under this Article IX, it will notify such Agent or such Revolving Euro Lender or such Term B Euro Lender in writing that such payment is made under the guarantee contained in this Article IX for such purpose.

No payment or payments made by any Subsidiary Borrower or any other Person or received or collected by any Agent or any Term B Euro Lender or any Revolving Euro Lender from any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Euro Borrower under this Article IX, which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Subsidiary Borrower Obligations until, subject to Section 9.05, the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated.

     SECTION 9.03. Amendments,  etc. with Respect to the Applicable Obligations.
                   ------------------------------------------------------------
Each Guarantor shall remain obligated under this Article IX notwithstanding that, without any reservation of rights against such Guarantor, and without notice to or further assent by such Guarantor, any demand for payment of or reduction in the principal amount of any of the applicable Obligations made by the Agents, the Syndication Agent, the Issuing Bank or any Lender may be rescinded by the Agents, the Syndication Agent, the Issuing Bank or such Lender, and any of the applicable Obligations continued, and the applicable Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agents, the Syndication Agent, the Issuing Bank or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agents, the Syndication Agent, the Issuing Bank or any Lender for the payment of the applicable Obligations may be sold, exchanged, waived, surrendered or released. None of the Agents, the Syndication Agent, the Issuing Bank nor any Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the applicable Obligations or for the guarantee contained in this Article IX or any property subject thereto.

     SECTION 9.04.  Guarantee Absolute and Unconditional.  Each Guarantor waives
                    ------------------------------------
any and all notice of the creation, renewal, extension or accrual of any of the applicable Obligations and notice of or proof of reliance by the Agents, the Syndication Agent, the Issuing Bank or any Lender upon the guarantee contained in this Article IX or acceptance of the guarantee contained in this Article IX; the applicable Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article IX, and all dealings between each Guarantor, on the one hand, and the Agents, the Syndication Agent, the Issuing Bank and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article IX.

The Agents will, to the extent permitted by applicable law, request payment of any applicable Obligation from the applicable Borrower before making any claim against the applicable Guarantor under this Article IX, but will have no further obligation to proceed against a Borrower or to defer for any period a claim against the applicable Guarantor hereunder. Except as expressly provided in the preceding sentence, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Guarantor or any Borrower with respect to the applicable Obligations. Each guarantee contained in this Article IX shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the applicable Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Agent, the Syndication Agent, the Issuing Bank or any Lender, (b) the legality under applicable laws of repayment by the relevant Borrower of any applicable Obligations or the adoption of any applicable laws purporting to render any applicable Obligations null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Guarantor or the applicable Borrower against the Agents, the Syndication Agent, the Issuing Bank or any Lender, or (d) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor or any Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for any applicable Obligations, or of any Guarantor under the guarantee contained in this Article IX, in bankruptcy or in any other instance. When any Agent, the Syndication Agent, the Issuing Bank or any Lender is pursuing its rights and remedies under this Article IX against any Guarantor, such Agent, the Syndication Agent, the Issuing Bank or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the applicable Obligations or any right of offset with respect thereto, and any failure by any Agent, the Syndication Agent, the Issuing Bank or any Lender to pursue such other rights or remedies or to collect any payments from any Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability under this Article IX, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agents, the Syndication Agent, the Issuing Bank and the Lenders against any Guarantor.

     SECTION  9.05.  Reinstatement.  Each of the  guarantees  contained  in this
                     -------------
Article IX shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the applicable Obligations is rescinded or must otherwise be restored or returned by any Agent, the Syndication Agent, the Issuing Bank or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

     SECTION 9.06.  Payments.  Each Guarantor hereby agrees that any payments in
                    --------
respect of the applicable Obligations pursuant to this Article IX will be paid without setoff or counterclaim, at the option of the Issuing Bank or the relevant Lender(s), in the currency in which the applicable Loans are denominated at the office of the Applicable Agent specified in Section 10.01.

     SECTION 9.07.  Independent  Obligations.  The obligations of each Guarantor
                    ------------------------
under the guarantee contained in this Article IX are independent of the obligations of each Borrower, and a separate action or actions may be brought and prosecuted against any Guarantor whether or not the relevant Borrower is joined in any such action or actions. Each Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the relevant Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to the relevant Guarantor.

                                   ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01.  Notices.  (a) Except as set forth in Section 10.19, notices
                     -------
and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopy or electronic mail, as follows:

          (i) if to Crown Holdings, to it at One Crown Way, Philadelphia, Pennsylvania 19154, attention: Mr. Alan W. Rutherford (telecopy: (215) 552-3715), with a copy to Dechert LLP, 4000 Bell Atlantic Towers, 1717 Arch Street, Philadelphia, Pennsylvania 19103, attention: Gary Green, Esq. (telecopy: (215) 994-2222);

          (ii) if to Crown International, to it at One Crown Way, Philadelphia, Pennsylvania 19154, attention: Mr. Alan W. Rutherford (telecopy: (215) 552-3715), with a copy to Dechert LLP, 4000 Bell Atlantic Towers, 1717 Arch Street, Philadelphia, Pennsylvania 19103, attention: Gary Green, Esq. (telecopy: (215) 994-2222);

          (iii) if to CCSC, to it at One Crown Way, Philadelphia, Pennsylvania 19154, attention: Mr. Alan W. Rutherford (telecopy: (215) 552-3715), with a copy to Dechert LLP, 4000 Bell Atlantic Towers, 1717 Arch Street, Philadelphia, Pennsylvania 19103, attention: Gary Green, Esq. (telecopy:
     (215) 994-2222);

          (iv) if to the U.S. Borrower, to it at One Crown Way, Philadelphia, Pennsylvania 19154, attention: Mr. Alan W. Rutherford (telecopy: (215) 552-3715), with a copy to Dechert LLP, 4000 Bell Atlantic Towers, 1717 Arch Street, Philadelphia, Pennsylvania 19103, attention: Gary Green, Esq. (telecopy: (215) 994-2222);

          (v) if to the Euro Borrower, to it at Le Colisee I, Rue Fructidor, 75830 Paris Cedex 17, France, attention: Mr. Howard Lomax (telecopy: 33 0 149 18 45 00), with a copy to Dechert LLP, 4000 Bell Atlantic Towers, 1717 Arch Street, Philadelphia, Pennsylvania 19103, attention: Gary Green, Esq. (telecopy: (215) 994-2222);

          (vi) if to the Administrative Agent, to it at Citicorp North America, Inc., 2 Penns Way, Suite 200, New Castle, Delaware 19720, attention: Paul Joseph (telecopy: (212) 994-0961) (e-mail: paul.o.joseph@citigroup.com),
                                                   ---------------------------
     with a copy to (a) Prakash M. Chonkar (telecopy: (212) 723-5711) (e-mail: prakash.m.chonkar@citigroup.com), and (b) with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, attention: Michael A. Becker, Esq. (telecopy: (212) 269-5420);

          (vii) if to the U.K. Administrative Agent, to it at Citibank International plc, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, attention: Cliff Posner/Karen Doran (telecopy: +44 207 500 44 82) (e-mail: cliff.posner@citigroup.com; karen.doran@citigroup.com), with a
               --------------------------
     copy to (a) Prakash M. Chonkar (telecopy: (212) 723-5711) (e-mail: prakash.m.chonkar@citigroup.com), and (b) Cahill Gordon & Reindel, 80 Pine
     -------------------------------
     Street, New York, New York 10005, attention: Michael A. Becker, Esq. (telecopy: (212) 269-5420);

          (viii) if to the Syndication Agent, to it at Deutsche Bank Securities Inc., 233 S. Wacker Dr., Suite 8400, Chicago, IL 60606, attention: Marla Heller and James Paris (telecopy: M. Heller: (312) 993-8116 and J. Paris:
     (646) 324-7476) (e-mail: marla.heller@db.com and james.paris@db.com), with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, attention: Michael A. Becker, Esq. (telecopy: (212) 269-5420);

          (ix) if to the Issuing Bank, to it at 388 Greenwich Street, New York, New York 10013, attention: Thomas Marsden (telecopy: (212) 816-5402) (e-mail: thomas.a.marsden@citigroup.com), with a copy to (a) Prakash M.
               ------------------------------
     Chonkar         (telecopy:         (212)         723-5711)         (e-mail:
     prakash.m.chonkar@citigroup.com), and (b) Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, attention: Michael A. Becker, Esq. (telecopy: (212) 269-5420); and

          (x) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or its Administrative Questionnaire or in the
                --------------
     Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

     All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or electronic mail or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01. Each Loan Party and Lender hereunder agrees to notify the Administrative Agent and the U.K. Administrative Agent in writing promptly of any change to the notice information provided above or in Schedule
                                                                        --------
2.01.
----

     (b) The Loan Parties (jointly and severally to the extent legally permissible) shall forthwith on demand indemnify each Lender against any loss or liability which that Lender incurs (and that Lender shall not be liable to any Loan Party in any respect) solely as a consequence of:

          (i) any Person to whom any notice or communication under or in connection with this Agreement is sent by the relevant Borrower by telecopy failing to receive that notice or communication (unless directly caused by that Person's gross negligence or willful default); or

          (ii) any telecopy communication which reasonably appears to that Lender to have been sent by the relevant Borrower having in fact been sent by a Person other than such Borrower.

     SECTION  10.02.   Survival  of  Agreement.   All   covenants,   agreements,
                       -----------------------
representations and warranties made by the Loan Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders hereto and shall survive the making by the Lenders of the Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.15, 2.16,
2.17 and 10.05 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION  10.03.  Binding  Effect.  Subject to Section 4.01,  this Agreement
                      ---------------
shall become effective when it shall have been executed by each Loan Party and the Administrative Agent and the U.K. Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     SECTION 10.04.  Successors and Assigns.  (a) Whenever in this Agreement any
                     ----------------------
of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party (including any Affiliate of the Issuing Bank that issues any Letter of Credit). All covenants, promises and agreements by or on behalf of the Loan Parties, the Agents, the Syndication Agent, or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby), Participants to the extent provided herein (including in clause (f) below) and, solely to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Syndication Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided,
                                                                       --------
however,  that (i) except in the case of an  assignment  to a Lender or a Lender
-------
Affiliate or in connection with the initial syndication of the Commitments and Loans, the applicable Borrower must give prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or a Lender Affiliate, the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (iii) except in the case of an assignment to a Lender or a Lender Affiliate, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Applicable Agent) shall not be less than the Dollar Equivalent of $1.0 million in the case of Term B Loans and $2.0 million in the case of Revolving Loans and increments of $1.0 million in excess thereof (or (A) if the aggregate amount of the Commitment or Loans of the assigning Lender is a lesser amount, the entire amount of such Commitment or Loans, or (B) in any other case, such lesser amount as the applicable Borrower and the Applicable Agent otherwise agree), (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iv) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments and Loans, (v) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment required to be made pursuant to Section 2.20, the parties to each such assignment shall execute and deliver to the Applicable Agent an Assignment and Acceptance, together with a processing and recordation fee equal to the Dollar Equivalent of $3,500,

(vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent and the U.K. Administrative Agent an Administrative Questionnaire and (vii) the Revolving Euro Lenders may only make such assignment to a Person qualified to carry out banking activities in the European Union; provided, further, that any consent of the applicable Borrower otherwise
------------------
required under this paragraph shall not be required if a Default or an Event of Default has occurred and is continuing. Subject to acceptance and recording pursuant to paragraph (e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless otherwise determined by the Applicable Agent), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Fees accrued for its account and not yet paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Crown Holdings or any Subsidiary or the performance or observance by any Loan Party or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(v) such assignee will independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender; and (viii) Schedule
                                                                        --------
2.01 shall be deemed to be amended to reflect the  assigning  Lender  thereunder
----
and the assignee thereunder after giving effect thereto.

     (d) The Administrative Agent and the U.K. Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York and London, England, respectively, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). Except to the extent
                                            --------
inconsistent with Section 2.07(d), the entries in the Register shall be conclusive and the Borrowers, the Agents, the Syndication Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the applicable Borrower, the Issuing Bank and the Applicable Agent to such assignment, the Applicable Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

     (f) Each Lender may without the consent of the Borrowers, the Issuing Bank or the Applicable Agent sell participations to any Person (other than a natural person or a Borrower or any of a Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of its rights and obligations under this
 -----------
Agreement  (including  all or a portion of its Commitment and the Loans owing to
it);  provided,  however,  that  subject to the terms and  conditions  contained
      ------------------
herein, (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 2.15, 2.16 and 2.17 and the provisions of Section 5.01 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04, and (iv) the Borrowers, the Agents, the Syndication Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and, except as agreed to by the Euro Borrower as of the Effective Date, such Lender shall retain the sole right (which each Lender agrees will not be limited by the terms of any participation agreement or other agreement with a participant) to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents (other than, without the consent of the Participant, amendments, modifications or waivers described in the first proviso of Section 10.09(b) that affect such Participant (it being understood that with respect to the voting rights of any Participant agreed to by the Euro Borrower as of the Effective Date, such Lender's voting rights in respect of the non-participated portion of its commitment may be voted independently of such Participant's participation interest)). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19 as
               --------
though it were a Lender. In addition, each Participant shall be entitled to rely upon the representations and warranties of the Loan Parties set forth in this Agreement and in any other Loan Document (or any certificate to be delivered hereunder or thereunder).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to Crown Holdings and its Subsidiaries furnished to such Lender by or on behalf of any of the Loan Parties; provided
                                                                        --------
that, prior to any such disclosure of information designated by any Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute a confidentiality agreement in form and substance consistent with the provisions of Section 10.18.

     (h) Any Lender may (without consent of or notice to the Borrowers or the Administrative Agent) at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and any pledge or assignment to any holder, or trustee for or any representative of holders, of obligations owed or securities issued by such Lender, as security for such obligations or securities and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that (x) no such pledge or assignment of a security interest shall
--------
release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto and (y) any foreclosure or similar action shall be subject to this Section 10.04. In order to facilitate such a pledge or assignment, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

     (i) No Loan Party shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

     SECTION 10.05. Expenses;  Indemnity.  (a) Each Euro Loan Party (jointly and
                    --------------------
severally to the extent legally permissible) agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Agents and the Syndication Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel, counsel for the Administrative Agent, and any other U.S. and non-U.S. local counsel in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Joint Lead Arrangers, the Agents, the Syndication Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement (including their rights under this Section), the other Loan Documents or the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Agents, the Syndication Agent, the Joint Lead Arrangers, the Issuing Bank or any Lender; provided, however,
                                                             ------------------
that the Euro Loan Parties shall not be obligated to pay for expenses incurred by a Lender in connection with the assignment of Loans to an assignee Lender (except pursuant to Section 2.20) or the sale of Loans to a participant pursuant to Section 10.04.

     (b) Each Loan Party (jointly and severally to the extent legally permissible) agrees to indemnify the Agents, the Syndication Agent, the Joint Lead Arrangers, the Issuing Bank, each Lender, each Affiliate of any of the foregoing Persons and each of their respective Related Parties (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless
                  ----------
from, any and all losses, claims, damages, liabilities and related reasonable expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto or thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or Letters of Credit (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability or Environmental Claim related in any way to any Loan Party or its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be
               --------
available to the extent that such losses, claims, damages, liabilities or related reasonable expenses are finally judicially determined to have arisen by reason of the Indemnitee's gross negligence or willful misconduct.

     (c) To the extent that any Loan Party fails to promptly pay any amount to be paid by it to any Agent, the Syndication Agent, the Joint Lead Arrangers or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Joint Lead Arrangers or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the
                                          --------
time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (other than syndication expenses); provided that the
                                                             --------
unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined by the Administrative Agent (after
          --------
giving effect to the pro rata share of defaulting Lenders), based upon its share
                     --------
of the sum of the total Revolving Credit Exposures, outstanding Term B Loans and unused Commitments at the time.

     (d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the U.K. Administrative Agent or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.

     SECTION  10.06.  Right  of  Setoff.  If an  Event  of  Default  or Event of
                      -----------------
Termination shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any of and all the obligations of such Loan Party now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. In connection with exercising its rights pursuant to the previous sentence, a Lender may at any time use any of such Loan Party's credit balances with the Lender to purchase at the Lender's applicable spot rate of exchange any other currency or currencies which the Lender considers necessary to reduce or discharge any amount due by such Loan Party to the Lender, and may apply that currency or those currencies in or towards payment of those amounts. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Loan Parties and the Applicable Agent after making any such setoff.

     SECTION 10.07.  Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
                     --------------
(OTHER THAN AS EXPRESSLY SET FORTH IN SUCH OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 10.08.  Intercreditor  Agreements,  Security  Documents and Sharing
                     -----------------------------------------------------------
Agreement.  (a) Each Lender hereby  irrevocably  (for itself and its  assignees,
---------
participants and successors) authorizes the Administrative Agent to enter into the U.S. Intercreditor Agreement, the Receivables Intercreditor Agreement and each U.S. Security Document on behalf of and for the benefit of that Lender and its assignees, participants and successors, and agrees to be bound by the terms of the U.S. Intercreditor Agreement and each U.S. Security Document. Each Lender irrevocably (for itself and its assignees, participants and successors) agrees that the Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the U.S.
Intercreditor Agreements, the Receivables Intercreditor Agreement or the U.S. Security Documents without the prior consent of the Requisite Lenders; provided
                                                                        --------
that any release of all or substantially all of the U.S. Collateral shall require the prior consent of each Lender. Each Lender agrees irrevocably (for itself and its assignees, participants and successors) that it and its assignees, participants and successors shall not have any right individually to seek to realize upon the security granted by any U.S. Security Document, it being understood and agreed that such rights and remedies may be exercised by the U.S. Collateral Agent for the benefit of the Administrative Agent and the Lenders and the parties to the U.S. Intercreditor Agreement upon the terms of the U.S. Security Documents and the U.S. Intercreditor Agreement.

     (b) Each Term B Euro Lender and each Revolving Euro Lender hereby authorizes irrevocably (for itself and its assignees, participants and successors) the U.K. Administrative Agent to enter into the Euro Intercreditor Agreement and the Euro Security Documents on behalf of and for the benefit of that Lender and its assignees, participants and successors, and agrees to be bound by the terms of the Euro Intercreditor Agreement and the Euro Security Documents. Each Lender agrees that the U.K. Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Euro Intercreditor Agreement or the Euro Security Documents without the prior consent of the Requisite Lenders;

provided  that any release of all or  substantially  all of the Euro  Collateral
--------
shall require the prior consent of each Lender. Each Lender irrevocably (for itself and its assignees, participants and successors) agrees that it and its assignees, participants and successors shall not have any right individually to seek to realize upon the security granted by any Euro Security Document, it being understood and agreed that such rights and remedies may be exercised by the Euro Collateral Agent for the benefit of each Term B Euro Lender and each Revolving Euro Lender and the parties to the Euro Intercreditor Agreement upon the terms of the Euro Security Documents and the Euro Intercreditor Agreement.

     (c) Each Lender hereby authorizes the Administrative Agent, the U.K. Administrative Agent and each Collateral Agent to enter into the Sharing Agreement on behalf of and for the benefit of that Lender, and agrees to be bound by the terms of the Sharing Agreement. Each Lender agrees that the Administrative Agent and the U.K. Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Sharing Agreement without the prior written consent of the Requisite Lenders; provided, however, that notwithstanding the foregoing, (x)
                    ------------------
the Requisite Dollar Lenders may instruct the Administrative Agent to waive the occurrence of a Triggering Event or some or all of the consequences thereof under the Sharing Agreement or terminate the Sharing Agreement in accordance with its terms and (y) any amendment or modification of the Sharing Agreement that by its terms adversely affects the Term B Dollar Lenders and the Revolving Dollar Lenders, on the one hand, or the Term B Euro Lenders and the Revolving Euro Lenders, on the other hand, differently from the other Lenders shall require the prior written consent of the Requisite Dollar Lenders and the Requisite Euro Lenders, respectively.

     (d) Upon payment in full of all principal, interest and other amounts due hereunder and termination of the Commitments and all Letters of Credit hereunder and this Agreement and termination of and payment in full of any Bank Related Debt, at the request of the U.S. Borrower, the Administrative Agent shall request that the Sharing Agent (as defined in the Sharing Agreement) terminate the Sharing Agreement according to its terms.

     SECTION 10.09.  Waivers;  Amendment.  (a) No failure or delay of any Agent,
                     -------------------
the Issuing Bank or any Lender in exercising any power or right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below of this Section 10.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether an Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Requisite Lenders or, in the case of any other Loan Document (other than the Intercreditor Agreements, the Sharing Agreement and the Security Documents, which are governed by Section 10.08), pursuant to an agreement or agreements in writing entered into by the Applicable Agent and the Loan Party or Loan Parties or other Persons that are parties thereto, in each case with the consent of the Requisite Lenders; provided, however, that no such agreement
                                    ------------------
shall (i) decrease the principal amount of any Loan or LC Disbursement, or extend the final scheduled maturity date of the Loans or the dates for the payment of any interest on any Loan or the required date of reimbursement of any LC Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or LC Disbursement, or postpone the scheduled date of termination of any Commitment, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease the Commitment Fee or LC Fee of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.13, the provisions of this Section, the provisions of Section 10.08, the definitions of "Requisite Lenders", "Requisite Dollar Lenders" and "Requisite Euro Lenders" or any other provision of any Loan Document (other than the Intercreditor Agreements, the Sharing Agreement and the Security Documents, which are governed by Section 10.08) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder without the prior written consent of each Lender (or each Lender of such Class, as the case may be),

(iv) release any Loan Party from its Guarantee under Article IX or a Guarantee Agreement (except as expressly provided in this Agreement or such Guarantee Agreement or in connection with any sale of Equity Interests of a Subsidiary that is consented to by the Requisite Lenders), or limit its liability in respect of such Guarantee, without the written consent of each Lender, or (v) change any provisions of any Loan Document (other than the Intercreditor Agreements, the Sharing Agreement and the Security Documents, which are governed by Section 10.08) in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently from those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided, further, that no such agreement shall amend,
                         ------------------
modify or otherwise affect the rights or duties of any Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of such Agent or the Issuing Bank, as the case may be; provided, further, that (x)
                                                    ------------------
the consent of the Requisite Term B Dollar Lenders and the Requisite Term B Euro Lenders shall be required with respect to any amendment that changes the application of any optional or mandatory prepayments between the Classes of Term B Loans or between the Term B Loans and the Revolving Loans or to the remaining amortization payments under the Term B Loans, (y) the consent of the Requisite Revolving Dollar Lenders and the Requisite Revolving Euro Lenders shall be required with respect to any amendment after all Term B Loans have been repaid that changes the application of any optional or mandatory prepayments or commitment reductions between the Classes of Revolving Loans and (z) the consent of Revolving Lenders representing more than 50% of the outstanding Revolving Credit Commitments and Revolving Credit Exposure shall be required with respect to any amendment, modification, supplement or waiver during the continuation of a Default or when the conditions in Section 4.02 to any Revolving Credit Borrowing cannot be satisfied of any condition precedent in Section 4.02 to any Revolving Credit Borrowing. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Loan Parties, the Requisite Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

     (c) A Revolving Lender may allocate any proportion of its Revolving Credit Commitment or Revolving Credit Exposure with respect to any waiver, amendment, modification, consent or any other action pursuant to this Section 10.09 or any other Loan Document in order to vote separate portions thereof differently with respect thereto.

     (d) Notwithstanding the foregoing, upon the request of the Euro Borrower and with the written consent of each Revolving Euro Lender, this Agreement may be amended to provide for the making of Revolving Euro Loans in additional approved currencies to be made to the Euro Borrower or approved Subsidiaries of the Euro Borrower on the terms set forth in such amendment.

     (e) Notwithstanding anything in this Section 10.09 to the contrary, if the syndication of the Facilities provided by this Agreement has not been completed on the Effective Date and the Administrative Agent and the Syndication Agent determine that changes to the terms of this Agreement are advisable in order to ensure a successful syndication of such Facilities, this Agreement may be amended to the extent provided in the commitment letter dated January 27, 2003 between CCSC, the Administrative Agent and the Syndication Agent. With respect to such changes, the Loan Parties and the Lenders agree that, notwithstanding anything to the contrary in this Section 10.09 or otherwise, no consent of the Loan Parties to amend or modify the terms of this Agreement or any other Loan Document as provided in the previous sentence is required and no consent of any Lender is required to amend or modify the terms of this Agreement or any other Loan Documents as provided in the previous sentence so long as such amendments and modifications will not adversely affect the Lenders.

     SECTION  10.10.  Interest Rate  Limitation.  (a)  Notwithstanding  anything
                      -------------------------
herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the
                                                     -------
maximum lawful rate (the "Maximum Rate") which may be contracted  for,  charged,
                          ------------
taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     (b) In order to fulfill the obligations of articles L.313-1 and L.313-2 of the French consumer code ("Code de la Consommation"), Citibank International plc
                           -----------------------
represents to the Euro Borrower, who accepts such representation, that the effective global rate ("taux effectif global") calculated in accordance with the
                        --------------------
articles referred to above, on the basis of a 360-day year, is 6.9555% per annum in respect of Term B Euro Loans and 5.33625% in respect of Revolving Euro Loans. The effective global rate ("taux effectif global") was calculated on the basis
                             ---------------------
of utilization of the total Revolving Euro Commitments and the Term B Euro Commitments on February 26, 2003, and LIBO Rate for an Interest Period of one month on February 24, 2003 of 2.7055%, in the case of Term B Euro Loans, and 1.33625%, in the case of Revolving Euro Loans. Given the floating nature of such Loans, such rate is given on an indicative basis as of the Effective Date only and shall not be binding on the Lenders in the future.

     SECTION  10.11.  Entire  Agreement.  This  Agreement  and  the  other  Loan
                      -----------------
Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the commitment letter and the fee letter dated as of January 28, 2003 between CCSC and the Administrative Agent and the Syndication Agent shall survive and be in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 10.12.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES,  TO
                     --------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

     SECTION 10.13. Severability. In the event any one or more of the provisions
                    ------------
contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 10.14. Counterparts. This Agreement may be executed in counterparts
                    ------------
(and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION  10.15.  Headings.  Article and Section  headings  and the Table of
                      --------
Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 10.16.  Jurisdiction;  Consent to Service of Process. (a) Each Loan
                     --------------------------------------------
Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agents, the Syndication Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Loan Party or its properties in the courts of any jurisdiction.

     (b) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     (d) By the execution and delivery of this Agreement, the Euro Borrower and each Subsidiary Borrower acknowledges that it has by separate written instrument, designated and appointed CT Corporation System, 1633 Broadway, New York, N.Y. 10019 (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Loan Documents that may be instituted in any federal or state court in the State of New York.

     (e) The Euro Borrower and each Subsidiary Borrower, to the extent that it has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property or assets, hereby waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Loan Documents (it being understood that the waivers contained in this paragraph (e) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976, as amended, and are intended to be irrevocable and not subject to withdrawal for the purposes of such Act).

     SECTION 10.17. Judgments Relating to Euro Borrower. (a) If, for the purpose
                    -----------------------------------
of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

     (b) The obligations of the Euro Borrower and each Subsidiary Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment
                      -------------------
in a currency (the  "Judgment  Currency")  other than the currency in which such
                     ------------------
sum is stated to be due hereunder (the "Agreement Currency"), be discharged only
                                        ------------------
to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss; provided that if the
                                                            --------
amount of the Agreement Currency so purchased exceeds the sum originally due to the Applicable Creditor, the Applicable Creditor agrees to remit such excess to the Euro Borrower. The obligations of the Euro Borrower contained in this
Section 10.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

     SECTION  10.18.  Confidentiality.  (a) The Loan Parties,  the Lenders,  the
                      ---------------
Administrative Agent and the Syndication Agent hereby agree that each of the Loan Parties, the Lenders, the Administrative Agent and the Syndication Agent and each of their respective officers, directors, employees, agents, accountants, attorneys and other advisors are, and have been from the commencement of discussions with respect to the facilities established by this Agreement (the "Facilities"), permitted to disclose to any and all Persons,
                  ----------
without limitation of any kind, the structure and "tax aspects" (as such terms are used in Code Sections 6011, 6111 and 6112 and the regulations promulgated thereunder) of the Facilities, and all materials of any kind (including opinions or other tax analyses) that are or have been provided to the Loan Parties, such Lender, the Administrative Agent or the Syndication Agent related to such structure and tax aspects. In this regard, each of the Loan Parties, the Lenders, the Administrative Agent and the Syndication Agent acknowledges and agrees that its disclosure of the structure or tax aspects of the Facilities is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Loan Parties, the Lenders, the Administrative Agent and the Syndication Agent acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Facilities is limited in any other manner (such as where the Facilities are claimed to be proprietary or exclusive) for the benefit of any other Person. To the extent that disclosure of the structure or tax aspects of the Facilities by the Loan Parties, the Administrative Agent, the Syndication Agent or the Lenders is limited by any existing agreement between the Loan Parties, the Administrative Agent, the Syndication Agent or the Lenders, such limitation is agreed to be void ab initio and such agreement is
                                                ---------
hereby amended to permit disclosure of the structure and tax aspects of the Facilities as provided in this paragraph (a).

     (b) Subject to paragraph (a) of this Section 10.18, none of the Administrative Agent, the Syndication Agent nor any Lender may disclose to any Person any confidential, proprietary or non-public information of the Loan Parties furnished to the Administrative Agent, the Syndication Agent or the Lenders by the Loan Parties (such information being referred to collectively herein as the "Loan Party Information"), except that each of the Administrative
               ----------------------
Agent, the Syndication Agent and the Lenders may disclose Loan Party Information
(i) to its and its affiliates' employees, officers, directors, agents, accountants, attorneys and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Loan Party Information and instructed to keep such Loan Party Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.18(b), to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) to the extent such Loan Party Information (A) is or becomes generally available to the public on a nonconfidential basis other than as a result of a breach of this
Section 10.18(b) by the Administrative Agent, the Syndication Agent or such Lender, or (B) is or becomes available to the Administrative Agent, the Syndication Agent or such Lender on a nonconfidential basis from a source other than the Loan Parties and (viii) with the consent of the Loan Parties. Nothing in this provision shall imply that any party has waived any privilege it may have with respect to advice it has received.

               SECTION 10.19. SSB Direct Website Communications.
                              ---------------------------------

     (a) Delivery. (i) Each Loan Party hereby agrees that it will provide to the
         --------
Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the "Communications"),
 --------------
by transmitting the Communications in an electronic/soft medium and in a format acceptable to the Administrative Agent to oploanswebadmin@ssmb.com. In addition,
                                          ------------------------
each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement but only to the extent requested by the Administrative Agent. Receipt of the Communications by the Administrative Agent at the e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement and any other Loan Documents. Nothing in this Section
10.19 shall prejudice the right of the Agents, the Syndication Agent, the Joint Lead Arrangers or any Lender to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

     (ii) Each  Lender  agrees  that  receipt of e-mail  notification  that such
Communications have been posted pursuant to paragraph (b) below at the e-mail address(es) set forth on Schedule 2.01 opposite such Lender's name or pursuant
                          --------------
to the notice provisions of any assignment and acceptance agreement shall constitute effective delivery of the Communications to such Lender for purposes of this Agreement and any other Loan Document. Each Lender further agrees to notify the Administrative Agent in writing (including by electronic communication) promptly of any change in its e-mail address or any extended disruption in its internet delivery services.

     (b) Posting.  Each Loan Party further agrees that the Administrative  Agent
         -------
may make the Communications available to the Lenders by posting the Communications on "e-Disclosure" (the "Platform"), the Administrative Agent's
                                        --------
internet delivery system that is part of SSB Direct, Global Fixed Income's primary web portal (the "Primary Portal"). The Primary Portal is secured with a
                         --------------
dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis. Each Loan Party acknowledges that the distribution of Communications through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution

     (c) The Communications transmitted pursuant to this Section 10.19 and the Platform are provided "as is" and "as available." Neither the Administrative Agent nor any of its Related Parties warrants the accuracy, adequacy or completeness of the Communications or the Platform and each Citigroup Party expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Citigroup Party in connection with the Communications or the Platform.

     (d) Termination.  The provisions of this Section 10.19 shall  automatically
         -----------
terminate on the date that Citicorp North America, Inc. or any of its Affiliates ceases to be the Administrative Agent under this Agreement.

     SECTION 10.20.  Euro Collateral  Agent as Joint Creditor.  Each of the Loan
                     ----------------------------------------
Parties and each of the Lenders agree that the Euro Collateral Agent (and any agent or sub-agent of the Euro Collateral Agent) shall be a joint creditor (together with the relevant Lender) of each and every obligation of the Loan Parties toward each of the Lenders under or in connection with the Loan Documents, and that accordingly the Euro Collateral Agent (and any agent or sub-agent of the Euro Collateral Agent) will have its own independent right to demand performance by the Loan Parties of those obligations. However, any discharge of any such obligation to the Euro Collateral Agent or the relevant Lender shall, to the same extent, discharge the corresponding obligation owing (or any agent or sub-agent of the Euro Collateral Agent) to the other.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     CROWN HOLDINGS, INC., as Parent Guarantor


                                     By:    /s/ Alan W. Rutherford
                                           -------------------------------
                                           Name:  Alan W. Rutherford
                                           Title: Executive Vice President
                                                  & Chief Financial Officer




                                     By:    /s/ Rosemary M. Haselroth
                                           --------------------------------
                                           Name:  Rosemary M. Haselroth
                                           Title: Assistant Secretary


                                     CROWN INTERNATIONAL HOLDINGS, INC.,
                                          as Parent Guarantor


                                     By:    /s/ Michael B. Burns
                                           ---------------------------------
                                           Name:  Michael B. Burns
                                           Title: Vice President & Treasurer


                                     CROWN CORK & SEAL COMPANY, INC.,
                                          as Parent Guarantor


                                     By:    /s/ Alan W. Rutherford
                                           ----------------------------------
                                           Name:  Alan W. Rutherford
                                           Title: Executive Vice President
                                                    & Chief Financial Officer




                                     By:    /s/ Rosemary M. Haselroth
                                           ---------------------------------
                                           Name:  Rosemary M. Haselroth
                                           Title: Assistant Secretary

                                     CROWN CORK & SEAL AMERICAS, INC.,
                                          as the U.S. Borrower


                                     By:    /s/ Michael B. Burns
                                           ---------------------------------
                                           Name:  Michael B. Burns
                                           Title: Vice President & Treasurer


                                    CROWN EUROPEAN HOLDINGS S.A.,
                                          as the Euro Borrower and Guarantor


                                    By:    /s/ Alan W. Rutherford
                                          -----------------------------------
                                          Name:  Alan W. Rutherford
                                          Title: Administrateur


                                    CROWN UK HOLDINGS LIMITED,
                                         as U.K. Borrower


                                    By:    /s/ Alan W. Rutherford
                                          -----------------------------------
                                          Name:  Alan W. Rutherford
                                          Title: Director


                                    CARNAUDMETALBOX DEUTSCHLAND GMBH,
                                        as German Borrower


                                    By:    /s/ Thilo Winkeler
                                          ----------------------------------
                                          Name:  Thilo Winkeler
                                          Title:

                                    CITICORP NORTH AMERICA, INC.,
                                        as Administrative Agent and as Lender


                                    By:    /s/ Arnold Y. Wong
                                          ----------------------------------
                                          Name:  Arnold Y. Wong
                                          Title: Vice President


                                    CITIBANK INTERNATIONAL plc,
                                        as U.K. Administrative Agent and Lender


                                    By:    /s/ Paul Gibbs
                                          ---------------------------------
                                          Name:  Paul Gibbs
                                          Title: Vice President


                                    DEUTSCHE BANK SECURITIES INC.,
                                        as Syndication Agent and Joint
                                           Lead Arranger and Joint Bookrunner


                                    By:    /s/ Thomas Cole
                                          ----------------------------------
                                          Name:  Thomas Cole
                                          Title: Managing Director


                                    By:    /s/ Mark Eplin
                                          ----------------------------------
                                          Name:  Mark Eplin
                                          Title: Managing Director


                                    SALOMON SMITH BARNEY INC.,
                                        as Syndication Agent, Joint Lead
                                           Arranger and Joint Bookrunner


                                    By:    /s/ Arnold Y. Wong
                                          ----------------------------------
                                          Name:  Arnold Y. Wong
                                          Title: Director

                                  ABN AMRO INCORPORATED , as Joint Bookrunner


                                  By:    /s/ John Finan
                                        -----------------------------------
                                        Name:  Jon Finan
                                        Title: Managing Director


                                  ABN AMRO BANK N.V., as Documentation Agent


                                  By:    /s/ James S. Kreitler
                                        ------------------------------------
                                        Name:  James S. Kreitler
                                        Title: Senior Vice President




                                  By:    /s/ Todd J. Miller
                                        ------------------------------------
                                        Name:  Todd J. Miller
                                        Title: Assistant Vice President


                                  DEUTSCHE BANK AG, New York Branch,  as Lender


                                  By:    /s/ Mary Kay Coyle
                                        ------------------------------------
                                        Name:  Mary Kay Coyle
                                        Title: Managing Director


                                  ABN AMRO BANK N.V., as Lender


                                  By:    /s/ James S. Kreitler
                                        ------------------------------------
                                        Name:  James S. Kreitler
                                        Title: Senior Vice President

                                  By:    /s/ Todd J. Miller
                                        ------------------------------------
                                        Name:  Todd J. Miller
                                        Title: Assistant Vice President



                                  CREDIT AGRICOLE INDOSUEZ, as Lender


                                  By:    /s/ Frederik W. Aase
                                        ------------------------------------
                                        Name:  Frederik W. Aase
                                        Title: Vice President




                                  By:    /s/ Jean Flecheux
                                        ------------------------------------
                                        Name:  Jean Flecheux
                                        Title: First Vice President


                                  THE FOOTHILL GROUP, INC., as Lender


                                  By:    /s/ Sean T. Dixon
                                        ------------------------------------
                                        Name:  Sean T. Dixon
                                        Title: Vice President


                                  FOOTHILL INCOME TRUST, L.P., as Lender

                                  By: FIT GP, LLC, Its Gen Partner


                                  By:    /s/ Sean T. Dixon
                                       -------------------------------------
                                       Name:   Sean T. Dixon
                                       Title:  Managing Member



                                      JEFFERIES GROUP, INC., as Lender



                                      By:    /s/ Joseph Schenk
                                            --------------------------------
                                            Name:   Jospeh Schenk
                                            Title:  Executive Vice President
                                                      & Chief Financial Officer

                                      GREENWICH INTERNATIONAL LTD., as Lender



                                      By:    /s/ Kevin Cavanaugh
                                            --------------------------------
                                            Name:   Kevin Cavanaugh
                                            Title:  Vice President



                                      NATEXIS BANQUES POPULAIRES,  as Lender



                                      By:    /s/ Timothy W. Busler
                                           ---------------------------------
                                           Name:  Timothy W. Busler
                                           Title: Vice President



                                      By:    /s/ J. M. Cerezo
                                            -------------------------------
                                            Name:   J. M. Cerezo
                                            Title:  Vice President